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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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United States Steel Corporation

2020 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

April 28, 2020
8:00 a.m. Eastern Time

DEAR FELLOW U. S. STEEL STOCKHOLDERS:

On behalf of the Board of Directors, thank you for your investment in U. S. Steel and the trust you have placed in us to oversee your interests in our corporation. 2019 was a turning point year for U. S. Steel. We made significant progress to advance our strategy of becoming a "best of both" world competitive company. We maintained focus on executing this strategy even as market conditions turned against us. Thanks to the engagement, dedication and hard work of our employees, we remain focused on improving our business by investing in new technologies, our assets and our people.

But, this year we did more than take steps to improve our business – we took actions to fundamentally change our business model so we are better positioned to respond to market conditions that are outside our control. We remain steadfast in our commitment to deliver high quality products and service to our customers and to deliver long-term value to our stockholders by pursuing the right corporate strategy, prudent risk management, effective corporate governance, and attracting and retaining high-performing talent.

The Board of Directors is constructively engaged with management in our overall strategy, business priorities and opportunities to create long-term stockholder value. This past year we welcomed John Faraci and Michael McGarry to our Board – both bring diverse professional expertise that aligns with our corporate strategy and business needs. The Board is also pleased to recommend Jeh Johnson's nomination this year to add expertise in risk management, cybersecurity oversight and public policy.

Executing our "Best of Both" Strategy to Build a World Competitive Company

U. S. Steel is uniquely positioning itself to deliver superior products to our customers by uniting the most advantageous elements of the integrated and mini mill steel making technologies. We took many steps forward in our "best of both" strategy, but none more important than the announcement of a $1.5 billion investment in advanced endless casting and rolling technology at our Mon Valley Works and our minority investment in Big River Steel, which operates the most advanced mini mill and first LEED certified steel mill in North America. Successful execution of these two actions (including ultimately acquiring full ownership of Big River Steel), along with our previously announced investments to upgrade our Gary Works hot strip mill, will establish U. S. Steel as an industry leader in sustainable steel solutions. We are purposeful and deliberate on our path to make the investments needed to become the best customer-focused steel company.

Dedication to Safety and Environmental Stewardship

Over the past year, we continued our outstanding safety performance and built on our best in class safety program. Last year we significantly outperformed all peer industry benchmarks, including the Bureau of Labor Statistics and the American Iron and Steel Institute, and set a company record for best Days Away From Work performance. We will remain vigilant to continue the outstanding progress we see in our safety record.

We made significant environmental improvements in 2019. As a demonstration of our commitment to environmental stewardship, we announced a target to reduce greenhouse gas emissions intensity by 20% by 2030 compared to a 2018 baseline. This bold goal aligns with our strategy to focus more technology investments on sustainable development and sets us apart as a leader in the steel industry.

Investing in our Workforce and Communities

We are making progress in our continued efforts to facilitate a more inclusive and diverse culture. In 2019 we announced a series of enhanced and industry-leading inclusive employee benefits as part of our pursuit to be a workplace of choice for talented employees. The Human Rights Campaign® Corporate Equality Index recognized these efforts and awarded U. S. Steel a perfect "100" rating for the first time in company history. We believe our business thrives when we are engaged and involved in the communities where we make steel. This year we intensified this effort, including entering into a partnership with the NFL's Pittsburgh Steelers to bring STEM education resources to local schools surrounding our Mon Valley Works. We know that commitment to our employees and the communities where we live and work is essential to strengthen one of our greatest strategic assets – our people.

Your Vote Matters

I encourage you to read the accompanying proxy statement for more information about U. S. Steel and vote your shares on the proposals discussed in line with the recommendations made by our Board of Directors. Your support is important to the future of our corporation. In closing, thank you for your interest in U. S. Steel. As we look toward the future, we know that the actions we are taking now will make U. S. Steel better for our many stakeholders, including our customers, suppliers, employees, communities and all of you, our stockholders. Our commitment to creating real, sustainable value for you is as strong as the products we make every day. Now let's get back to work – safely building a more secure future for all our stakeholders.

Sincerely, David B. Burritt

U. S. Steel Tower I 600 Grant Street I Pittsburgh, PA 15219

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

When: Tuesday, April 28, 2020, 8:00 a.m. Eastern Time

Where: U. S. Steel Tower, 600 Grant Street, 16th Floor, Pittsburgh, PA 15219

Items of Business:
Stockholders are being asked to vote on the following proposals:

Proposal 1: To elect thirteen directors nominated by our Board of Directors

Proposal 2: To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers

Proposal 3: To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation's independent public registered accounting firm

Proposal 4: To approve the Amended and Restated 2016 Omnibus Incentive Compensation Plan, which is being amended to request additional shares

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be held on Tuesday, April 28, 2020: our Proxy Statement and 2019 Annual Report are available free of charge on our website at ussteel.com/investors/ reports-filings or www.proxyvote.com.

How to Vote: Your Vote Matters

ONLINE	BY MAIL
Visit www.proxyvote.com and use the control number that appears on your proxy card when you access the webpage.	Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.

TELEPHONE	IN PERSON

If your shares are held in the name of a broker, bank or other nominees, follow the telephone voting instructions provided on your voting instruction card. If your shares are registered in your name, call 1-800-690-6903 and follow the telephone voting instructions. You will need the control number that appears on your proxy.
You may attend the annual meeting in person and vote by ballot. Admission to the Annual Meeting will be limited to persons who are listed on United States Steel Corporation's records as stockholders or have proof of beneficial ownership as of March 2, 2020 (the "record date").

This proxy statement is provided in connection with a solicitation of proxies by the Board of Directors of United States Steel Corporation (the "Board") to be used at the Annual Meeting of Stockholders to be held on Tuesday, April 28, 2020 at 8:00 a.m., Eastern Time, and at any adjournment or postponement thereof (the "Annual Meeting"). This proxy statement is first being provided to our stockholders on or about March 13, 2020.

Your vote is important and you are encouraged to vote promptly whether or not you plan to attend the 2020 Annual Meeting of Stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

Duane D. Holloway
Senior Vice President, General Counsel, Chief Ethics &
Compliance Officer and Corporate Secretary
March 13, 2020

PROXY STATEMENT TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains information that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words "believe," "expect," "intend," "estimate," "anticipate," "project," "target," "forecast," "aim," "should," "will" and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Corporation's beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Corporation's control. It is possible that the Corporation's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Corporation's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, and those described from time to time in our future reports filed with the Securities and Exchange Commission. References to "we," "us," "our," the "Corporation," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries.

    United States Steel Corporation   |  2020 Proxy Statement     |     i

PROXY SUMMARY

ABOUT U. S. STEEL

United States Steel Corporation is an integrated steel producer of flat-rolled and tubular products with major production operations in the United States and Europe. U. S. Steel has annual raw steel production capability of 22.0 million net tons, and supplies customers throughout the world.

Flat-rolled	Operations: Manufacturer of flat rolled steel products with vertically integrated iron ore and coke production.
End Markets: Automotive, appliances, containers, construction, electrical, packaging, industrial equipment, service centers, and converters

Tubular	Operations: Manufacturer of welded and seamless tubular products, as well as premium and semi-premium connections. Products include Oil Country Tubular Goods (OCTG) and line pipe.
End Markets: Energy markets and construction

Europe	Operations: Manufacturer of flat rolled steel products with vertically integrated coke production.
End Markets: Automotive, appliances, electrical, packaging, containers, construction, service centers and conversion

EXECUTING OUR STRATEGY TO CREATE LONG-TERM STOCKHOLDER VALUE

Our strategy is to create long-term stockholder value by pursuing a business model that is resilient to market volatility and is profitable through the business cycle. We have defined this approach as our "best of both" model, which combines the capability advantages of integrated mills with the flexibility and cost benefits of mini mills.

•
Competitive assets with distinct advantages deploying fit for purpose processes

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Long-term cash flow generation through higher earnings and lower sustaining capex

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Variable cost structure that drives through cycle cash generation

We took significant steps in 2019 to execute on this strategic vision and transform our business model. In 2019, we announced a series of cornerstone investments that form the foundation of our "best of both" strategy, including:

•

Announcing a $1.5 billion investment in our Mon Valley Works facility to build a world class endless casting and rolling line

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Completing the acquisition of a minority ownership interest in Big River Steel, North America's first LEED certified mini mill, with an option to purchase the remaining ownership interests within four years

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Restarting the construction of an electric arc furnace at our Fairfield Works facility, which will enable efficient self-production of rounds for our seamless tubular products

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Investment of nearly $500 million in the hot strip mill at our Gary Works facility to position it as a competitively advantaged asset that delivers better customer value

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Began investment in a new dynamo line for our European operations that will enable production of sophisticated silicon grades of non-grain oriented electrical steels to support increased demand in vehicles and generators

These investments build on the important revitalization efforts that we began in 2017 and, once complete, will significantly improve our operating performance and transform our ability to be flexible, efficient and profitable even in the face of market headwinds. These investments establish a new foundation to drive future profitable growth and ultimately will center our business around three core market-leading, differentiated and technologically advanced North American Flat-rolled assets. Our future footprint will provide our customers with the sustainable state-of-the-art steel solutions they need to solve their most challenging problems. From light weighting our vehicles to protecting our sources of energy, we are truly transforming the capabilities we have to enhance how and what we sell to our customers.

ii     |    United States Steel Corporation   |  2020 Proxy Statement

PROXY SUMMARY

2019 PERFORMANCE AT A GLANCE

The continued focus of our executive team and employees on our long-term strategic goals of transforming our business by investing in advanced technology, optimizing our balance sheet to support our strategy, enhancing operating efficiency and reliability, and ensuring we have a talented and diverse workforce to lead and execute our business plans, was evidenced by many achievements in 2019, and we strive for greater achievement in the year ahead.

Record Setting Safety Performance	➢	All-time best days away from work (DAFW) safety performance
o OSHA DAFW rate of 0.10, which is seven times better than the industry average reported by the U.S. Bureau of Labor Statistics (BLS)
o U. S. Steel's Tubular Operations and U. S. Steel Košice each completed the year with zero DAFW cases
	➢	Improved Total OSHA Recordable injury rate, which was nearly three times better than the BLS industry average of 2.7
	➢	Best contractor DAFW safety performance since 2009 (when measurement began)
	➢	Longest fatality-free streak since measurement began
Executing Against our Strategic Priorities	➢	Acquired 49.9% ownership stake in Big River Steel, the world's first LEED certified mini mill, for approximately $700 million
	➢	Announced $1.5 billion investment to construct a new endless casting and rolling line at lowest cost mill to increase capability for our customers
	➢	Achieved project milestones for construction of electric arc furnace at our Tubular facility, expected to be completed in 2020
	➢	Announced new organizational structure focused on commercial, technological and manufacturing excellence to better support customers
	➢	Increased market share in high-margin strategic markets
	➢	Improved quality and delivery performance to customers
➢
Successfully raised approximately $1.1 billion in incremental capital and ended the year with liquidity of approximately $2.3 billion, including $749 million of cash to support execution of our "best of both" strategy
Delivering Long-Term Value to our Stockholders	➢	Achieved the best cash conversion cycle time among our peers, demonstrating focus on cash efficiency
	➢	Achieved adjusted EBITDA of $711 million in the face of an approximately 35% decline in steel prices over the course of the year and other market headwinds
	➢	Returned nearly $100 million to our stockholders through dividends and stock repurchases
Demonstrating our Commitment to Environmental Stewardship	➢	Announced a plan to reduce greenhouse gas emissions intensity by 20% by 2030, compared to a 2018 baseline, in a manner directly aligned with our corporate strategy
Investing in our People and our Community	➢	Announced enhanced industry-leading inclusive benefits package
	➢	Achieved perfect "100" score by the Human Rights Campaign® Corporate Equality Index and named to Forbes 2000 World's Best Employers
	➢	Reinvigorated community engagement fund and employee resources groups
	➢	Implemented enhanced professional development throughout the organization

    United States Steel Corporation   |  2020 Proxy Statement     |     iii

PROXY SUMMARY

OVERVIEW OF VOTING MATTERS

Stockholders are being asked to vote on the following matters at the 2020 Annual Meeting of Stockholders:

Board Recommendation

Proposal 1. Election of Directors (page 1)	FOR each Nominee

Proposal 2. Advisory Vote on the Compensation of Named Executive Officers (page 23)	FOR

Proposal 3. Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm (page 62)	FOR

Proposal 4. Approval of the Amended and Restated 2016 Omnibus Incentive Compensation Plan (page 64)	FOR

ELECTION OF DIRECTORS (PAGE 1)

The Board is composed of a diverse mix of highly experienced individuals who oversee the Corporation's strategy and business performance. The Board recommends a vote FOR each of the thirteen nominees listed below. All of the nominees, other than Mr. Johnson, are currently serving as directors.

Director Nominee	Age	Director Since	U. S. Steel Committees*	Other Public Company Boards

David B. Burritt President and CEO, United States Steel Corporation	64	2017	• Executive	1

Patricia Diaz Dennis Ret. SVP & Assistant General Counsel, AT&T	73	2015	• Compensation & Organization • Corporate Governance & Sustainability	2

Dan O. Dinges Chairman, President and CEO, Cabot Oil & Gas Corporation	66	2010	• Compensation & Organization (Chair)	1

John J. Engel	58	2011	• Compensation & Organization	1
Chairman, President and CEO, WESCO International, Inc.			• Corporate Governance & Sustainability

John V. Faraci	70	2019	• Audit	3
Ret. Chairman and CEO, International Paper Co.			• Compensation & Organization

Murry S. Gerber Ret. Chairman and CEO, EQT Corporation	67	2012	• Audit (Chair)	2

Stephen J. Girsky Managing Partner, VectoIQ	57	2016	• Corporate Governance & Sustainability (Chair)	2

Jeh C. Johnson	62	—		1
Partner, Paul, Weiss, Rifkind, Wharton & Garrison LLP

Paul A. Mascarenas	58	2016	• Audit	3
Ret. Chief Technical Officer, Ford Motor Company			• Corporate Governance & Sustainability

Michael H. McGarry	62	2019	• Audit	1
Chairman & CEO, PPG Industries			• Compensation & Organization

Eugene B. Sperling	61	2017	• Audit	0
President, Sperling Economic Strategies			• Corporate Governance & Sustainability

David S. Sutherland(Chairman of the Board)	70	2008	• Executive	2
Ret. President and CEO, IPSCO, Inc.

Patricia A. Tracey Ret. VP, Homeland Security and Defense Services, HP Enterprise Services	69	2007	• Audit • Corporate Governance & Sustainability	0

*    as of March 10, 2020

iv     |     United States Steel Corporation   |  2020 Proxy Statement

PROXY SUMMARY

SNAPSHOT OF 2020 DIRECTOR NOMINEES

Our Director nominees possess skills and experience aligned to our current and future strategy and business needs, and demonstrate a high degree of integrity, ability to exercise sound judgment and an understanding of corporate governance and best practices. Annual Board evaluations also include an assessment of whether the Board has an appropriate mix of skills, experience and other characteristics.

    United States Steel Corporation   |  2020 Proxy Statement     |     v

PROXY SUMMARY

CORPORATE GOVERNANCE (PAGE 10)

The Corporation is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability, and helps build public trust in the Corporation. Our governance highlights include:

✓
Annual election of directors
✓
12 of our 13 director nominees are independent, including the Chairman of the Board
✓
Independent Audit, Compensation & Organization, and Corporate Governance & Sustainability committees
✓
Regular executive sessions of independent directors
✓
Robust risk oversight by full Board and committees
✓
Annual Board and committee self-evaluations
✓
Executive compensation driven by pay-for-performance philosophy
✓
Active Board refreshment approach to ensure Board composition aligns with corporate strategy
✓
Proxy access right in line with market standards
✓
Stock ownership and holding guidelines for directors and executives
✓
A robust Code of Ethical Business Conduct that is based on the Corporation's S.T.E.E.L. Principles
✓
Annual stockholder engagement
✓
Best in class compliance commitment
✓
Regular review of CEO and senior management succession planning
✓
Ability of our Board and its committees, at their sole discretion, to hire independent advisors, including counsel, at the Corporation's expense

vi     |     United States Steel Corporation   |  2020 Proxy Statement

PROXY SUMMARY

EXECUTIVE COMPENSATION (PAGE 24)

The goal of our executive compensation program is to attract, reward and retain leaders who create long-term value for our stockholders by delivering on objectives that support the Corporation's long-term strategy. Appropriately motivating and incentivizing our leadership team to ensure continuity through the strategic transformation is a top priority of the compensation program. To meet this objective and to align our executives' interests with those of our stockholders, most of the executive 2019 target compensation was awarded in equity, a significant portion of our CEO's compensation is "at risk," and total target compensation is aligned at a level competitive with our peer group.

2019 CEO Compensation Decisions and Results

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Majority of CEO target compensation is performance-based and "at risk"

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2019 target compensation mix consistent with prior year's target compensation mix; total target direct compensation aligned with peer group median

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Below target annual incentive and long-term incentive payouts correlate with performance against rigorous goals

Compensation Governance Practices

The Compensation & Organization Committee (the "Compensation Committee"), which consists solely of independent directors, has implemented the following best practices with respect to executive compensation:

WHAT WE DO	WHAT WE DON'T DO

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Consider results of "say on pay" votes when making compensation decisions

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Regularly engage with our stockholders about our executive compensation program

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Align pay and performance

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Cap annual and long term incentive awards, including when TSR is negative

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Utilize an independent compensation consultant

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Require significant stock ownership of executive officers

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Utilize a market based approach (competitive within our peer group) for determining NEO target pay levels

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Require a "double trigger" for change in control severance

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Provide for clawback of incentive awards if our financial statements are restated

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Annually review risks associated with our compensation programs

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Pay excise tax gross ups for change in control payments

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Guarantee minimum payout of annual or long-term performance awards

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Reprice options

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Allow directors or employees to engage in hedging transactions, short sales or pledging of our common stock

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Allow dividends or dividend equivalents on unearned RSUs or performance shares

    United States Steel Corporation   |  2020 Proxy Statement     |     vii

Proposal 1: Election of Directors

At the Annual Meeting, thirteen director nominees are up for election for a one-year term. Each nominee elected will serve until our next annual meeting of stockholders. All of the nominees, other than Mr. Johnson, are presently members of the Board of Directors. Mr. Johnson's nomination was recommended by an incumbent director. Mr. McGarry was elected to the Board of Directors in July 2019 by the Board to fill a vacancy. The Board is recommending that all thirteen nominees be elected.

Except in the case of contested elections, each director nominee is elected if a majority of the votes are cast for that director's election. The term "a majority of the votes cast" means that the number of votes cast "for" a director's election exceeds the number of votes cast "against" the director's election, with abstentions and broker non-votes not counted as votes cast either "for" or "against" the director's election. A "contested election" is one in which the number of nominees exceeds the number of directors to be elected at the meeting.

If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board until the director's successor is duly elected and qualified or until the director's earlier resignation or removal. Under our by-laws, in order for any incumbent director to become a nominee for election by the stockholders as a director, that director must tender an irrevocable offer to resign from the Board of Directors, contingent upon acceptance of such offer of resignation by the Board of Directors, if the director fails to receive a majority of the votes cast in an election that is not a contested election. If an incumbent director fails to receive a majority of the votes cast in an election that is not a contested election, the Corporate Governance & Sustainability Committee, or such other independent committee designated by the Board of Directors, must make a recommendation to the Board of Directors as to whether to accept or reject the offer of resignation of the incumbent director, or to take other action.

The Board of Directors must act on the offer of resignation, taking into account the committee's recommendation, within 90 days following certification of the election results. Each of the Corporate Governance & Sustainability Committee, in making its recommendation, and the Board of Directors, in making its decision, may consider such factors and other information as it may consider appropriate and relevant to the circumstances.

A brief statement about the background and qualifications of each nominee is provided on the following pages. No nominee has a familial relationship to any other director, nominee for director or executive officer. The independence of directors and nominees and other information related to the Board of Directors is described under the heading, "Corporate Governance – Independence" in this proxy statement. If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by the Board.

Selection of Director Nominees

The Corporate Governance & Sustainability Committee is responsible for identifying nominees for election to the Board. The Corporate Governance & Sustainability Committee may consider nominees suggested by several sources, including outside search firms, incumbent Board members and stockholders.

As provided in its charter, the Corporate Governance & Sustainability Committee seeks candidates with experience and abilities relevant to serving as a director of the Corporation and who will represent the best interests of stockholders as a whole, and not any specific interest group or constituency.

The Corporate Governance & Sustainability Committee, with input from the Chairman of the Board and other directors, evaluates the qualifications of each director candidate in accordance with the criteria described in the director qualification standards section of our Corporate Governance Principles. In evaluating the qualifications of director nominees, the Corporate Governance & Sustainability Committee considers factors including, but not limited to, the following:

  Independence. Directors should neither have, nor appear to have, a conflict of interest that would impair the director's ability to represent the interests of all the Corporation's stakeholders and to fulfill the responsibilities of a director.

  Commitment. Directors should be able to contribute the time necessary to be actively involved in the Board and its decision making and should be able and willing to prepare for and attend Board and committee meetings.

  Diversity. Though the Board does not have a formal policy regarding the consideration of diversity in identifying nominees for director, directors should be selected so that the Board represents diverse experience at various policy making and executive levels in business, government, education and in industries that are relevant to the Corporation's business

    United States Steel Corporation   |  2020 Proxy Statement     |     1

Proposal 1: Election of Directors

  operations. The Board considers the term "diversity" to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to Board heterogeneity.

  Experience. Directors should be or have been in leadership positions in their field of endeavor and have a record of excellence in that field.

  Integrity. Directors should have a reputation of integrity and be of the highest ethical character.

  Judgment. Directors should have the ability to exercise sound business judgment on a large number of matters.

  Knowledge. Directors should have a firm understanding of business strategy, corporate governance, board operations and other relevant business matters.

  Skills. Directors should be selected so that the Board has an appropriate mix of skills in critical core areas, including, but not limited to: accounting, compensation, finance, government relations, legal, management, risk oversight and strategic planning.

These director qualification standards are evaluated by the Corporate Governance & Sustainability Committee each time a new candidate is considered for Board membership. The Corporate Governance & Sustainability Committee and the Board may take into account such other factors they consider to be relevant to the success of a publicly traded company operating in the steel industry. As part of the annual nomination process, the Corporate Governance & Sustainability Committee reviews the qualifications of each director nominee, including currently serving Board members, and reports its findings to the Board. On February 25, 2020, the Corporate Governance & Sustainability Committee determined that each director nominee satisfied the director qualification standards and advised the Board that each of the director nominees listed under "Proposal 1: Election of Directors" was qualified to serve on the Board.

Stockholder Recommendations

The Corporate Governance & Sustainability Committee will consider director nominees recommended by stockholders. Notice of such recommendation should be sent in writing to the Chair of the Corporate Governance & Sustainability Committee, c/o the Corporate Secretary of United States Steel Corporation, 600 Grant Street, Suite 1500, Pittsburgh, PA 15219. The recommendation must include: (i) the candidate's name, address, occupation and share ownership; (ii) any other biographical information that will enable the Corporate Governance & Sustainability Committee to evaluate the candidate in light of the criteria described above; and (iii) information concerning any relationship between the candidate and the stockholder making the recommendation. The recommendation must also identify the writer as a stockholder of the Corporation and provide sufficient detail for the Corporate Governance & Sustainability Committee to consider the recommended individual's qualifications. The Corporate Governance & Sustainability Committee will evaluate the qualifications of candidates recommended by stockholders using the same criteria as used for other Board candidates.

Under the collective bargaining agreement with the United Steelworkers (the "USW"), the USW has the ability to recommend up to two individuals to be considered for Board membership. The agreement recognizes that every director has a fiduciary duty to the Corporation and all of its stockholders, and that each individual recommended by the USW must meet the criteria described above.

Director Nominees

For purposes of the upcoming annual meeting, the Corporate Governance & Sustainability Committee has recommended the election of each nominee as a director. Each nominee has informed the Board that he or she is willing to serve as a director. If any nominee should decline or become unable or unavailable to serve as a director for any reason, your proxy authorizes the persons named in the proxy to vote for a replacement nominee, if the Board names one, as such persons determine in their best judgment.

It is the intention of the proxyholders to vote proxies for the election of the nominees named in this proxy statement, unless such authority is withheld.

The following is a brief description of the age, principal occupation, position and business experience, including other public company directorships, for at least the past five years, and major affiliations of each of the nominees. Each nominee's biographical information includes a description of the director's experience, qualifications, attributes and skills that qualify him or her to serve on the Board.

2     |     United States Steel Corporation   |  2020 Proxy Statement

Proposal 1: Election of Directors

The Board of Directors recommends a vote "FOR" the election of each of the following 2020 Director Nominees for a one-year term:

Age: 64
 Director Since: 2017

Committees:

•

Executive

Skills & Experience

•

Senior Leadership Experience

•

Strategic and Operational Oversight

•

High Level Financial Expertise

•

International

•

Steel, Manufacturing and Related Industry

David B. Burritt

Mr. Burritt has served as president and chief executive officer of United States Steel Corporation since May 2017. At that time, Mr. Burritt was also named to the Corporation's Board of Directors. He had been elected president and chief operating officer in February 2017 with executive responsibility for all aspects of the Corporation's day-to-day business in the United States and Central Europe. Mr. Burritt joined U. S. Steel in September 2013 to serve as executive vice president and chief financial officer with responsibility for all aspects of the Corporation's strategic and financial matters. In January 2015, he added executive leadership of U. S. Steel's North American Flat-rolled commercial entities and corporate support services. Prior to joining U. S. Steel, Mr. Burritt, served as chief financial officer at Caterpillar Inc. Mr. Burritt is a member of The Business Council, the National Safety Council, and the Allegheny Conference on Community Development.

Qualifications for Board membership:
As the Chief Executive Officer, Mr. Burritt is responsible for all of the business and corporate affairs of U. S. Steel. He provides broad insight with over four decades of experience in the understanding of complex strategic, financial and operational matters. As the only employee-director on the Board, Mr. Burritt is able to provide the Board with an "insider's view" of what is happening in all facets of the Corporation. He shares not only his vision for the Corporation, but also his hands-on experience as a result of his daily management of the Corporation and regular communication with employees, customers and stockholders.

Other Public Company Boards: Lockheed Martin Corporation

Age: 73
 Director Since: 2015

Committees:

•

Compensation & Organization

•

Corporate Governance & Sustainability

Skills & Experience

•

Senior Leadership Experience

•

Strategic and Operational Oversight

•

Human Capital Talent Development

•

International

•

Legal, Regulatory or Public Policy

Patricia Diaz Dennis

Ms. Dennis served as Senior Vice President and Assistant General Counsel of AT&T from 2004 to 2008, after serving in a variety of executive positions with SBC Communications, Inc., which later became AT&T, including General Counsel and Secretary of SBC West from May 2002 until August 2004. She has held three Senate-confirmed federal government appointments. President Ronald Reagan named her to the National Labor Relations Board in 1983 and appointed her a commissioner of the Federal Communications Commission three years later. After becoming partner and head of the communications section of Jones, Day, Reavis & Pogue, Ms. Dennis returned to public service in 1992 when President George H. W. Bush appointed her Assistant Secretary of State for Human Rights and Humanitarian Affairs. Ms. Dennis previously served on the board of Massachusetts Mutual Life Insurance Company. She also is a trustee of the NHP Foundation and chair of the World Affairs Council of San Antonio Board of Trustees.

Qualifications for Board membership:
Ms. Dennis' legal expertise and federal government public service contribute to her skills in the areas of risk management, compliance, internal controls, employment, legislative and administrative issues. Additionally, her National Labor Relations Board experience brings significant union relations insight and expertise to the Board. Ms. Dennis' prior experience on the board of directors of a large insurance firm also demonstrates her experience with complex financial and operational issues. Ms. Dennis' appointments to three federal government positions provide her with unique insight with respect to regulatory and public policy matters, which strengthen the Board's collective knowledge, capabilities and experience.

Other Public Company Boards: Entravision Communications Corporation, Amalgamated Bank

    United States Steel Corporation   |  2020 Proxy Statement     |     3

Proposal 1: Election of Directors

Age: 66
 Director Since: 2010

Committees:

•

Compensation & Organization (Chair)

Skills & Experience

•

Senior Leadership Experience

•

Strategic and Operational Oversight

•

Human Capital Talent Development

•

High Level Financial Expertise

•

Steel, Manufacturing and Related Industry

Dan O. Dinges

Mr. Dinges serves as Chairman, President and Chief Executive Officer of Cabot Oil & Gas Corporation, and has over 35 years of executive management experience in the oil and gas exploration and production business. In September 2001, Mr. Dinges joined Cabot Oil & Gas Corporation as its President and Chief Operating Officer, and assumed his current position as Chairman, President and Chief Executive Officer in May 2002. Mr. Dinges serves on the board of directors of the American Petroleum Institute, Spitzer Industries, Inc., the American Exploration & Production Council, Houston Methodist Hospital Research Institute, Boy Scouts of America, and Palmer Drug Abuse Program. Mr. Dinges previously served on the board of directors of Lone Star Technologies, Inc.

Qualifications for Board membership:
Mr. Dinges has substantive experience in managing and overseeing strategic and operational matters as a result of his service as Chairman, President and Chief Executive Officer of Cabot Oil & Gas Corporation. Mr. Dinges also possesses knowledge of and insight into the steel industry through his prior service as a director of Lone Star Technologies, Inc., which the Corporation acquired in 2007. In addition, he provides the Board with an insightful perspective regarding the energy industry which is an important supplier to, and customer of, the Corporation.

Other Public Company Boards: Cabot Oil & Gas Corporation

Age: 58
 Director Since: 2011

Committees:

•

Compensation & Organization

•

Corporate Governance & Sustainability

Skills & Experience

•

Senior Leadership Experience

•

Strategic and Operational Oversight

•

Human Capital Talent Development

•

High Level Financial Expertise

•

Innovation / Technology

John J. Engel

Mr. Engel has served as Chairman, President and Chief Executive Officer of WESCO International, Inc. since 2011. Previously, at WESCO International, Inc., Mr. Engel served as President and Chief Executive Officer from 2009 to 2011, and Senior Vice President and Chief Operating Officer from 2004 to 2009. Before joining WESCO in 2004, Mr. Engel served as Senior Vice President and General Manager of Gateway, Inc.; Executive Vice President and Senior Vice President of Perkin Elmer, Inc.; and Vice President and General Manager of Allied Signal, Inc. Mr. Engel also held various engineering, manufacturing and general management positions at General Electric Company. Mr. Engel is a member of the Business Roundtable and the Business Council and is a member of the board of directors of the National Association of Manufacturers.

Qualifications for Board membership:
As a result of his service as Chairman, President and Chief Executive Officer of WESCO International, Inc. and working in a diverse range of industries, Mr. Engel has skills and valuable experience managing the significant operational and financial issues that the Corporation is likely to face. Further, Mr. Engel's demonstrated business acumen, strategic planning and risk oversight experience makes him a valued member of our Board.

Other Public Company Boards: WESCO International, Inc.

4     |     United States Steel Corporation   |  2020 Proxy Statement

Proposal 1: Election of Directors

Age: 70
 Director Since: 2019

Committees:

•

Audit

•

Compensation & Organization

Skills & Experience

•

Senior Leadership Experience

•

Strategic and Operational Oversight

•

High Level Financial Expertise

•

International

•

Steel, Manufacturing and Related Industry

John V. Faraci

Mr. Faraci served as Chairman and Chief Executive Officer of International Paper from 2003 to 2014. During his 40-year career at International Paper, Mr. Faraci served in a series of financial, planning and management positions, including President and Chief Executive Officer and Chief Financial Officer. Mr. Faraci serves on the board of the National Fish and Wildlife Foundation, on the Board of Trustees of Denison University, as a member of the Royal Bank of Canada Advisory Board, as a trustee of the American Enterprise Institute, and as a member of the Council on Foreign Relations.

Qualifications for Board membership:
Mr. Faraci's career at International Paper provided him with extensive executive experience managing and overseeing strategic, operational and financial matters for a large, complex enterprise. Mr. Faraci's service on the boards of directors of Fortune 100 companies also demonstrates his knowledge of complex financial and operational issues, all of which strengthen the Board's collective knowledge, capabilities and experience.

Other Public Company Boards: ConocoPhillips, PPG Industries, Inc., United Technologies Corporation

Age: 67
 Director Since: 2012

Committees:

•

Audit (Chair)

Skills & Experience

•

Senior Leadership Experience

•

Strategic and Operational Oversight

•

Human Capital Talent Development

•

High Level Financial Expertise

•

Innovation / Technology

Murry S. Gerber

Mr. Gerber served as Executive Chairman of EQT Corporation, an integrated energy production company from 2010 until May 2011, and as its Chairman and Chief Executive Officer from 2000 to 2010. He served as President of EQT Corporation from June 1998 through February 2007.

Qualifications for Board membership:
Mr. Gerber has valuable experience in overseeing various managerial, financial and operational issues that face a publicly held company as a result of his service as Chairman and Chief Executive Officer of EQT Corporation. Mr. Gerber also provides the Board with knowledge and insight regarding the energy industry, an important supplier to, and customer of, the Corporation. Mr. Gerber's experience on the boards of directors of publicly held companies demonstrates his knowledge of complex strategic financial and operations matters.

Other Public Company Boards: Blackrock, Inc., Halliburton Company

    United States Steel Corporation   |  2020 Proxy Statement     |     5

Proposal 1: Election of Directors

Age: 57
 Director Since: 2016

Committees:

•

Corporate Governance & Sustainability (Chair)

Skills & Experience

•

Senior Leadership Experience

•

Strategic and Operational Oversight

•

International

•

High Level Financial Expertise

•

Innovation / Technology

Stephen J. Girsky

Mr. Girsky is Managing Partner of VectoIQ, an independent advisory firm based in New York, where he applies more than 30 years of experience working with senior corporate and board executives, labor leaders, OEM leaders, suppliers and dealers, and national and local policy makers. Mr. Girsky served in a number of capacities at General Motors from November 2009 until July 2014, including GM Vice Chairman, having responsibility for global corporate strategy, new business development, global product planning and program management, global connected consumer/OnStar, and GM Ventures LLC, Global Research & Development and Global Purchasing and Supply Chain. Mr. Girsky served as Chairman of the Adam Opel AG Supervisory Board and was President of GM Europe. Mr. Girsky is a director at Valens Semiconductor Ltd. He served on the General Motors Board of Directors following its emergence from bankruptcy in June 2009 until June 2016. He also served as the lead director of Dana Holdings Corp. from 2008 to 2009. Mr. Girsky has also served as president of Centerbridge Industrial Partners, an affiliate of Centerbridge Partners, LP, and a multibillion-dollar investment fund. Prior to Centerbridge, he was a special advisor to the CEO and CFO of General Motors Corporation from August 2005 to June 2006.

Qualifications for Board membership:
Mr. Girsky's career at GM provided him with extensive experience in global corporate strategy, product development, program management, research and development and business leadership. Mr. Girsky also brings to the Board expertise related to the automotive industry, finance, market and risk analysis, and labor relations which add valuable insight and perspective to Board deliberations and in the oversight of the Corporation's operations. Mr. Girsky's service on the board of directors of a Fortune 100 company also demonstrates his knowledge of complex financial and operational issues, all of which strengthen the Board's collective knowledge, capabilities and experience.

Other Public Company Boards: Brookfield Business Partners, VectoIQ Acquisition Corp.

Age: 62
 Director Since: —

Skills & Experience

•

Senior Leadership Experience

•

Strategic and Operational Oversight

•

Human Capital Talent Development

•

Innovation / Technology

•

Legal, Regulatory or Public Policy

Jeh C. Johnson

Mr. Johnson has been a partner at the international law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP since January 2017. Previously, Mr. Johnson served as U.S. Secretary of Homeland Security from December 2013 to January 2017; as General Counsel of the U.S. Department of Defense from 2009 to 2012; as General Counsel of the U.S. Department of the Air Force from 1998 to 2001; and as an Assistant U.S. Attorney in the Southern District of New York from 1989 to 1991. Prior to and between his periods of public service, he was in private practice at Paul, Weiss, Rifkind, Wharton & Garrison LLP. Mr. Johnson previously served on the board of directors of PG&E Corporation from May 2017 to March 2018.

Qualifications for Board membership:
Mr. Johnson's extensive experience in legal and government roles contribute skills in the areas of risk management, cybersecurity oversight and public policy. His leadership of a large, complex agency and service on the board of directors of a large corporation bring significant expertise to the Board regarding organizational management and complex operational, financial and strategic matters. That experience, along with his long record of demonstrated executive leadership and integrity, provide valued insight and perspective to Board deliberations and oversight of the Corporation's operations.

Other Public Company Boards: Lockheed Martin Corporation

6     |     United States Steel Corporation   |  2020 Proxy Statement

Proposal 1: Election of Directors

Age: 58
 Director Since: 2016

Committees:

•

Audit

•

Corporate Governance & Sustainability

Skills & Experience

•

Senior Leadership Experience

•

Strategic and Operational Oversight

•

International

•

High Level Financial Expertise

•

Innovation / Technology

Paul A. Mascarenas

Mr. Mascarenas served as President and Chairman of the Executive Board of FISITA (Fédération Internationale des Sociétés d'Ingénieurs des Techniques de l'Automobile) from 2014 to 2016. Previously, Mr. Mascarenas worked for 32 years at Ford Motor Company, holding various development and engineering positions, and most recently serving as Chief Technical Officer and Vice President, leading Ford's worldwide research organization, overseeing the development and implementation of the company's technology strategy and plans. Mr. Mascarenas is a fellow of the Institution of Mechanical Engineers, and a fellow of the Society of Automotive Engineers. He served as general chairperson for the 2010 SAE World Congress and Convergence and has served on the FISITA board since 2012. Mr. Mascarenas is a Venture Partner with Fontinalis Partners. In 2015, he was awarded an Order of the British Empire (OBE) by Her Majesty, Queen Elizabeth II, for his services to the automotive industry.

Qualifications for Board membership:
Mr. Mascarenas' long career at Ford provided him with extensive experience in product development, program management and business leadership, as well as experience working in an international forum. Mr. Mascarenas also brings to the Board insight and expertise related to the automotive industry. This experience, along with Mr. Mascarenas' record of demonstrated executive leadership, enables him to provide valued insight and perspective to Board deliberations and in the oversight of the Corporation's operations. Mr. Mascarenas' service on the board of directors of a Fortune 1000 semiconductors supplier company also demonstrates his knowledge of complex financial and operational issues, all of which strengthen the Board's collective knowledge, capabilities and experience.

Other Public Company Boards: ON Semiconductor Corp., Spartan Motors, Borg Warner Inc.

Age: 62
 Director Since: 2019

Committees:

•

Audit

•

Compensation & Organization

Skills & Experience

•

Senior Leadership Experience

•

Strategic and Operational Oversight

•

High Level Financial Expertise

•

Human Capital Talent Development

•

International

Michael H. McGarry

Mr. McGarry is the Chairman and Chief Executive Officer of PPG Industries, Inc. Mr. McGarry has been an employee of PPG for over 35 years and has served in executive level positions at PPG since 2004. Mr. McGarry progressed through a variety of management positions at PPG, including Market Development Manager, silica products; Operations Manager, silicas; Business Manager, TESLIN® sheet; Product Manager in the derivatives, chlorine, liquid and dry caustic soda businesses; and General Manager, fine chemicals. He was appointed Vice President, chlor-alkali and derivatives in 2004; then Vice President, coatings, Europe, and managing director, PPG Europe in 2006; and Senior Vice President of the Commodity Chemicals reporting segment in 2008. In 2012, he was elected Executive Vice President and then Chief Operating Officer in 2014. Mr. McGarry became President and Chief Operating Officer in March 2015 and joined PPG's Board of Directors in July 2015. He became President and Chief Executive Officer on September 1, 2015 and Chairman and Chief Executive Officer on September 1, 2016.

Qualifications for Board membership:
Mr. McGarry's role as a chief executive of a large, complex, manufacturing enterprise provide him with extensive experience in global manufacturing and logistics, operational issues, and business leadership. His leadership of a large international corporation also enables him to provide valuable insight to Board deliberations in the oversight of the Corporation's transformational strategy, operations and people, all of which strengthen the Board's collective knowledge capabilities and experience.

Other Public Company Boards: PPG Industries, Inc.

    United States Steel Corporation   |  2020 Proxy Statement     |     7

Proposal 1: Election of Directors

Age: 61
 Director Since: 2017

Committees:

•

Audit

•

Corporate Governance & Sustainability

Skills & Experience

•

Senior Leadership Experience

•

International

•

High Level Financial Expertise

•

Innovation / Technology

•

Legal, Regulatory or Public Policy

Eugene B. Sperling

Mr. Sperling currently heads Sperling Economic Strategies, which advises various companies, start-ups, philanthropies and foundations, and is a contributing editor for The Atlantic. Mr. Sperling served as Director of the National Economic Council (NEC) and Assistant to the President for Economic Policy in the White House under President Clinton from 1997 to 2001 and under President Obama from 2011 to 2014, the first individual to hold both positions under two presidents. As NEC Director, he coordinated economic policy development among the economic cabinet members. While serving in this role, he was influential in fiscal negotiations, passage of the payroll and low-income tax cuts, the Small Business Jobs Act and formation of the American Jobs Act. He spearheaded the Manufacturing Innovation Hubs initiative and the renewal of the Advanced Manufacturing Partnership. Mr. Sperling was co-chair of the first White House Manufacturing Council and helped launch the Select USA initiative.

Mr. Sperling also served as counselor to Treasury Secretary Timothy Geithner at the U.S. Department of the Treasury and as a member of the President's Auto Task Force. He was the founder and director, from 2002 to 2008, of the Center for Universal Education, which specializes in education for girls and boys in developing and conflict-impacted nations. Mr. Sperling currently serves on the board of directors of Ripple Labs.

Qualifications for Board membership:
Stemming from his vast experience in government, Mr. Sperling brings to the Board valuable experience in public policy, economic policy, government affairs, and governance. He also provides the Board with knowledge and insight regarding the economy, market and risk analysis, manufacturing and innovation, the automotive industry, and labor relations, which add valuable insight and perspective to Board deliberations.

Other Public Company Boards: None

Age: 70
 Director Since: 2008

Committees:

•

Executive

Skills & Experience

•

Senior Leadership Experience

•

Strategic and Operational Oversight

•

High Level Financial Expertise

•

Human Capital Talent Development

•

Steel, Manufacturing and Related Industry

David S. Sutherland(Chairman of the Board)

Mr. Sutherland retired as President and Chief Executive Officer of the former IPSCO, Inc., a leading North American steel producer, in July 2007 after spending 30 years with the company and more than five as President and Chief Executive Officer. Mr. Sutherland became the independent Chairman of the Board of U. S. Steel on January 1, 2014. Mr. Sutherland is a former chairman of the American Iron and Steel Institute and served as a member of the boards of directors of IPSCO, Inc., the Steel Manufacturers Association, the International Iron and Steel Institute, the Canadian Steel Producers Association and the National Association of Manufacturers.

Qualifications for Board membership:
By virtue of his diverse background and experience, Mr. Sutherland has an extraordinarily broad and deep knowledge of the steel industry. As a former Chief Executive Officer, Mr. Sutherland understands the issues facing executive management of a major corporation. His prior experiences enable him to provide the Board with valuable insights on a broad range of business, social and governance issues that are relevant to large corporations.

Other Public Company Boards: GATX Corporation, Imperial Oil, Ltd.

8     |     United States Steel Corporation   |  2020 Proxy Statement

Proposal 1: Election of Directors

Age: 69
 Director Since: 2007

Committees:

•

Audit

•

Corporate Governance & Sustainability

Skills & Experience

•

Senior Leadership Experience

•

Strategic and Operational Oversight

•

Human Capital Talent Development

•

Innovation / Technology

•

Legal, Regulatory or Public Policy

Patricia A. Tracey

From 1970 to 2004, Vice Admiral Tracey served in increasingly responsible operational and staff positions with the United States Navy, including Chief of Naval Education and Training from 1996 to 1998, Deputy Assistant Secretary of Defense (Military Personnel Policy) from 1998 to 2001, and Director, Navy Headquarters Staff from 2001 to 2004. Vice Admiral Tracey served as a consultant on decision governance processes to the United States Navy from 2004 to 2005 and to the Department of Defense from 2005 to 2006. She took a position as a Client Industry Executive for business development and performance improvement with Electronic Data System Corporation in 2006. Hewlett PackardCo. acquired Electronic Data Systems Corporation in August 2008. Vice Admiral Tracey left her position as Vice President, Homeland Security and Defense Services with HP Enterprise Services in October 2016. She currently consults with Perspecta, Inc. She also serves on the board of trustees of Norwich University and the Board of Directors of Armed Forces Benefits Association.

Qualifications for Board membership:
Vice Admiral Tracey gained significant senior executive leadership experience over a 34-year career in the U.S. military, including a three star assignment as the equivalent of chief executive officer of a $5B global enterprise responsible for industrial operations in support of live warfighting training. She brings deep experience in government affairs, planning and executing large scale organization and workforce transformation strategies, occupational safety and environmental compliance, and governance. She brings insight regarding information technology and cybersecurity gained from overseeing implementation of advanced solutions for Department of Defense and Homeland Security agencies.

Other Public Company Boards: None

    United States Steel Corporation   |  2020 Proxy Statement     |     9

Corporate Governance

CORPORATE GOVERNANCE

Corporate governance is a continuing focus at U. S. Steel, embraced by the Board of Directors, management, and all employees. The Corporation has a long and rich tradition relating to corporate governance and public company disclosure, including being one of the first publicly traded companies in United States history to hold an annual meeting of stockholders and to publish an annual report. In this section, we describe some of our key governance policies and practices.

GOVERNANCE PRACTICES

U. S. Steel is committed to maintaining the highest standards of corporate governance and ethical conduct, which we believe are essential for sustained success and long-term stockholder value. In light of this goal, the Board oversees, counsels and directs management in the long-term interests of the Corporation, its stockholders and its customers. Our governance framework gives our highly-experienced directors the structure necessary to provide oversight, advice and counsel to U. S. Steel. The Board's responsibilities include, but are not limited to:

  •
  overseeing the management of our business and the assessment of our business risks;

  •
  overseeing the processes for maintaining the integrity of our financial statements and other public disclosures, and compliance with laws and ethical principles;

  •
  reviewing and approving our major financial objectives and strategic and operating plans;

  •
  overseeing our human capital management and succession planning for the CEO and other key executives; and

  •
  establishing an effective governance structure, including appropriate board composition and planning for board succession.

The Board discharges its responsibilities through regularly scheduled meetings as well as through telephonic meetings, actions by written consent and other communications with management as appropriate. U. S. Steel expects directors to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of the Corporation's stockholders. During the fiscal year ended December 31, 2019, the Board held eight meetings and numerous interim conference calls. All of the directors attended in excess of 75% of the meetings of the Board and the committees on which they served. All but one of the incumbent directors attended the 2019 Annual Meeting of Stockholders.

The Board has long adhered to governance principles designed to assure excellence in the execution of its duties. The Board regularly reviews the Corporation's governance policies and practices, which are responsive to stockholder feedback. These principles are outlined in our Corporate Governance Principles, which, in conjunction with our certificate of incorporation, by-laws, Board committee charters and related policies, form the framework for the effective governance of the Corporation.

The full text of the Corporate Governance Principles, by-laws, the charters for each of the Board committees, and the Corporation's Code of Ethical Business Conduct are available on the Corporation's website, www.ussteel.com. These materials are also available in print to any person, without charge, upon written request to:

Corporate Secretary
United States Steel Corporation
600 Grant Street, Suite 1500
Pittsburgh, PA 15219

10     |     United States Steel Corporation   |  2020 Proxy Statement

Corporate Governance

Corporate Governance At A Glance

Leadership Structure

•

Our Chairman is independent. He interacts closely with our Chief Executive Officer

•

The independent Board members elect our Chairman annually. Among other duties, our Chairman leads executive sessions of the independent directors to discuss certain matters without management present

Board Composition	• Currently, the Board has fixed the number of directors at 13 • The Board regularly assesses its performance through Board and committee self-evaluations

Board Independence	• 12 out of 13 of our nominees are independent • Our CEO is the only management director

Board Committees

•

We have four Board committees – Executive, Audit, Corporate Governance & Sustainability, and Compensation & Organization

•

With the exception of the Executive Committee (our Chairman and CEO serve on this committee), all other committees are composed entirely of independent directors

Management Succession Planning

•

The Board actively monitors succession planning and talent development and receives regular updates on employee engagement, inclusion and diversity, and retention matters

•

The Board regularly reviews senior management succession and development plans

Director Stock Ownership	• Our directors are required to receive more than half of their annual retainer in shares of our common stock – and must hold these shares during their entire tenure on the Board

Risk Oversight

•

Our full Board is responsible for risk oversight, and has designated committees to have particular oversight of certain key risks

•

Our Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks

Accountability to Stockholders

•

We use majority voting in uncontested director elections

•

We have annual election of directors

•

We implemented a proxy access by-law provision in line with market standards, which enables certain of our stockholders to nominate directors and have their eligible nominees included in the proxy statement with our nominees

•

We actively reach out to our stockholders through our engagement program

•

Stockholders can contact our Board, our Chairman or management by regular mail

BOARD LEADERSHIP STRUCTURE

The Board regularly considers the appropriate leadership structure for the Corporation. It has concluded that the Corporation and its stockholders are best served by the Board retaining discretion to determine whether the same individual should serve as both Chief Executive Officer and Chairman of the Board, or whether the Chairman of the Board should be an independent director. The Board believes that it is important to retain the flexibility to make this determination at any given point in time based on what it believes will provide the best leadership structure for the Corporation, taking into account the needs of the Corporation at that time. David S. Sutherland currently serves as the independent Chairman of the Board.

If the Chairman of the Board is not independent, the independent directors will elect from among themselves a Lead Director. The Chairman (or Lead Director) is elected annually by the Board. If the Chairman of the Board is independent, the Chairman's duties also include the duties of the Lead Director. The duties of the Lead Director are as follows:

  •
  chair executive sessions of the non-employee directors;

  •
  serve as a liaison between the Chief Executive Officer and the independent directors;

  •
  approve Board meeting agendas and, in consultation with the Chief Executive Officer and the independent directors, approve Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

  •
  approve the type of information to be provided to directors for Board meetings;

  •
  be available for consultation and direct communication with the Corporation's stockholders;

  •
  call meetings of the independent directors when necessary and appropriate; and

  •
  perform other duties as the Board may from time to time designate.

    United States Steel Corporation   |  2020 Proxy Statement     |    11

Corporate Governance

BOARD'S ROLE IN RISK OVERSIGHT

The Board of Directors is responsible for the oversight of the assessment and management of risks impacting the Corporation. The Board oversees the Corporation's enterprise-wide risk management approach. The Board relies on its standing committees to oversee specific risks related to that committee's functions.

BOARD OF DIRECTORS

- **Assesses major risks with assistance of management and Board committees**
- **Annually reviews strategic and operating plans**
- **Oversees CEO succession planning**

Audit Committee

- Reviews internal controls and disclosure procedure
- Reviews all of our quarterly financial reports, including disclosure of risk factors affecting the Corporation and the business
- Receives regular briefings from the Chief Risk Officer at every in-person meeting regarding management's efforts to monitor and mitigate risk exposure
- Receives regular updates on cybersecurity risk at every in-person meeting
- Oversees corporate ethics and compliance program
- Monitors operational risks that could have a financial impact
- Receives regular reports from our internal auditors and independent registered accounting firm

Compensation & Organization Committee

Corporate Governance & Sustainability Committee

- Considers risks associated with legislative, regulatory and public policy issues affecting the Corporation's operations
- Maintains corporate governance guidelines and procedures designed to ensure compliance with applicable legal and regulatory requirements, governance standards and the Corporation's S.T.E.E.L. Principles
- Oversees the Sustainability program and risks associated with achievement of certain sustainability-related measures
- Manages risks associated with effectiveness of the Board and director succession planning

The Board, as a whole, considers risk assessment and risk management. The Board annually reviews the Corporation's strategic plan which includes a review of risks related to: safety, environmental, operating and competitive matters; political, and regulatory issues; employee and labor issues; and financial results and projections. Although the Audit Committee has primary responsibility for overseeing risk management, each of our other Board committees also considers the risks within its specific areas of responsibility. Each committee regularly reports to the full Board on its respective activities, including, when appropriate, those activities related to risk assessment and risk management oversight.

The Audit Committee is responsible for reviewing and discussing the Corporation's policies with respect to the assessment of risks and risk management, including the following:

•
the guidelines and policies that govern the process by which the assessment and management of the Corporation's exposure to risk are handled by senior management; and

•
the Corporation's major risk exposures and the steps management has taken to monitor and control such exposures.

The Corporation's Internal Audit group provides regular reports to the Audit Committee on the results of various internal audit projects and provides recommendations for the enhancement of operational functions in order to reduce certain risks.

The Chief Risk Officer is responsible for the Corporation's financial and business risk management, including the assessment, analysis and monitoring of business risk and opportunities and the identification of strategies for managing risk. The Chief Risk Officer provides regular reports to the Audit Committee on these matters.

The Corporation believes that its leadership structure, as described above, supports the Board's role in risk oversight.

12     |     United States Steel Corporation   |  2020 Proxy Statement

Corporate Governance

BOARD OVERSIGHT OF STRATEGY

A primary responsibility of our Board is oversight of our business strategy. At each regular Board meeting throughout the year, our Board reviews our strategy, operating plans, and overall financial performance, and progress on each, and provides significant guidance and feedback. In addition, at least one multi-day meeting each year is dedicated to focus on our long-term strategic planning. The Board also devotes significant time to reviewing our capital allocation strategy. Annually, our Board reviews and approves our capital authorization and spending budgets, which are designed to strategically deploy capital intended to facilitate investments required to achieve operational excellence, grow profitability and generate strong returns. The primary goal of our capital allocation strategy is to create long-term stockholder value driven by three priorities for cash:

  •
  investing in new technologies and innovation to achieve our "best of both" strategy;

  •
  reinvesting in our current assets to advance operational excellence to deliver high-quality products and service to our customers; and

  •
  maintaining our balance sheet priorities that are supportive of the Corporation's strategic objectives.

To oversee management's performance in executing our strategy, the Board receives regular updates and actively engages in dialogue with our executive management team. Members of our Board also periodically visit our facilities to monitor the execution of our strategy in our business units, and to assess areas for improvement or potential risk.

BOARD OVERSIGHT OF SUCCESSION PLANNING

Our Board and management consider succession planning and professional development to be an integral part of the Corporation's long-term strategy. The Board and management have a robust, well-developed succession planning process that not only develops internal leadership candidates, but also considers external leadership candidates for top executive roles. The Board and the Compensation Committee are responsible for monitoring our management succession and leadership development plans. Our Corporate Governance Principles require all executive officers to retire at age 65. The Compensation Committee may, in its discretion, waive that requirement, and did waive it for Mr. Burritt and Ms. Breves. At least twice annually, our full Board reviews senior management succession and development plans with our CEO. Our CEO then presents to the independent directors his evaluations and recommendation of future candidates for the CEO position and other senior leadership roles and potential succession timing for those positions, including under emergency circumstances. The Board also reviews and discusses development plans for individuals identified as high-potential candidates for senior leadership positions.

BOARD OVERSIGHT OF HUMAN CAPITAL MANAGEMENT

Moving up the talent curve is a critical success factor to achieving to the Corporation's strategy. Because it believes that the Corporation will only be able to successfully execute on its strategic priorities with the full engagement of a talented workforce, the Board and its committees oversee human capital management. The Board receives periodic reports on the results of employee engagement or inclusion surveys, the collective bargaining process and relationship between management and the United Steelworkers, relevant workforce metrics, including related to inclusion and diversity, talent development, and pay equity analysis and hiring practices. The Board also believes that visits to facilities enable it to judge the Corporation's culture first-hand. Within the past year, directors have visited the Corporation's Mon Valley Works and Granite City Works facilities. These experiences enable the Board to judge whether the Corporation is adopting business practices that create the engaged and stable workforce needed to achieve its long-term strategy.

BOARD EVALUATION PROCESS

Each year, the Board conducts annual self-evaluations to determine whether it and its committees are functioning effectively and whether its governing documents continue to remain appropriate. Our Board's self-evaluation is facilitated by a wide range of questions related to topics including operations, composition of the Board, responsibilities, governing documents and resources. The Board evaluation also includes an assessment of whether the Board (i) has the appropriate mix of skills, experience and other characteristics, including those described earlier, and (ii) is made up of a sufficiently diverse group of people. The process is designed and overseen by the Corporate Governance & Sustainability Committee, and the results of the evaluations are discussed by the full Board. Additionally, the Chairman of the Board conducts individual interviews with each director to discuss Board, committee and director performance and effectiveness. In 2018, the Board enhanced its typical evaluation process by engaging in a robust review of the effectiveness of the Board, conducted by an independent advisor. Each standing committee, other than the Executive Committee, annually reviews its own performance and reports the results and any recommendations to the Board.

BOARD REFRESHMENT

Our Board maintains a robust process in which the members focus on identifying, considering and evaluating potential board candidates. Our Corporate Governance & Sustainability Committee leads this process by considering prospective candidates at its meetings. In identifying appropriate candidates through a thoughtful evaluation, supported by its outside consultants, the committee is focused on aligning the skills, experience and characteristics of our Board with the strategic development of the

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Corporate Governance

Corporation and reflecting sufficient diversity to ensure its membership consists of individuals with a variety of backgrounds, skills, experience and attributes. Among other things, the members aim to strike a balance between the knowledge that comes from longer-term service on the Board with the fresh insights that can come from adding new members to the Board. The Board has been undergoing a deliberate refreshment effort over the past several years to add important skills, experience and diversity, to oversee our corporate strategy. In the last four years, five highly qualified independent directors have joined our Board. The following shows our board refreshment process:

INDEPENDENCE

All non-employee director nominees are independent within the definitions of independence of both the New York Stock Exchange ("NYSE") listing standards and the U.S. Securities and Exchange Commission ("SEC") standards for Audit Committee members: The Corporation has incorporated the NYSE and SEC independence standards into its own categorical standards for independence. The Board has affirmatively determined that none of the directors or nominees for director, other than Mr. Burritt, has a material relationship with the Corporation. The Board made such determination based on all relevant facts and circumstances.

In making its determination of director independence, the Board of Directors considered the fact that U. S. Steel purchased certain goods and services from WESCO International, Inc. ("WESCO") in 2019. Mr. Engel is the Chairman, President and Chief Executive Officer of WESCO. The Board determined that Mr. Engel did not have a direct or indirect material interest in these transactions and that the transactions were undertaken in the ordinary course of business. In addition, the value of materials purchased by U. S. Steel in 2019 was less than 2% of WESCO's annual gross revenues. As a result, the Board concluded that these transactions would not affect Mr. Engel's independence.

Additionally, the Board considered the fact that U. S. Steel indirectly sold products to Cabot Oil & Gas Corporation ("Cabot") in 2019. Mr. Dinges is the Chairman, President and Chief Executive Officer of Cabot. The Board determined that Mr. Dinges did not have a direct or indirect material interest in these transactions and that the transactions were undertaken in the ordinary course of business, and that the products sold by U. S. Steel were less than 2% of Cabot's annual gross revenues. Accordingly, the Board concluded that these transactions would not affect Mr. Dinges' independence.

The Board considered the fact that U. S. Steel purchased products from PPG Industries, Inc. ("PPG") in 2019. Mr. McGarry is the Chairman and Chief Executive Officer of PPG. The Board determined that Mr. McGarry did not have a direct or indirect interest in these transactions and that the transactions were undertaken in the ordinary course of business, and that the

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Corporate Governance

products purchased were less that 2% of PPG's annual gross revenues. Accordingly, the Board concluded that these transactions would not affect Mr. McGarry's independence.

The Board affirmatively determined that each member of the Audit Committee: (i) did not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or any of its subsidiaries, (ii) was not an affiliated person of the Corporation or any of its subsidiaries, and therefore (iii) satisfied the NYSE's enhanced independence standards for audit committee members. The Board also determined that: (i) no member of the Compensation Committee has a relationship to the Corporation that is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, and (ii) each member of the Compensation Committee therefore satisfies the independence requirements of NYSE listing standards.

DIRECTOR RETIREMENT POLICY

Our Corporate Governance Principles require any non-employee director to retire at the first annual meeting of stockholders after he or she reaches the age of 74. However, the Board may grant exceptions to this policy on a case-by-case basis. Each employee director must retire from the Board when he or she ceases to be an executive officer of the Corporation, except that the Chief Executive Officer may remain on the Board after retirement as an employee, at the Board's request, through the last day of the month in which he or she turns 70. Our Corporate Governance Principles also provide that directors who undergo a significant change in their business or professional careers shall volunteer to resign from the Board.

BOARD COMMITTEES

Under our by-laws and the general corporation law of the State of Delaware, U. S. Steel's state of incorporation, the business and affairs of U. S. Steel are managed under the direction of the Board of Directors. The non-employee directors regularly hold executive sessions without management. The Board has three principal committees, each of which is comprised exclusively of independent directors: (i) the Audit Committee; (ii) the Compensation & Organization Committee; and (iii) the Corporate Governance & Sustainability Committee.

Each of the principal committees has a written charter adopted by the Board, which is available on the Corporation's website (www.ussteel.com). The committee charters are regularly reviewed and updated to incorporate best practices and prevailing governance trends. The Board also has an Executive Committee that acts on, and reports to the Board on, routine or delegated matters that arise between Board meetings. Each principal committee is required to have at least three members, each of whom is considered independent. Each of the principal committee charters require the committee to perform a self-evaluation and review its charter annually. Each committee may in its sole discretion, retain or obtain the advice of outside advisors, including any consultant, independent legal counsel or other advisor, at the Corporation's expense to assist the committee in fulfilling its duties and responsibilities.

The table below shows the current committee memberships of our directors (as of March 10, 2020):

Director	Audit Committee	Compensation & Organization Committee	Corporate Governance & Sustainability Committee	Executive Committee

David B. Burritt

Patricia Diaz Dennis

Dan O. Dinges

John J. Engel

John V. Faraci

Murry S. Gerber

Stephen J. Girsky

Jeh C. Johnson**

Paul A. Mascarenas

Michael H. McGarry

Eugene B. Sperling

David S. Sutherland*

Patricia A. Tracey

TOTAL MEETINGS HELD IN 2019:	7	7	5

= Committee Chair.

*Chairman of the Board.

** If elected as a director, the Board intends to appoint Mr. Johnson to the Audit and Corporate Governance & Sustainability committees.

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Corporate Governance

Audit Committee

Pursuant to its charter, the Audit Committee's duties and responsibilities include:

  •
  reviewing and discussing with management and the independent registered public accounting firm matters related to the annual audited financial statements, quarterly financial statements, earnings press releases and the accounting principles and policies applied;

  •
  reviewing and discussing with management and the independent registered public accounting firm matters related to the Corporation's internal controls over financial reporting;

  •
  reviewing the responsibilities, staffing and performance of the Corporation's internal audit function;

  •
  reviewing issues that arise with respect to the Corporation's compliance with legal or regulatory requirements and corporate policies dealing with business conduct;

  •
  being directly responsible for the appointment (subject to stockholder ratification), compensation, retention, and oversight of the work of the Corporation's independent registered public accounting firm, while possessing the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with such firm; and

  •
  discussing policies with respect to risk assessment and risk management.

The charter also requires the Audit Committee to be comprised of at least three directors, each of whom is financially literate, and at least one of whom is an "audit committee financial expert." Under the charter, no director who serves on the audit committees of more than two other public companies may serve on the Audit Committee, unless the Board determines that such simultaneous service will not impair the ability of such director to effectively serve on the Audit Committee. No member of the Audit Committee serves on the audit committees of more than two other publicly traded companies. The Board has determined that John V. Faraci, Murry S. Gerber, the committee's chairman, and Michael H. McGarry meet the SEC's definition of audit committee financial expert. John J. Engel, who served on the Audit Committee until March 10, 2020, also meets the SEC's definition of audit committee financial expert.

Compensation & Organization Committee

The primary responsibilities of the Compensation & Organization Committee include:

  •
  determining and approving, with the Board, the CEO's compensation based on the evaluation of the CEO's performance;

  •
  determining and approving, with input from the CEO, the compensation of the Corporation's executive officers;

  •
  reviewing the Corporation's executive management succession plans annually with the Board;

  •
  assessing whether the Corporation's compensation policies and practices are reasonably likely to create a risk that could have a material adverse effect on the Corporation; and

  •
  considering the most recent stockholder advisory vote on executive compensation.

The Compensation Committee has retained Pay Governance, LLC as its executive compensation consultant. A representative of the consultant attended all in-person meetings of the Compensation Committee in 2019.

During 2019, Pay Governance performed the following specific services:

  •
  provided presentations on executive compensation trends, and best practices and recent developments;

  •
  advised on compensation program design;

  •
  prepared competitive assessments by position for each element of compensation and for compensation in the aggregate for our executives; and

  •
  reviewed the peer groups used for benchmarking compensation and measuring performance for purposes of the relative TSR Performance Awards.

The consultant provided no services to management during 2019. The Compensation Committee has assessed the independence of the consultant pursuant to the NYSE listing standards and SEC rules and concluded that no conflict of interest exists that would prevent the consultant from serving as an independent consultant to the Compensation Committee.

Committee agendas are established in consultation with management, the Compensation Committee chair and the compensation consultant. The Compensation Committee meets in executive session without management for a portion of each regular meeting.

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Corporate Governance

Corporate Governance & Sustainability Committee

The Corporate Governance & Sustainability Committee serves as the Corporation's governance and nominating committee. Pursuant to its charter, the duties and responsibilities of this committee include:

  •
  Identifying, evaluating and recommending nominees for director;

  •
  making recommendations to the Board concerning the appropriate size and composition of the Board and its committees;

  •
  making recommendations to the Board concerning the compensation of non-employee directors;

  •
  recommending to the Board a set of corporate governance principles applicable to the Corporation, reviewing such principles annually and recommending appropriate changes to the Board;

  •
  reviewing matters and discussing risk relating to legislative, regulatory and public policy issues affecting the Corporation's businesses and operations;

  •
  reviewing public policy issues likely to be of interest to various stakeholders of the Corporation, including employee health and safety, environmental, energy and trade matters;

  •
  reviewing and approving codes of conduct applicable to the Corporation's employees and directors; and

  •
  reviewing the Corporation's environmental stewardship and sustainability performance, and its practices for consistency with the values of good corporate citizenship.

The Corporate Governance & Sustainability Committee's charter gives the committee the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms.

COMMITMENT TO STOCKHOLDER ENGAGEMENT

The Board, as well as management, prioritizes constructive communication with our stockholders to learn about their views regarding the Corporation and our governance and compensation practices. Our CEO, CFO and Investor Relations team regularly communicate with our buy-side investors and the investment community generally regarding our business strategy and financial performance. Additionally, we have maintained ongoing dialogue with our largest stockholders regarding our corporate governance and executive compensation program since 2012. The feedback we receive from these discussions is carefully considered by the Board, the Corporate Governance & Sustainability Committee and the Compensation & Organization Committee. We believe the strong support we've received for our proposals, including director elections and say-on-pay, over the last few years demonstrates our ability to decisively take action to incorporate our stockholders' perspectives in our programs.

In 2019, we contacted stockholders representing approximately 42% of our outstanding shares and held meetings with six investors. The topics covered included business strategy, sustainability, human capital management, the pay-for-performance alignment of our executive compensation program, and board composition and oversight. Our stockholders provided constructive feedback and were supportive of our current governance, sustainability and compensation practices.

    United States Steel Corporation   |  2020 Proxy Statement     |    17

Sustainability

U. S. STEEL'S SUSTAINABILITY FRAMEWORK

U. S. Steel is an integrated steel producer of high-quality, value added steel products that serve as the building blocks of a sustainable future. With differentiated products and a goal of low impact manufacturing, we are doing our part to realize a low carbon economy. U. S. Steel is empowering its people to innovate new solutions that manufacture products with a low carbon footprint, all the while decreasing the impact on human health and the environment. Outside of the organization, U. S. Steel is engaging the community and working with local leaders to develop a better neighborhood for the communities where we operate. Our sustainability program is integrated into every part of our business and directly aligned to our "best of both" strategy and is overseen by our Corporate Governance & Sustainability Committee of the Board of Directors.

Health and Safety

•
In 2019 we achieved industry leading and record-setting safety performance and have seen a 40% improvement in Days Away from Work rate since 2017

•
We have experienced zero work-related employee or contractor fatalities since 2017

•
We have built strong safety partnerships with the United Steelworkers

•
We employ medical and emergency response professionals at most of our operating facilities

•
We established a Management Safety Academy and conduct Annual Safety Awareness to ensure our workers are trained on best safety practices

•
We provide First Aid and CPR training for our employees

•
Our Employee Assistance Program is a free, confidential service available to employees and provides resources to help maintain emotional well-being

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Sustainability

Talent Management

•
Our CEO is a signatory to the CEO in Action Commitment to diversity and inclusion™

•
In 2019, we held the first unconscious bias training for employees at our Pittsburgh facilities

•
We provide employee resources groups to support our employees who are, or care about issues related to people who are, women, veterans, minorities, people with disabilities, or LGBTQ

•
We enhanced benefits for our employees, including expanded parental leave, adoption assistance, infertility assistance, dependent care flexible spending account match, domestic partner coverage, and gender reassignment procedure coverage

•
Our diversity council is comprised of our highest level executives to ensure that the importance of inclusion and diversity starts from the tone at the top

•
We provide various training academies to develop our employees in leadership, technical skills and customer service

•
The majority of our non-represented employees have a formal development plan

Corporate Governance

•
The Corporate Governance & Sustainability Committee of the Board of Directors oversees the Corporation's governance and sustainability strategy and regularly reports to the Board on our progress

•
Our Board is composed of a majority of independent directors, including our Chairman

•
We engage regularly with our stockholders

•
Our Code of Ethical Business Conduct, based on our S.T.E.E.L. Principles, forms the foundation for our business practices, and is certified annually by all directors and non-represented employees

•
Our Supplier Code of Conduct outlines the shared values we expect our business partners to exhibit, including human rights and working conditions

Community Engagement

•
We've partnered with the NFL's Pittsburgh Steelers to provide STEM education resources to local schools

•
Our Sons & Daughters Scholarship program provides college funding for children of our employees

•
We contribute financially and with employee service hours to the American Red Cross, local food banks, the Salvation Army, the Urban League, among other organizations

Protection of the Environment

•
In 2019 we announced our plan to achieve a 20% reduction in greenhouse gas (GHG) emissions intensity by 2030, compared to a 2018 baseline, that is directly aligned to our corporate strategy

•
We are a signatory to the 2018 worldsteel Sustainable Development Charter

•
We recycled approximately 3.7 million tons of scrap, approximately 4.5 million tons of blast furnace slag, and 0.6 million tons of steel slag, in 2019

•
We reused blast furnace and coke oven gas to avoid consuming natural gas and other fuels

Innovation

•
We are partnering with leading universities to explore carbon steelmaking technologies which emit less greenhouse gas

•
We're developing high-strength, highly formable sheet steels to provide our automotive customers with a cost-effective, lightweight material option to help meet the 2025 Corporate Average Fuel Economy (CAFE) standards

•
We are advancing steel alloy design and premium thread connections for our Tubular customers to support energy independence for the United States with ever more efficient oil and gas wells

    United States Steel Corporation   |  2020 Proxy Statement     |     19

Director Compensation

DIRECTOR COMPENSATION

Our Corporate Governance Principles provide that each non-employee director shall be paid compensation as the Board may determine from time to time. Directors who are employees of U. S. Steel receive no compensation for their service on the Board. The objective of U. S. Steel's director compensation programs is to enable the Corporation to attract and retain as directors individuals of substantial accomplishment with demonstrated leadership capabilities. In order to align the interests of directors with the interests of stockholders, our non-employee directors participate in the Deferred Compensation Program for Non-Employee Directors and the Non-Employee Director Stock Program, each of which is described below.

2019 Director Compensation

For 2019, the Board set the annual compensation after following a robust benchmarking review process, described below. No meeting fees or committee membership fees are paid.

Deferred Compensation Program

Under our Deferred Compensation Program for Non-Employee Directors, each non-employee director is required to defer a minimum of 55% of his or her retainer in the form of Common Stock Units and may elect to defer up to 100%. A Common Stock Unit is what is sometimes referred to as "phantom stock" because initially no stock is actually issued. Instead, we keep a book entry account for each director that shows how many Common Stock Units he or she has. When a director leaves the Board, he or she receives actual shares of common stock corresponding to the number of Common Stock Units in his or her account. The ongoing value of each Common Stock Unit equals the market price of the common stock. When dividends are paid on the common stock, we credit each account with equivalent amounts in additional Common Stock Units. If U. S. Steel were to undergo a change in control resulting in the removal of a non-employee director from the Board, that director would receive a cash payment equal to the value of his or her deferred stock account. The Board and management believe that such deferral, by continually building each director's equity interest in the Corporation, provides a meaningful continued interest in the Corporation that is tied to the stockholders' interest because the stock issued upon a director's departure from the Board reflects all changes in the market value of U. S. Steel common stock from the date of deferral.

Non-Employee Director Stock Program

Under our Non-Employee Director Stock Program, upon joining our Board, each non-employee director is eligible to receive a grant of up to 1,000 shares of common stock. In order to qualify, each director must first have purchased an equivalent number of shares in the open market during the six months following the first date of his or her service on the Board.

Compensation Review Process

The Corporate Governance & Sustainability Committee reviews director compensation on an annual basis.

Annually, Pay Governance, an independent compensation consultant, presents a benchmarking report on director compensation for the same comparator group of companies the Compensation & Organization Committee uses for determining compensation for our executives, as well as for a larger general comparator group of 151 companies in a similar revenue range as the Corporation. After reviewing the information presented by Pay Governance, as well as other public information on the topic, the committee evaluates the plan design and compensation levels to ensure they are consistent with market trends and makes recommendations of any appropriate changes to the Board.

For 2019, the committee recommended, and the Board approved, an increase in the annual director compensation retainer to $265,000, and set the additional fee for the Chairman of the Board at $100,000 (a reduction from 2018), in order to better align the compensation level with the median of both comparator groups. No increase was made to the additional amounts paid to committee chairs.

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Communications from Stockholders and Interested Parties

The following table sets forth the compensation of non-employee directors in 2019:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)

Patricia Diaz Dennis	120,000	145,000	0	265,000

Dan O. Dinges	129,057	155,943	0	285,000

John J. Engel	120,000	145,000	0	265,000

John V. Faraci	80,000	96,667	11,870	188,537

Murry S. Gerber	129,057	155,943	0	285,000

Stephen J. Girsky	120,000	145,000	0	265,000

Paul A. Mascarenas	60,000	205,000	0	265,000

Michael H. McGarry	50,000	60,417	13,070	123,487

Eugene B. Sperling	120,000	145,000	0	265,000

David S. Sutherland	0	365,000	0	365,000

Patricia A. Tracey	129,057	155,943	0	285,000

(1)
The amount shown represents the cash portion of the 2019 annual retainer paid to directors.

(2)
The amount shown represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718), as described in the Corporation's financial statements for the year ended December 31, 2019 included in the Corporation's annual report on Form 10-K for 2019. All of the 2019 stock awards represent Common Stock Units under the Deferred Compensation Program for Non-Employee Directors.

(3)
Represents 1,000 shares awarded to Mr. Faraci under the Non-Employee Director Stock Program and 1,000 shares awarded to Mr. McGarry under the Non-Employee Director Stock Program.

COMMUNICATIONS FROM STOCKHOLDERS AND INTERESTED PARTIES

Stockholders and interested parties may send communications through the Secretary of the Corporation to the: (1) Board, (2) Committee Chairs, (3) Chairman of the Board, or (4) outside directors as a group. The Secretary will collect, organize and forward to the directors all communications that are appropriate for consideration by the directors. Examples of communications that would not be considered appropriate for consideration by the directors include solicitations for products or services, employment matters, and matters not relevant to stockholders generally, to the functioning of the Board, or to the affairs of the Corporation. The Secretary of the Corporation may be contacted at: Corporate Secretary, United States Steel Corporation, 600 Grant Street, Suite 1500, Pittsburgh, PA 15219.

POLICY WITH RESPECT TO RELATED PERSON TRANSACTIONS

The Board of Directors of the Corporation has adopted a written policy that requires certain transactions with related persons to be approved or ratified by its Corporate Governance & Sustainability Committee. For purposes of this policy, related persons include: (i) any person who is, or at any time since the beginning of the Corporation's last fiscal year was, a director or executive officer of the Corporation or a nominee to become a director of the Corporation; (ii) any person who is the beneficial owner of more than 5% of any class of the Corporation's voting securities; and (iii) any immediate family member of any person described in (i) or (ii). The types of transactions that are subject to this policy are transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Corporation, or any of its subsidiaries, was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest and the aggregate amount involved will or may be expected to exceed $120,000. The standards applied by the Corporate Governance & Sustainability Committee when reviewing transactions with related persons include: (a) the benefits to the Corporation of the transaction; (b) the terms and conditions of the transaction and whether such terms and conditions are comparable to the terms available to an unrelated third party or to employees generally; and (c) the potential for the transaction to affect the independence or judgment of a director or executive officer of the Corporation. Under the policy, certain transactions are deemed to be automatically pre-approved and do not need to be brought to the Corporate Governance & Sustainability Committee for individual approval. The transactions that are automatically pre-approved include: (i) transactions involving compensation to directors and executive officers of the type that is required to be reported in the Corporation's proxy statement; (ii) indebtedness for ordinary business travel and expense payments; (iii) transactions with another company at which a related person's only relationship is as an employee (other than an executive officer), a director or beneficial owner of less than 10% of any class of equity securities of that company, provided that the amount involved does not exceed the greater of $1,000,000 or 2% of that company's consolidated gross annual revenues; (iv) transactions where the interest of the related person arises solely from the ownership of a class of equity securities of the Corporation, and all holders

    United States Steel Corporation   |  2020 Proxy Statement     |     21

Communications from Stockholders and Interested Parties

of that class of equity securities receive the same benefit on a pro rata basis; (v) transactions where the rates or charges involved are determined by competitive bid; (vi) transactions involving the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental regulation; and (vii) transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services. There were no transactions that required approval of the Corporate Governance & Sustainability Committee under this policy during 2019.

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Proposal 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are seeking an advisory vote from our stockholders on the following resolution to approve the compensation of the named executive officers ("NEOs") listed in the compensation tables of this proxy statement:

    RESOLVED, that the stockholders of United States Steel Corporation (the "Corporation") approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Corporation's proxy statement for the 2020 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussions.

We intend to offer this non-binding advisory vote at each of our annual meetings. Although it is not binding, we and the Board welcome our stockholders' views on our NEOs' compensation and will carefully consider the outcome of this advisory vote consistent with the best interests of all stockholders.

Advisory Vote Discussion

At the 2019 Annual Meeting of Stockholders, approximately 95% of the votes cast were "For" our advisory vote on executive compensation. We value the feedback we receive from regular engagement with our stockholders, and are encouraged by the positive support we have received over the past several years for our compensation program and recognition of our responsiveness to stockholders.

The Board of Directors recommends a vote FOR this proposal based on the efforts of the Compensation & Organization Committee and the Board to design an executive compensation program that:

•
Aligns the interests of U. S. Steel executives with our stockholders;

•
Provides market-aligned pay opportunities that attract, reward and retain key talent needed to drive outstanding corporate performance and create long-term stockholder value; and

•
Reflects the input received from stockholders on our executive compensation program through our robust engagement program.

In considering this advisory vote, we encourage you to read the Compensation Discussion and Analysis, the compensation tables and other relevant information in this proxy statement for additional details on our executive compensation programs and the 2019 compensation paid to our named executive officers.

COMPENSATION & ORGANIZATION COMMITTEE REPORT

The Compensation & Organization Committee of the Board of Directors of the Corporation has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation & Organization Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Corporation's Annual Report on Form 10-K for the year-ended December 31, 2019.

Dan O. Dinges, Chairman	Stephen J. Girsky
Patricia Diaz Dennis	Paul A. Mascarenas
John V. Faraci	Michael H. McGarry

    United States Steel Corporation   |  2020 Proxy Statement     |     23

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis contains a discussion of the material elements of compensation awarded to, earned by, or paid to the Corporation's "Named Executive Officers" ("NEOs"), individuals who served as our principal executive officer, the principal financial officer, and the next three most highly compensated executive officers of U. S. Steel in 2019.

Named Executive Officers in 2019

David B. Burritt	Christine S. Breves	Douglas R. Matthews
President & Chief Executive Officer	Senior Vice President & Chief Financial Officer	Senior Vice President – Chief Commercial & Technology Officer, Tubular & Mining Solutions

Duane D. Holloway	James E. Bruno	Kevin P. Bradley*
Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary	Senior Vice President – European Solutions & President, USSK	Former Executive Vice President & Chief Financial Officer
*
Mr. Bradley resigned as Chief Financial Officer effective as of November 4, 2019, and served as Executive Vice President & Senior Advisor to the CEO until December 31, 2019. Ms. Breves previously served as Senior Vice President — Manufacturing Support & Chief Supply Chain Officer until November 4, 2019 when she was appointed to her current role as Chief Financial Officer.

Our Compensation Program is Designed Around Four Guiding Principles:

Compensation Principle	Compensation Design

Strong Pay-for-Performance Approach	• Majority of target compensation opportunity is performance-based • Our compensation programs are focused on objective corporate performance measures and individual performance

Align Pay with Long-Term Interests of our Stockholders	• Equity comprises the largest portion of an executive's compensation, a substantial portion of which is performance-based • Executives are subject to rigorous stock ownership and holding requirements

Support our Strategic and Financial Goals	• Balance of compensation elements that focus on both short-term and long-term corporate performance and goals that align with our annual and long-term strategic objectives

Attract, Reward and Retain Executives

•

Our long-term incentive grants include restricted stock units that may retain some value in a period of stock market decline

•

Executive compensation is targeted to be competitive with our peer group

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Compensation Discussion and Analysis

Executing our Strategy to Create Long-Term Stockholder Value

Our strategy is to create long-term stockholder value by pursuing a business model that is resilient to market volatility and is profitable through the business cycle. We have defined this approach as our "best of both" model, which combines the capability advantages of integrated mills with the flexibility and cost benefits of mini mills. We took significant steps in 2019 to execute on this strategic vision and transform our business model.

In 2019, we announced a series of cornerstone investments that form the foundation of our "best of both" strategy, including: announcing a $1.5 billion investment in our Mon Valley Works facility to build a world class endless casting and rolling line; completing the acquisition of a minority ownership interest in Big River Steel, North America's first LEED certified mini mill, with an option to purchase the remaining ownership interests within four years; restarting the construction of an electric arc furnace at our Fairfield Works facility, which will enable efficient self-production of rounds for our seamless tubular products; the investment of nearly $500 million in the hot strip mill at our Gary Works facility to position it as a competitively advantaged asset that delivers better customer value; and began investment in a new dynamo line for our European operations that will enable production of sophisticated silicon grades of non-grain oriented electrical steels to support increased demand in vehicles and generators.

These investments build on the important revitalization efforts that we began in 2017 and, once complete, will significantly improve our operating performance and transform our ability to be flexible, efficient and profitable even in the face of market headwinds. These investments establish a new foundation to drive future profitable growth and ultimately will center our business around three core market-leading, differentiated and technologically advanced North American Flat-rolled assets. Our future footprint will provide our customers with the sustainable state-of-the-art steel solutions they need to solve their most challenging problems. From light weighting our vehicles to protecting our sources of energy, we are truly transforming the capabilities we have to enhance how and what we sell to our customers.

Retaining Strong Leadership Team Through Strategic Transition is Imperative

The Board of Directors recognizes that the investments announced this year to pursue this strategic vision are the bold actions that the Corporation needs to become world competitive in any market. In order to achieve this, the Board believes it is imperative to have the right leadership team to see through successful execution of the strategy. The steel industry has faced many challenges and endured significant change over the past few years. Despite the volatility, we have remained focused on the things that we control. The financial results for 2019 represent a decline from the prior year, and correlate to the significant decline in global steel prices and market conditions that occurred during the year (illustrated on page 28). These results reinforce the need to continue the transformational strategy articulated this year and motivate our leadership team to move towards our future faster. We remain focused on creating enduring value for our stockholders and believe the Corporation is well positioned to continue the positive momentum we have been building.

The Compensation Committee has structured our executive compensation program to closely align with our long-term strategy and to link compensation to corporate performance, balancing the long-term needs of the Corporation with achieving near-term results for stockholders. We believe the pay outcomes for executives demonstrate a strong link between compensation and performance.

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Compensation Discussion and Analysis

2019 Performance at a Glance

The continued focus of our executive team and employees on our long-term strategic goals of transforming our business by investing in advanced technology, optimizing our balance sheet to support our strategy, enhancing operating efficiency and reliability, and ensuring we have a talented and diverse workforce to lead and execute our business plans, was evidenced by many achievements in 2019, and we strive for greater achievement in the year ahead.

Record Setting Safety Performance	➢	All-time best days away from work (DAFW) safety performance
		o	OSHA DAFW rate of 0.10, which is seven times better than the industry average reported by the U.S. Bureau of Labor Statistics (BLS)
		o	U. S. Steel's Tubular Operations and U. S. Steel Košice each completed the year with zero DAFW cases
	➢	Improved Total OSHA Recordable injury rate, which was nearly three times better than the BLS industry average of 2.7
	➢	Best contractor DAFW safety performance since 2009 (when measurement began)
	➢	Longest fatality-free streak since measurement began
Executing Against our Strategic Priorities	➢	Acquired 49.9% ownership stake in Big River Steel, the world's first LEED certified mini mill, for approximately $700 million
	➢	Announced $1.5 billion investment to construct a new endless casting and rolling line at lowest cost mill to increase capability for our customers
	➢	Achieved project milestones for construction of electric arc furnace at our Tubular facility, expected to be completed in 2020
	➢	Announced new organizational structure focused on commercial, technological and manufacturing excellence to better support customers
	➢	Increased market share in high-margin strategic markets
	➢	Improved quality and delivery performance to customers
	➢	Successfully raised approximately $1.1 billion in incremental capital and ended the year with liquidity of approximately $2.3 billion, including $749 million of cash to support execution of our "best of both" strategy
Delivering Long-Term Value to our Stockholders	➢	Achieved the best cash conversion cycle time among our peers, demonstrating focus on cash efficiency
	➢	Achieved adjusted EBITDA of $711 million in the face of an approximately 35% decline in steel prices over the course of the year and other market headwinds
	➢	Returned nearly $100 million to our stockholders through dividends and stock repurchases
Demonstrating our Commitment to Environmental Stewardship	➢	Announced a plan to reduce greenhouse gas emissions intensity by 20% by 2030, compared to a 2018 baseline, in a manner directly aligned with our corporate strategy
Investing in our People and our Community	➢	Announced enhanced industry-leading inclusive benefits package
	➢	Awarded a perfect "100" score by the Human Rights Campaign® Corporate Equality Index and named to Forbes 2000 World's Best Employers
	➢	Reinvigorated community engagement fund and employee resources groups
	➢	Implemented enhanced professional development throughout the organization

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Compensation Discussion and Analysis

2019 Executive Compensation Program Overview

Our executive compensation program is designed to attract, reward and retain executives who make significant contributions through operational and financial achievements aligned with the goals and philosophy of our long-term strategy. The primary elements of our compensation program, base salary, annual incentive awards and long-term incentive awards, are described below. We also provide limited perquisite and standard retirement and benefit plans. The majority of our NEOs' pay is variable and based on achievement of performance goals.

Compensation Element	Overview	Key Performance Measures and Weightings

Annual
Base Salary	Fixed cash baseline compensation that takes into account scope and complexity of role, individual qualifications and experiences, and internal value to the Corporation	Base salaries set at market competitive levels allow the Corporation to attract and retain highly qualified executives to lead and implement our strategy

Annual Incentive Compensation Plan (AICP)
Performance-based annual cash incentive opportunity for achieving goals that are crucial to our strategic plan
	Payout Range: 0%-230% of target for corporate performance and individual performance adjustments	➢ EBITDA (75%) ➢ Cash Conversion Cycle (25%) ➢ Individual Performance (-15% to 30%)

Long-Term Incentive Program (LTIP)
Variable long-term equity based compensation to motivate and reward executives for achieving multi-year strategic priorities

Granted at the beginning of a three-year performance period
Payout Range: 0%-200% of target

Supports retention of highly qualified executives to lead and implement our strategy; aligned with stockholder interests as the value fluctuates with stock price performance

➢ Relative TSR (50%) ➢ Return on Capital Employed (50%) ➢ Stock price ➢ Vests ratably over three years

*
Illustrations are based on 2019 CEO target compensation

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Compensation Discussion and Analysis

Maintaining Pay-for-Performance through Industry Cycles

The Compensation Committee believes that in a challenging operating and unpredictable economic environment it is critical to align our compensation program with the goals of our strategic turnaround initiatives. Therefore, our compensation structure balances the following:

•
a strong pay-for-performance approach that links financial performance to the incentive opportunities realized by our executives;

•
measurable performance metrics in our incentive plans that support our strategic and financial goals;

•
alignment of management interests with the long-term interests of our stockholders; and

•
our need to attract, reward and retain executives best qualified to guide the Corporation through its transformation.

The steel industry, and U. S. Steel in particular, are highly cyclical and susceptible to volatility in steel prices, which has a direct correlation to annual earnings. Therefore, in general, the Compensation Committee utilizes wider performance ranges to offset swings in the commodity steel prices. The charts below illustrate the fluctuation in pricing in the U.S. and Europe over the last three years, and the decline in rig counts since 2018, and the correlation to our corporate earnings.

Because external market conditions could have a dispositive impact on the Corporation's earnings, the Compensation Committee has enhanced the executive compensation program over the course of the last several years to reduce the volatility in the measures under the program to ensure executive compensation is tied to controllable actions. The enhancements described below have been discussed with our stockholders during our annual engagements, and stockholders have been supportive of the changes.

2017	➢	Set ROCE performance goals in line with the business plan expectations

2018	➢	Target goals for AICP set in line with the business plan, but minimum and maximum ranges were widened in recognition of the impact of external market factors
	➢	Eliminated use of stock options to reduce volatility in payouts

2019	➢	Individual performance component of AICP is independent of the corporate goals, rather than a multiplier, to allow for rewarding exceptional individual contributions
	➢	Calculation of relative TSR includes annual and three-year TSR components to eliminate disproportionate impact of one year on the long-term performance

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Compensation Outcomes: Payouts Reflect Corporate Performance

The Compensation Committee considers a mix of cash and equity awards over both the short-term and long-term as a critical balance in reinforcing U. S. Steel's commitment to performance alignment. This strong pay-for-performance alignment is clearly reflected in amounts actually earned by our NEOs based on the achievement of metrics established by the Compensation Committee for the annual and long-term incentive plans.

The following table illustrates how our performance has affected the payout of our annual incentives and how the performance of our common stock affects the value of the long-term incentives that would be received by our CEO based on our closing stock price of $11.41 on December 31, 2019:

	Annual Incentive	Stock Options		Restricted Stock Units(2)	Performance Awards(3)

Year	% of Target Award Paid	Exercise Price	Intrinsic Value(1)	Value as a % of Grant Value	Award Payout as a % of Target

2019	84%	—	—	48%	0%
2018	187%	—	—	26%	0%
2017	0%	$39.265	$0	29%	73.5%

(1)
The "Intrinsic Value" column shows the amount (if any) by which the market value of our shares underlying an option exceeds the exercise price at December 31, 2019. If the exercise price exceeds the market price, the stock options have no intrinsic value. Stock options were not granted in 2018 or 2019.

(2)
The "Restricted Stock Units" column shows the market value on December 31, 2019, of the shares underlying the restricted stock units as a percentage of the market value on the grant date. The grant date fair value of the RSUs granted in 2017 was $39.265, in 2018 was $43.99 and in 2019 was $23.92. To the extent that the market value has declined, the value of the restricted stock units reflected in the Summary Compensation Table also declined.

(3)
The "Performance Awards" column indicates the percentage of the performance awards that would be paid out based on our TSR as compared to the TSR of the peer group companies and ROCE performance. The 2017 performance period ended on December 31, 2019, and the actual results are reflected in the table. For the 2018 and 2019 performance awards, the information in the table is determined as if the performance periods ended on December 31, 2019.

Variable, at-risk compensation accounted for approximately 60% of our CEO's target compensation in 2019. Based on our strong pay-for-performance alignment, realizable compensation for our CEO over the last three years is 45% of target value granted during the period as reported in the Summary Compensation Table on page 45 of this proxy statement.

CEO Realizable Pay

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Investor Feedback and Recent "Say-on-Pay" Vote Inform Board's Decisions

In 2019, we continued our long-standing engagement efforts with our stockholders. Last year, we contacted stockholders representing approximately 42% of our stock and we held telephonic meetings with six investors. These discussions focused primarily on our business strategy and the alignment of our compensation program to our strategy and company performance. In addition, some stockholders indicated they did not believe a call was necessary.

The Board, as well as management, prioritizes constructive communication with our investors to learn about their views of the Corporation and our governance, sustainability and compensation practices. In addition to the frequent communication our CEO and Investor Relations team has with our stockholders, we have maintained ongoing dialogue with our largest stockholders regarding our corporate governance and executive compensation program since 2012. The feedback we receive from these discussions is carefully considered by the Board and the Compensation Committee, and we believe the strong support of 94.1% to 96.5% for our say-on-pay proposal over the last few years is evidence of the careful attention to stockholder feedback, and our ability to decisively take action and incorporate their perspectives in our programs.

Based on our 2019 meetings, we determined that our stockholders are supportive of the strong link between pay and performance embedded in our executive compensation program. Over the years, we have implemented changes to our compensation practices to further align pay with performance, enhanced disclosure regarding the rationale behind certain compensation decisions, and reduced volatility of payouts in our program. In 2019, we changed the way individual performance is applied to the Annual Incentive Compensation Plan, in order to provide an incentive opportunity for superior individual contributions even when external market factors may have experienced a significant decline. Additionally, we revised the calculation for relative TSR performance described on page 31 to address volatility in long-term award payouts. These changes were discussed with our stockholders during our annual outreach and they were supportive.

Following our 2019 Annual Meeting of Stockholders, the Compensation Committee reviewed the results of the stockholder advisory vote on executive compensation (the "say on pay" vote) that was held at the meeting with respect to the 2018 compensation actions and decisions for Mr. Burritt and the other NEOs. Approximately 95% of the votes cast on the proposal were voted in support of the compensation of our NEOs.

Compensation Governance Practices

Our compensation program is designed to promote exceptional performance and align the interests of our executives with the interests of our stockholders while discouraging executives from excessive risk-taking.

WHAT WE DO	WHAT WE DON'T DO

•

Consider results of say on pay votes when making compensation decisions

•

Regularly engage with our stockholders about our executive compensation program

•

Align pay and performance

•

Cap annual and long term incentive awards, including when TSR is negative

•

Utilize an independent compensation consultant

•

Require significant stock ownership of executive officers

•

Utilize a market based approach (competitive within our peer group) for determining NEO target pay levels

•

Require a "double trigger" for change in control severance

•

Provide for clawback of incentive awards if our financial statements are restated

•

Annually review risks associated with our compensation programs

•

Pay excise tax gross ups for change in control payments

•

Guarantee minimum payout of annual or long term performance awards

•

Reprice options

•

Allow directors or employees to engage in hedging transactions, short sales or pledging of our common stock

•

Allow dividends or dividend equivalents on unearned RSUs or performance shares

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Compensation Discussion and Analysis

Changes to the 2019 Compensation Program

The Compensation Committee made certain changes to the 2019 executive compensation program, described below, in order to better align executive compensation with strategy and tighten the link between pay and performance. These revisions were briefly described in our 2019 proxy statement.

Looking Ahead

The Compensation Committee did not make significant changes to the compensation program design for 2020. The 2020 ROCE performance awards were granted in cash.

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Compensation Discussion and Analysis

2019 Compensation Decisions and Outcomes Demonstrate Alignment with Performance

Compensation Committee Decision-Making Process

We have a robust and ongoing annual process to plan, review and determine executive compensation, which includes at least annual engagement with our stockholders. When evaluating the compensation reported in the Summary Compensation Table against company performance, it is helpful to keep in mind the timing each of the decisions are made by the Compensation Committee.

➢
Base salaries and target grant values for the Annual Incentive Compensation Plan and Long-Term Incentive Program performance awards were determined in January and February 2019 and reflect corporate and individual performance in 2018 and potential to drive success in 2019
➢
Annual Incentive Compensation Plan awards reported for 2019 were determined following 2019 year end and paid in March 2020 based on 2019 corporate and individual performance
➢
Performance for 2017-2019 LTIP awards was certified following 2019 year end and vested, as applicable, in February 2020; Payouts for 2017-2019 cash-based performance awards are reported in this proxy statement

2019 Compensation Decisions

In making decisions regarding 2019 compensation, the Compensation Committee underwent a robust analysis and thoughtful process. In the beginning of the year, the Compensation Committee's independent consultant reassessed the roles and responsibilities for the Corporation's executive officers. That review resulted in a change to the median total target direct compensation for executive officers as compared to the executive compensation peer group. The Compensation Committee, in order to motivate and incentivize executives, particularly during a time of strategic transition when retention of executives is of utmost importance, normalized executive total target direct compensation by adjusting target amounts for base salary, AICP opportunity and LTIP grant values. In addition, in making target compensation decisions, the Compensation Committee took into consideration the Corporation's outstanding 2018 performance, continued development and execution of the Corporation's long-term strategy, and assumption of additional duties in connection with executive leadership changes and responsibilities of each of our NEOs. Actual AICP award decisions were made following the completion of 2019, and based on achievement of rigorous corporate and individual performance objectives.

2019 Compensation Decisions

2019 Annual Cash Incentive Award: $1,449,000 or 84% of target

Mr. Burritt's AICP award is based on achievement of below target performance for total corporate EBITDA and CCC goals, in addition to his individual performance.

2019 Base Salary: $1,200,000

Increased from $1,000,000 in recognition of leadership of very successful 2018 performance; base salary remains below peer group median

2019 AICP Bonus Target: 150%

Slight increase from 2018 target of 140% to align with peer group median

2019 Target LTIP Award: $8,000,000

Increased from $6,100,000 in 2018 to provide greater percentage of total compensation in form of long-term awards and set total target direct compensation near peer group median

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Compensation Discussion and Analysis

2019 Compensation Decisions

2019 Annual Cash Incentive Award: $422,740 or 89% of target

Ms. Breves' AICP award is based on achievement of below target performance for total corporate EBITDA and CCC goals, in addition to her individual performance. Her AICP award was prorated for the time she served as Senior Vice President – Manufacturing Support & Chief Supply Chain Officer, during which she had an 80% AICP target, and the time she has served as Chief Financial Officer.

2019 Base Salary: $650,000

Increased from $470,000 in 2018 in connection with elevation to CFO role, but remained slightly below peer group median

2019 AICP Bonus Target: 100%

Increased in connection with elevation to CFO role in line with peer group median

2019 Target LTIP Award: $1,250,000

Increased in line with peer group median and to provide a greater percentage of total compensation in the form of long-term awards

2019 Compensation Decisions

2019 Annual Cash Incentive Award: $376,365 or 66% of target

Mr. Matthews' AICP award is based on achievement of below target performance for total corporate and Flat-Rolled EBITDA goals, below threshold Tubular EBITDA goals and below target CCC goals, in addition to his individual performance.

2019 Base Salary: $580,000

Increased from $541,000 in 2018 in line with peer group median

2019 AICP Bonus Target: 100%

Increased from 80% in 2018 in recognition of leadership over the Tubular segment, as well as Industrial, Service Center and Mining Solutions. Mr. Matthews' AICP award is calculated as if he has an 80% target based on CCC and total corporate and NAFR EBITDA goals, and a 20% target based on Tubular EBITDA goals.

2019 Target LTIP Award: $1,250,000

Increased from $1,115,000 in 2018 in line with peer group median and to provide a greater percentage of total compensation in form of long-term awards

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Compensation Discussion and Analysis

2019 Compensation Decisions

2019 Annual Cash Incentive Award: $384,720 or 84% of target

Mr. Holloway's AICP award is based on achievement of below target performance for total corporate EBITDA and CCC goals, in addition to his individual performance.

2019 Base Salary: $580,000

Increased from $550,000 in 2018 in recognition of leadership of very successful 2018 performance and in line with peer group median

2019 AICP Bonus Target: 80%

Increased from 75% in 2018 to provide greater incentive opportunity for excellent performance

2019 Target LTIP Award: $1,250,000

No change from 2018

2019 Compensation Decisions

2019 Annual Cash Incentive Award: $267,000 or 60% of target

Mr. Bruno's AICP award is based on achievement of below target performance for total corporate EBITDA goals, below threshold USSE EBITDA goals and below target CCC goals, in addition to his individual performance.

2019 Base Salary: $580,000

Increased from $485,000 in 2018 in line with peer group median

2019 AICP Bonus Target: 80%

Increased from 70% in 2018 in line with peer group median

2019 Target LTIP Award: $1,250,000

Increased from $675,000 in 2018 in line with peer group median and to provide a greater percentage of total compensation in form of long-term awards

Mr. Bradley's base salary, AICP bonus target and target LTIP award were unchanged from 2018, and in line with our peer group median. Upon his separation from the Corporation, Mr. Bradley became ineligible to receive any AICP award for 2019 pursuant to the terms of his separation agreement.

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Compensation Discussion and Analysis

Executive Compensation in Detail

Compensation Program Elements

The elements of compensation provided to our executives include base salary, short-term annual incentive compensation, long-term incentive compensation, retirement benefits, and other compensation. The distribution of compensation among the various compensation elements is based on the Compensation Committee's belief that to link pay to performance, most of an executive's compensation should be paid in the form of performance-based variable compensation with a greater emphasis on variable components for the most senior executives who have greater responsibility for the performance of the business.

Base Salary

Base salary is designed to compensate for the required day-to-day activities and responsibilities of each position. Base salary is set at a market competitive level to enable the Corporation to attract and retain talent. Actual salary levels take into account such factors as the contribution of the incumbent, individual qualifications and experiences, and internal value to the Corporation. Base salary is paid in cash.

Annual Incentive Compensation Plan

The purpose of our Annual Incentive Compensation Plan (AICP) is to align our executive officers' compensation with the achievement of annual performance goals that support our business strategy. Typically, the annual incentive awards are paid in cash, but the Compensation Committee retains discretion to provide the award in cash, stock, or a combination of both. The AICP is designed to focus executives primarily on efficient cash management and profitability.

Actual amounts earned are based on the formula illustrated below, with predetermined performance goals based on the achievement of cash conversion cycle and earnings before interest, taxes, depreciation and amortization (EBITDA) performance measures. Final awards may be increased or decreased based on individual performance. The individual performance factor is based on a percentage of the executive's target award. The Compensation Committee determined that EBITDA and CCC were the appropriate measures to drive the transformation required to achieve our goal of sustainable profitability.

2019 AICP Incentive Formula

The target award under the AICP for each NEO is equal to the target percentage applied to the executive's base salary. The following table shows the actual amount awarded by the Compensation Committee after consideration of the executive's individual performance.

2019 Annual Incentive Payout

Executive	Target Award as % of Base Salary(1)	Target Award(2)	Corporate Payout Rate(3)	Actual Amount Awarded(4)

Burritt	150%	$1,725,000	64%	$1,449,000
Breves	100%	$472,723	64%	$422,748
Matthews	100%	$570,250	56%	$376,365
Holloway	80%	$458,000	64%	$384,720
Bruno	80%	$445,000	40%	$267,000
Bradley	100%	$700,008	64%	$0

(1)
"Base Salary" for purposes of determining the AICP award is the actual salary earned for 2019. The Target Award as % of base salary shown for Ms. Breves is the target award for her current role as Chief Financial Officer.

(2)
The "Target Award" is the amount that would be paid to the executive assuming the Corporation achieves its target performance objectives and before consideration of individual performance. Ms. Breves was promoted to the CFO position effective November 4, 2019, and the table above reflects the prorated target AICP award for each position held.

(3)
The "Corporate Payout Rate" is determined by the Corporation's actual performance measured against the 2019 performance metrics and before individual performance is considered. Differences in the payout rate among the executives are the result of variances in EBITDA weighting for the business segments, as described on page 36.

(4)
The "Actual Amount Awarded" is the amount awarded by the Compensation Committee after consideration of individual performance, detailed on pages 32-34. Mr. Bradley became ineligible to receive an AICP award for 2019 upon his separation from the Corporation pursuant to the terms of his separation agreement.

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Compensation Discussion and Analysis

AICP Performance Measures

Performance Measure	How it Works	Rationale/Description
EBITDA*	Determines 75% of corporate payout rate	Financial performance measure intended to focus the organization on operating at sustainable, profitable levels

Cash Conversion Cycle*	Determines 25% of corporate payout rate	Financial liquidity measure intended to focus the organization on the number of days that it takes to convert resource inputs into cash flows

Individual Performance	The Compensation Committee may modify an award by –15% to 30% of the target award based on individual performance	Based on an assessment of the executive's individual performance, including the contribution to overall corporate results and attainment of operational and strategic goals, and the priorities of achieving safety, environmental and financial results, as well as delivering on our critical success factors
*
See Appendix B for definitions and calculations of financial metrics.

Setting Corporate Performance Goals and Determining Results

The Compensation Committee strives to set challenging operational and financial performance targets that drive and motivate executives to achieve short- and long-term success. For 2019, the Compensation Committee set a minimum-maximum goal range to set goals that are rigorous, but achievable.

The target annual incentive award opportunity for our NEOs represents a percentage of base salary, which is set based on market data from our executive compensation peer group. Target annual incentive award levels are reviewed annually to ensure alignment with our compensation philosophy and business strategy.

The Compensation Committee set the target goals for AICP purposes in the first quarter of 2019, utilizing an approach that considers prior year's performance, expected 2019 financial performance and the annual operating plan, the impact of planned strategic activities, and fluctuations in global steel prices and other macroeconomic factors. In setting the 2019 goals, the Compensation Committee recognized that 2019 financial performance would be challenged to meet or exceed 2018 performance given the trend in global steel prices, and other macroeconomic factors, as illustrated on page 28. For 2019, the Compensation Committee determined that a sufficient degree of stretch existed in the target. The goals were considered rigorous when set.

In addition to determining corporate performance targets, the Compensation Committee approved EBITDA goals for each NEO. For the CEO, CFO and General Counsel, the EBITDA goal is based on the total corporate results, which generally measures the operational results of all business segments. For executives assigned to a specific segment, like Messrs. Matthews and Bruno, the EBITDA goal is 50% based on the EBITDA goal for that segment and 50% based on total corporate EBITDA. Mr. Matthews has responsibilities involving two of our reportable segments, and therefore, his AICP award is based on the EBITDA performance of both the Flat-rolled and Tubular segments, in addition to corporate EBITDA performance. This segment allocation of the EBITDA goal is intended to create stronger corporate, business segment and individual accountability by tying an executive's award to the performance of the segments for which he or she is directly responsible.

The corporate payout rate (prior to adjustment for individual performance) was determined based on achievement of the performance measures described in the table below. This payout rate demonstrates the performance alignment design of our plan.

2019 AICP Corporate Performance Targets And Results ($ are in Millions)

Performance Measure	Minimum	Target	Maximum	Actual(1)	Payout Result(2)

Cash Conversion Cycle	40 days	32 days	24 days	37 days	69%
EBITDA:
Flat-Rolled	$415	$830	$1,245	$652	79%
Tubular	$0	$70	$140	$(21)	0%
Europe	$115	$230	$345	$35	0%
Total EBITDA	$565	$1,200	$1,835	$721	62%

(1)
The equity investee loss related to the Big River Steel acquisition was excluded from the adjusted EBITDA results used to determine AICP performance in accordance with the administrative procedures of the plan.

(2)
The payout result is 100% at target increasing to 200% of target for performance at the maximum level and decreasing to 50% of target for performance at the minimum threshold level.

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Compensation Discussion and Analysis

Setting Individual Performance Goals and Determining Results

In determining the annual incentive awards, the Compensation Committee considers, among other things, the NEO's individual performance in delivering results for the established value creation drivers of safety, environmental and financial performance, as well as our critical success factors — moving up the talent curve, moving down the cost curve and winning in strategic markets. Each NEO has individual metrics tied to each of these goals that correspond with their particular area of responsibility. The CEO's individual performance objectives are reviewed by the Compensation Committee and approved by the Board. A similar evaluation is performed by the CEO with respect to all other executive officers using similar measures and objectives. The Compensation Committee uses its business judgment in reviewing each of these individual items and does not assign specific quantitative weighting to such items.

A description of each NEO's individual performance is included on pages 32-34.

Long-Term Incentive Compensation Program

Equity awards under the long-term incentive program (LTIP) are allocated among performance-based awards (60% of the LTIP award in 2019) and restricted stock units (RSUs) (40% of the LTIP award in 2019). The Compensation Committee believes that these long-term incentive vehicles best accomplish the objectives of aligning pay with performance and retaining executives.

Award Type / Performance Measure	% of LTIP Award	Description	Vesting
Performance-Based Awards Return on Capital Employed (ROCE)	Comprises 30% of LTIP award	Measured over a three-year period, with greater weighting placed on the third year	Vests after three-year performance period if ROCE performance metrics are achieved

Performance-Based Awards Relative TSR	Comprises 30% of LTIP award	Measured over an annual and three-year period; requires above market performance compared to our peer group for target payout to be made	Vests after three-year performance period if annual and three-year TSR performance metrics are achieved

Time-Based RSUs	Comprises 40% of LTIP award	Supports retention and linked to stock price performance	Vests ratably over three years

On February 26, 2019, the Compensation Committee granted the long-term incentive awards set forth in the table below.

Long-Term Incentive Awards Granted in 2019

Executive	Target Equity-Based Performance Awards	Restricted Stock Units	Grant Date Fair Value of Equity Awards

Burritt	182,480	133,780	$8,000,006
Breves	28,520	20,900	$1,250,127
Matthews	28,520	20,900	$1,250,127
Holloway	28,520	20,900	$1,250,127
Bruno	28,520	20,900	$1,250,127
Bradley	47,900	35,120	$2,100,020

Performance-Based Awards (60% of LTIP Award Value)

Performance awards provide an incentive for executives to earn shares based on our performance over a three-year performance period, with goals set at the beginning of each performance period. The performance awards do not pay dividends or carry voting privileges prior to vesting. In 2019, the three-year performance period began on January 1, 2019, and will end on December 31, 2021 (the "2019 Performance Period"). The value of the performance awards granted for the 2019 Performance Period was divided equally between relative TSR performance awards and ROCE performance awards. The performance awards were granted in equity.

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Compensation Discussion and Analysis

TSR Performance Awards

TSR performance awards are based on relative performance, with the payout determined based on the rank of the Corporation's TSR compared to the TSR of peer group companies (see the "Performance Peer Group" on page 43), over the three-year performance period, as well as for each year within the performance period.

As noted in the table below, above market performance at the 55th percentile is required for target payout, and no payout is made for performance below the 30th percentile.

TSR Performance Award Goals

Level	2019 Relative TSR Ranking	Award Payout as a % of Target(1)

	<30th percentile	0%
Threshold	30th percentile	50%
Target	55th percentile	100%
Maximum	≥80th percentile	200%

(1)
Interpolation is used to determine actual awards between the threshold, target, and maximum levels. TSR performance is calculated over a three-year performance period as shown in Appendix B of this proxy statement.

In order to address any potential pay for performance disconnect should the Corporation's TSR be negative over the performance period (regardless of relative performance) payouts are capped as follows:

  •
  Payout is capped at target if the Corporation's TSR is 0% to -5% on a compound annual growth rate ("CAGR") basis;

  •
  Payout is capped at threshold if the Corporation's TSR is between -5% to -10% on a CAGR basis; and

  •
  Payout is forfeited if the Corporation's TSR is lower than -10% on a CAGR basis.

ROCE Performance Awards

The payout is determined based on our weighted average cost of capital (noted as return on capital employed or "ROCE"), over the three-year performance period. ROCE is measured based on our consolidated worldwide EBIT, as adjusted, divided by our consolidated worldwide capital employed, as adjusted, over the three-year performance period. The weighted average ROCE is a three-year performance metric calculated based on the ROCE achieved in the first, second, and third years of the performance period, weighted at 20%, 30%, and 50% respectively. The ROCE awards payout at 50% at the threshold level, 100% at the target level, and 200% at the maximum level. ROCE performance goals are not disclosed during an ongoing performance period due to competitive reasons.

2017 Performance Awards

The performance period for the performance awards granted in 2017 ended on December 31, 2019. The value of the 2017 performance awards was equally divided between relative TSR performance awards and ROCE performance awards. The 2017 ROCE performance awards were granted in cash. The 2017 TSR performance awards were granted in equity. Relative TSR performance was below the threshold goal, and ROCE performance achieved above the target performance goal, resulting in an overall payout of 73.5% of the target LTIP performance award. Mr. Holloway did not receive a grant of 2017 performance awards because he was not employed by the Corporation when the grant was made. Each of the relative TSR and ROCE goals, results and payouts are described below.

2017 TSR Performance Awards

The Corporation's relative annualized TSR compared to the selected peer group for the performance period was below the 30th percentile, and resulted in a payout at 0% of the target award. The payout for our NEOs is shown below.

2017 TSR Performance Award Payout

	Shares Granted at Target	Payout Rate	Shares vested as a result of payout	Fair Value of Performance Awards Upon vesting

Burritt	52,190	0%	0	$0
Breves	2,510	0%	0	$0
Matthews	6,750	0%	0	$0
Holloway	—	—	—	—
Bruno	3,030	0%	0	$0
Bradley	13,080	0%	0	$0

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Compensation Discussion and Analysis

2017 ROCE Performance Awards

The Corporation's ROCE for the performance period was above performance target, resulting in a payout at 147% of the target award.

2017-2019 Return on Capital Employed (ROCE) Performance Targets and Results

Performance Targets		Actual Results and Weighting		Payout Rate

Threshold	3%	Year 1 (20%)	10.3%
Target	6%	Year 2 (30%)	19.1%
Maximum	10%	Year 3 (50%)	0.2%
		2017-2019 Period	7.89%	147%

	Value at Target	Payout rate	Delivered Value

Burritt	$1,476,000	147%	$2,169,720
Breves	$124,500	147%	$183,015
Matthews	$334,500	147%	$491,715
Holloway	—	—	—
Bruno	$150,000	147%	$220,500
Bradley	$262,500	147%	$385,875

Restricted Stock Units (40% of LTIP Award Value)

Restricted stock units (RSUs) are awards that deliver shares of common stock and accumulated dividends upon vesting. RSUs generally vest ratably on each of the first, second and third anniversaries of the grant date, subject to the executive's continued employment on each vesting date.

The Compensation Committee believes that RSUs provide the best retention benefits among our long-term incentives, especially during times of challenging economic and industry conditions. They also enable our executives to build ownership in the Corporation, which addresses a key compensation objective. Additionally, because of the downside risk of owning stock, restricted stock units discourage executives from taking excessive risks that would not be in the best long-term interest of stockholders.

Fixed Compensation and Benefits

Benefits

NEOs participate in many of the benefits provided to non-represented employees generally, including vacation and holiday benefits, insurance benefits, disability benefits, and medical and prescription drug programs. We believe these benefits support our overall retention objectives.

Retirement Programs

We provide the retirement benefits described below in order to attract and retain talented executives. We believe our retirement programs are reasonable in light of competitive pay practices and the total compensation of our executives.

Tax-Qualified Plans

The Corporation maintains the following tax-qualified retirement programs (together, the "Qualified Plans"):

  •
  United States Steel Corporation Plan for Employee Pension Benefits, Revision of 2003 (the "Pension Plan"), which is a defined benefit plan; and

  •
  United States Steel Corporation Savings Fund Plan for Salaried Employees (the "Savings Plan"), which is a 401(k) defined contribution plan.

Participation in the Pension Plan was closed to new entrants on July 1, 2003 and benefits under the plan were frozen for all non-represented participants on December 31, 2015. Mr. Matthews was the only NEO covered by the Pension Plan, the Non Tax-Qualified Pension Plan and the Supplemental Pension Program described below.

In 2019, all of the NEOs received matching contributions and Retirement Account contributions under the Savings Plan and participated in the related non-qualified plans.

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Compensation Discussion and Analysis

Non Tax-Qualified Plans

The Corporation maintains the following non tax-qualified programs (together, the "Non-Qualified Plans") that are designed to provide retirement benefits to executives and other high-level employees of the Corporation and its affiliates:

  •
  United States Steel Corporation Non Tax-Qualified Pension Plan (the "Non Tax-Qualified Pension Plan");

  •
  United States Steel Corporation Executive Management Supplemental Pension Program (the "Supplemental Pension Program");

  •
  United States Steel Corporation Supplemental Thrift Program (the "Supplemental Thrift Program");

  •
  United States Steel Corporation Non Tax-Qualified Retirement Account Program (the "Non Tax-Qualified Retirement Account Program"); and

  •
  United States Steel Corporation Supplemental Retirement Account Program (the "Supplemental Retirement Account Program").

Benefits under the Non Tax-Qualified Pension Plan and Supplemental Pension Program were frozen on December 31, 2015 when the tax qualified Pension Plan was frozen for all non-represented participants.

The purpose of the Supplemental Thrift Program and the Non Tax-Qualified Retirement Account Program is to provide benefits that are not permitted to be provided under the Savings Plan due to certain limits under the Internal Revenue Code.

The purpose of the Supplemental Retirement Account Program is to provide benefits based upon compensation paid under our annual incentive compensation plans, which is excluded under the Savings Plan. We provide a retirement benefit based on incentive pay to enable our executives (who receive more of their pay in the form of incentive compensation) to receive a comparable retirement benefit.

To support our retention objectives, benefits under the Supplemental Pension Program and the Supplemental Retirement Account Program are subject to service-based and age-based restrictions. Unless the Corporation consents, benefits under the Supplemental Pension Program are not payable if the executive voluntarily terminates employment prior to age 60 and benefits under the Supplemental Retirement Account Program are not payable if the executive voluntarily terminates employment (i) prior to age 55 or before completing 10 years of service (or, if earlier, attaining age 65), (ii) within 36 months of the date coverage under the program commenced or (iii) for participants hired on or after January 1, 2019, prior to age 60 and completion of five years of service. For more information on our retirement programs, see the Pension Benefits table and Non-Qualified Deferred Compensation table later in this proxy statement.

Perquisites and Security

We provided a limited number of modest perquisites to our NEOs in 2019. The perquisites facilitate the ability of our executives to do their jobs without undue distractions or delays and have clear business-related purposes. As described in the footnotes to the Summary Compensation Table on page 45 of this proxy statement, the perquisites include:

Category	Rationale

Financial and Tax Planning Services Stipend	➢ To ensure accurate tax reporting of our compensation programs and promote international assignments

Security Services (Including Transportation)	➢ To protect employees who are the subject of a credible and specific threat on account of his or her role with the Corporation

Club Memberships For Business Purposes	➢ To allow private, off-site location for involvement in the community

Aircraft Usage	➢ To allow the travel time of our Chief Executive Officer and other NEOs to be used productively for the Corporation and for security purposes

Personal Use of Corporate Automobile	➢ Provided where necessary for security purposes

Relocation Benefits	➢ To attract talent from all locations

Executive Physical Stipend	➢ To promote the health of our executives

In general, the level of security provided depends upon the nature of the threat. In 2019, Messrs. Burritt and Bruno were the only NEOs provided with security services. We do not provide gross-up payments to cover personal income taxes that may be

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Compensation Discussion and Analysis

attributable to any of the perquisites except for (i) relocation, (ii) tax equalization and (iii) expenses and travel related to expatriate assignments. These gross-ups are also provided to non-executive employees.

Change in Control Arrangements

The Corporation's Change in Control Severance Plan (the "CIC Plan") generally provides for the payment of severance benefits to certain eligible executives, including each of the named executive officers, in the event their employment with the Corporation terminates involuntarily following a change in control of the Corporation.

The CIC Plan enables our executives to evaluate corporate transactional opportunities that may be in the best interests of the Corporation's stockholders, while limiting concerns about the potential impact of such opportunities on their job security. Under the CIC Plan, payments require a "double trigger," meaning the named executive officer is eligible for change in control severance payments and benefits in the event that he or she is terminated without cause or voluntarily for good reason in connection with a change in control. In general, upon a change in control and termination each of our NEOs are entitled to a payment equivalent to a multiple of his or her salary and annual incentive award. For Mr. Burritt, the severance payment multiple is 2.5x, and for Ms. Breves and Messrs. Matthews, Holloway and Bruno, is 2x. Mr. Bradley is no longer a participant in the CIC Plan, following his resignation from the Corporation. We do not provide gross-up payments to cover personal income taxes that may be attributable to payments under the CIC Plan. See "Potential Payments Upon Termination or Change in Control" for additional information regarding the quantification of these potential payments and benefits.

Letter Agreements

In general, the Corporation does not enter into long-term employment agreements with its executives, but may enter into agreements for a limited period of time to attract or retain experienced professionals for high level positions. For Mr. Holloway, the Corporation agreed to severance provisions in his offer letter, which provide for a severance payment of twelve months' annual base salary and one-year annual target bonus if terminated without cause prior to April 16, 2020. The Corporation entered into a letter agreement with Mr. Matthews in December 2018 providing Mr. Matthews with certain pension make-whole, retention and other payments in consideration for his continued employment with the Corporation beyond the date on which he was eligible for an immediate retirement under the Pension Plan and the Non-Qualified Plan.

In connection with his resignation from the Corporation, Mr. Bradley entered into a separation agreement providing for, among other things, (i) pro-rata vesting of various outstanding annually-granted performance awards, restricted stock unit grants, and stock option awards, (ii) lump sum payment of $1,400,000 (which is equivalent to one-year base salary and target AICP bonus), (iii) $50,000 for additional incidental expenses and services, and (iv) reimbursement for healthcare expenses for a period of up to 12 months, so long as he is not eligible for group health coverage provided by another employer. Under the agreement, Mr. Bradley agreed to a general release of claims, and customary non-solicitation, non-competition and non-disparagement provisions.

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Compensation Discussion and Analysis

The Compensation Process

Independent Consultant and Management Input

The Compensation Committee retained Pay Governance, LLC as its independent consultant to assist in the evaluation of executive compensation programs and in setting executive officers' compensation. The use of an independent consultant provides additional assurance that the Corporation's executive compensation programs are reasonable and consistent with the Corporation's objectives. The consultant reports directly to the Compensation Committee and does not perform services for management without the express approval of the Compensation Committee. There were no services performed by the consultant for management in 2019.

The consultant participates in the Compensation Committee meetings, including executive sessions, and regularly advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards.

With respect to the CEO's compensation, the Compensation Committee makes its determinations based upon its evaluation of the CEO's performance and with input from its consultant. Each year, the Compensation Committee reviews with the Board of Directors the CEO's goals and objectives, and the evaluation of the CEO's performance with respect to the prior year's goals and objectives. The CEO does not participate in the presentations to, or discussions with, the Compensation Committee in connection with the setting of his compensation.

Tally Sheets

The Compensation Committee uses tally sheets to evaluate the total compensation and projected payments to the named executive officers under various termination scenarios. This analysis is undertaken annually to assist the Compensation Committee in determining whether the compensation package of each NEO is appropriately aligned with our compensation philosophy and the compensation practices of our peers.

Peer Groups

The Compensation Committee also considers relevant market pay practices in its decision making process. The Compensation Committee uses the peer group data below as a frame of reference to guide executive compensation decisions. The Corporation utilizes two peer groups as described below:

  •
  Executive Compensation Peer Group. This peer group is used to benchmark and assess the competitiveness of the compensation of our NEOs.

  •
  Performance Peer Group. This peer group, which is more industry focused, is used to evaluate the long-term performance of the Corporation for purposes of the relative TSR performance award. The performance peer group is being utilized to evaluate our performance against a targeted group of companies in our industry that we believe we need to outperform to be successful over the long term.

Executive Compensation Peer Group

The executive compensation peer group is used to serve as a market reference when making compensation decisions and designing program features, and to assess the competitiveness of each element of compensation and compensation in total. We also use this peer group as a reference when analyzing pay-for-performance alignment. In setting the executive compensation peer group, the Compensation Committee considered a set of broader, industrial peers who might compete with the Corporation for talent as well as companies outside of the material/industrial industry who might attract our executives that have skills transferable outside of the metals industry.

The executive compensation peer group was selected based on the following criteria:

➢
large companies primarily from the Materials sector or Industrials sector within the Global Industry Classification Standard (GICS) classification codes;

➢
companies similar in complexity – specifically, companies that have:

•
revenues that range from half to double that of the Corporation;

•
capital intensive businesses as indicated by lower asset turnover ratios;

•
market capitalization reasonably aligned with the Corporation; and

•
similar employee levels

➢
acceptable levels of financial and stockholder performance and a higher company stock price volatility (referred to as "beta") to align with that of the Corporation; and

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Compensation Discussion and Analysis
➢
elimination of companies with unusual compensation practices (e.g., company founders who receive little or no compensation and companies that are subsidiaries of other companies).

The 2019 executive compensation peer group consists of the following companies:

AK Steel Holding Corporation	Eaton Corporation plc	Parker-Hannifin Corporation

Alcoa Corporation	Freeport-McMoRan Inc.	PPG Industries, Inc.

Allegheny Technologies Incorporated	Illinois Tool Works Inc.	Reliance Steel & Aluminum Co.

Arconic Inc.	Ingersoll-Rand Plc	Steel Dynamics, Inc.

Cleveland-Cliffs Inc.	Lear Corporation	Terex Corporation

Commercial Metals Company	Masco Corporation	Textron Inc.

Cummins Inc.	Navistar International Corporation	The Goodyear Tire & Rubber Company

Eastman Chemical Company	Nucor Corporation	Weyerhaeuser Co.

Whirlpool Corporation

No changes were made to the executive compensation peer group for 2019.

Performance Peer Group

The Compensation Committee believes the use of a performance peer group is appropriate because executive compensation arrangements and practices are influenced by business complexity and company size, and many of our industry competitors are much smaller than U. S. Steel. The performance peer group consists of twelve domestic companies in the steel industry.

Peers were selected based on criteria that included:

➢
specific domestic steel or steel-related industry;

➢
five-year stock price correlation greater than 0.50; and

➢
stock price beta greater than 1.0.

The 2019 performance peer group consists of the following companies:

AK Steel Holding Corporation	Commercial Metals Company	Schnitzer Steel Industries, Inc.

Allegheny Technologies Inc.	Nucor Corporation	Steel Dynamics Inc.

Carpenter Technology Corporation	Olympic Steel Inc.	TimkenSteel Corporation

Cleveland-Cliffs Inc.	Reliance Steel & Aluminum Co.	Worthington Industries, Inc.

No changes were made to the performance peer group for 2019.

Compensation Policies and Other Considerations

Stock Ownership and Holding Guidelines

We have comprehensive stock ownership and holding guidelines designed to align the interests of our executive officers with those of the Corporation's stockholders. As shown in the table below, our executives are required to accumulate and retain a minimum level of ownership in the Corporation's common stock based upon their base salary. The stock ownership guidelines require that an executive must retain 100% of the after-tax value of stock acquired upon the vesting of restricted stock units and performance awards and 100% of the after-tax value of shares issued upon the exercise of stock options until the ownership requirement is satisfied. All of the NEOs are in compliance with the terms of the policy.

Executive	Ownership Requirement*

Burritt	6x base salary
Breves	3x base salary
Matthews	3x base salary
Holloway	3x base salary
Bruno	3x base salary
Bradley	3x base salary

*    Unvested restricted stock units count towards the ownership requirement.

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Compensation Discussion and Analysis

Anti-Hedging and Pledging

We have a policy that prohibits all directors and employees, including the NEOs, from purchasing any financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in any transactions, that are designed to hedge or offset any decrease in our stock price. Our anti pledging policy prohibits directors and executive officers, including the NEOs, from pledging our stock as collateral for a loan or holding shares in a margin account.

Clawback Policy

The Board has adopted a policy setting forth procedures to recover payment of any compensation (cash or equity) if an executive engaged in any fraud or misconduct, including gross negligence that caused or partially caused the need for a material restatement of the Corporation's publicly filed financial results. For any periods as to which a performance based award was paid or credited to the executive, such award shall be subject to reduction, cancellation or reimbursement to the Corporation at the Board's discretion. This policy is set forth in our Corporate Governance Principles which are available on our website www.ussteel.com.

Compensation and Risk Management

The Compensation Committee's compensation consultant annually performs a risk assessment of our executive compensation program and, based on its most recent review, the consultant has determined that our compensation program contains a variety of features that mitigate unnecessary risk taking, including the following:

  •
  Compensation Mix: Executive officers receive a mixture of short-term and long-term incentives in addition to base salary. Long-term incentives, which are awarded in equity, make up the majority of our executives' compensation;

  •
  Capped Awards: Payments under our AICP are capped at 230% of target and our long-term performance awards are capped at 200% of target;

  •
  Performance Metrics: Different metrics are used in the annual and long-term incentive programs; and

  •
  Stock Ownership: Executive officers are required to own a significant amount of common stock determined as a multiple of their base salary.

For these reasons, the Compensation Committee concluded that our 2019 compensation and organization policies and practices are not reasonably likely to create a risk that could have a material adverse effect on the Corporation.

Accounting and Tax Considerations

In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Corporation. Tax consequences, including but not limited to tax deductibility by the Corporation, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof) that are beyond the control of the Corporation. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For these reasons, the Compensation Committee, while considering tax deductibility as one of the factors in determining compensation, does not limit compensation to those levels or types of compensation that will be deductible by the Corporation. For a detailed discussion of the accounting impacts on various elements of long-term incentive compensation, see footnote 15 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 14, 2020.

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Executive Compensation Tables

EXECUTIVE COMPENSATION TABLES

The titles of executives used in the compensation tables of this proxy statement reflect the current titles of each executive.

Summary Compensation Table

The following table sets forth certain compensation information for the years 2017, 2018 and 2019 for U. S. Steel's Chief Executive Officer (CEO), Chief Financial Officer (CFO) and the three other most highly compensated executive officers (referred to as "Named Executive Officers" or "NEOs") who rendered services to U. S. Steel and its subsidiaries during 2019.

Name	Year(1)	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4)(5) ($)	Option Awards(4)(6) ($)	Non-Equity Incentive Compensation(7) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(8) ($)	All Other Compensation(9) ($)	Total ($)

David B. Burritt	2019	$1,150,000	—	$8,000,006	—	$3,618,720	—	$549,631	$13,318,357
President & Chief	2018	$1,000,000	—	$6,099,985	—	$4,270,800	—	$219,288	$11,590,073
Executive Officer	2017	$929,710	—	$2,459,987	$983,960	—	—	$320,543	$4,694,200

Christine S. Breves	2019	$563,889	—	$1,250,127	—	$605,763	—	$149,752	$2,569,531
Senior Vice President & Chief Financial Officer

Douglas R. Matthews	2019	$570,250	$75,000	$1,250,127	—	$868,080	$825,285	$157,625	$3,746,367
Senior Vice President -	2018	$541,000	—	$1,115,061	—	$1,418,826	$892,526	$127,090	$4,094,503
Chief Commercial & Technology Officer, Tubular & Mining Solutions	2017	$541,000	—	$557,285	$222,954	$409,429	$162,208	$162,752	$2,055,628

Duane D. Holloway	2019	$572,500	—	$1,250,127	—	$384,720	—	$758,258	$2,965,605
Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary	2018	$390,675	$250,000	$1,249,888	—	$548,507	—	$83,725	$2,522,795

James E. Bruno	2019	$556,250	—	$1,250,127	—	$487,500	—	$564,697	$2,858,574
Senior Vice President - European Solutions and President, USSK

Kevin P. Bradley	2019	$700,008	—	$2,100,020	—	$385,875	—	$1,716,450	$4,902,353
Former Executive Vice	2018	$700,008	—	$2,099,904	—	$1,092,012	—	$177,275	$4,069,199
President & Chief Financial	2017	$300,003	$125,000	$437,707	$174,918	$273,003	—	$56,382	$1,367,013
Officer

In 2018 and 2019 the Compensation Committee granted the portion of the long-term incentive award tied to ROCE performance in equity. In 2015, 2016 and 2017, this award was granted in cash and is disclosed in the Summary Compensation Table in the final year of the performance period. The change impacts the timing of the disclosure of the award. The Summary Compensation Table values for 2018 and 2019 thus reflect both the grant of the ROCE performance award in equity (the actual payout of which is unknown and dependent on a three year performance metric) and the cash payout resulting from the 2016-2018 and 2017-2019 ROCE performance awards.

(1)
Amounts are not reported for 2017 and 2018 if the executive was not an NEO in those years. Mr. Bradley was hired in 2017 and Mr. Holloway was hired in 2018. Mr. Bruno and Ms. Breves were not NEOs in 2017 or 2018.

(2)
Salaries provided reflect the actual amount earned in each year. Salary in 2018 for Mr. Holloway reflects a partial year based on his hire date of April 16, 2018. The 2017 salary for Mr. Burritt reflects the partial year he served as our CFO. Salary in 2017 for Mr. Bradley reflects a partial year based on his hire date of July 27, 2017.

(3)
For Messrs. Holloway and Bradley, the bonus represents a new hire cash award. For Mr. Matthews, this amount is related to his leadership of the Tubular segment pursuant to this letter agreement entered into in December 2018.

(4)
Stock and option award grant date values are computed in accordance with Accounting Standard Codification Topic 718 (ASC 718), as described in footnote 15 to the financial statements included in the Corporation's Annual Report on Form 10-K for the year-ended December 31, 2019 which was filed with the SEC on February 14, 2020. The Stock Awards column includes restricted stock units and performance awards that are reported at the target number of shares, and the grant date fair value of such awards includes a factor for the probable performance outcome of the TSR performance awards and excludes the effect of estimated forfeitures. The maximum payout for the performance awards is 200% of target. For 2017 the maximum payouts would be $2,951,826 for Mr. Burritt, $248,590 for Ms. Breves, $668,520 for Mr. Matthews, $300,092 for Mr. Bruno, and $525,292 for Mr. Bradley. Mr. Holloway did not receive the 2017 performance share grant. The potential maximum payouts in 2018 would be: $7,319,720 for Mr. Burritt, $809,644 for Ms. Breves, $1,338,006 for Mr. Matthews, $1,499,854 for Mr. Holloway, $809,644 for Mr. Bruno, and $1,679,582 for Mr. Bradley. The potential maximum payouts in 2019 would be: $9,599,976 for Mr. Burritt, $1,500,398 for Ms. Breves, $1,500,398 for Mr. Matthews, $1,500,398 for Mr. Holloway, $1,500,398 for Mr. Bruno, and $839,986 for Mr. Bradley. These amounts do not include the value of restricted stock units included in the stock awards column.

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Executive Compensation Tables
(5)
The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for the NEOs is $23.92 for our 2019 restricted stock unit grants, $43.99 per share for our 2018 restricted stock unit grants, and $39.27 for our 2017 restricted stock unit grants. Performance award grants were granted in two portions, one equity grant based on a 3-year weighted average return on capital employed measure and disclosed in the Grants of Plan-Based Awards table, and the second equity grant based on a total shareholder return measure. The grant date fair market value used to calculate the 2019 performance awards based on TSR is $29.216; $63.87 per share for our 2018 performance awards based on TSR; and $49.52 per share for our 2017 TSR shares. The grant date fair market value used to calculate the 2019 performance awards based on ROCE is $23.92; $43.99 per share for our 2018 performance awards based on ROCE. For further detail, see our Annual Report on Form 10-K for the year-ended December 31, 2019, financial statement footnote 15. Mr. Burritt received a 2017 annual grant of equity in conjunction with his promotion to President and Chief Executive Officer which consisted of 20,980 restricted stock units and 35,530 performance shares based on TSR. The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for Mr. Burritt's grant is $20.69 per share for the restricted stock units and $18.32 per share for the performance award based on TSR. Mr. Holloway received a 2018 new hire grant of equity which consisted of 15,050 restricted stock units, 8,720 performance shares based on TSR, and 11,290 performance shares based on ROCE. The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for Mr. Holloway's grant is $33.22 per share for the restricted stock units and for the performance award based on ROCE and $42.99 per share for the performance award based on TSR. Mr. Bradley received a 2017 new hire grant of equity which consisted of 7,580 restricted stock units and 13,080 performance shares based on TSR. The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for Mr. Bradley's grant is $23.10 per share for the restricted stock units and $20.08 per share for the performance award based on TSR.

(6)
The grant date fair market value used to calculate compensation expense in accordance with ASC 718, is $18.32 per share for our 2017 stock option grants. For further detail, see our report on Annual Report on Form 10-K for the year-ended December 31, 2019, financial statement footnote 15. The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for Mr. Bradley's 2017 grant is $11.12 per share for the stock options.

(7)
The Non-Equity Incentive Plan Compensation benefits are short-term incentive awards and represent the aggregate amount of incentive awards earned pursuant to the Corporation's Annual Incentive Compensation Plan ("AICP"), and the cash-based long-term incentive award payouts based on ROCE performance for the 2016-2018 and 2017-2019 performance periods.

(8)
These amounts represent the aggregate increase in actuarial value on an accumulated benefit obligation (ABO) basis that accrued to each Named Executive Officer in 2019 under the Corporation's retirement plans and programs, calculated using the same assumptions used for the Corporation's annual financial statements except that retirement age is assumed to be the normal retirement age for the respective plans. Key assumptions, and the present value of the accumulated benefits for each executive reflecting all benefits earned as of December 31, 2019 by the executive under each plan and letter agreement, are shown under the 2019 Pension Benefits table. The values reported in the earnings column of the 2019 Nonqualified Deferred Compensation table are not included here because the earnings are not above-market and are not preferential. These amounts exclude any benefits to be paid from plans of formerly affiliated companies.

(9)
Components of "All Other Compensation" are as follows: See All Other Compensation Table and Footnotes.

	ALL OTHER COMPENSATION IN 2019

Name	U. S. Steel Savings Plan Contributions(a)	Non Qualified Defined Contribution Plan Accruals(b)	International Tax Gross Ups & Reimbursements(c)	Separation Payments(d)	Perquisites(e)	TOTAL

Burritt	$34,333	$355,185	—		$160,113	$549,631
Breves	$34,100	$103,019	—		$12,633	$149,752
Matthews	$26,627	$119,795	—		$11,203	$157,625
Holloway	$34,517	$95,119	—		$628,622	$758,258
Bruno	$28,698	$100,590	$386,936		$48,473	$564,697
Bradley	$39,200	$155,122		$1,517,128	$5,000	$1,716,450

(a)
U. S. Steel Savings Plan Contributions include: (i) employer matching contributions that were made in the form of the Corporation's common stock and (ii) other non-elective employer contributions known as Retirement Account contributions that were made to the executive's 401(k) account in the U. S. Steel Savings Plan (a federal income tax-qualified defined contribution plan also known as a "401(k) plan") during the most recently completed fiscal year.

(b)
The Non Qualified Defined Contribution Plan Accruals include accruals under the following programs:

  •
  The Supplemental Thrift Program, in which benefits accrue in the form of phantom shares of U. S. Steel common stock equal to the portion of the Corporation's matching contributions to the U. S. Steel Savings Plan that cannot be provided due to the statutory limits on covered compensation and annual contributions.

  •
  The Non Tax-Qualified Retirement Account Program, which provides book accruals equal to the amount of Retirement Account contributions that cannot be provided under the U. S. Steel Savings Plan due to the statutory limits on covered compensation and annual contributions.

  •
  The Supplemental Retirement Account Program, which provides book accruals equal to the applicable Retirement Account contribution rate (8.5% for all NEOs) under the U. S. Steel Savings Plan multiplied by incentive compensation paid under our annual incentive compensation program.

(c)
For Mr. Bruno's international assignment this amount includes taxes paid on his behalf to his host country of $210,848, housing benefits of $48,576, U.S. tax gross-ups of $83,433, an international assignment premium of $27,816, goods and services differential of $5,241 and home leave benefits of $11,022.

(d)
Separation payments to Mr. Bradley include a lump sum payment of $1,400,000 (representing one-year of base salary and target annual bonus), $50,000 for additional incidental expenses and services and $67,128 for accrued and unused vacation.

(e)
The amount shown for Mr. Burritt includes personal aircraft use of $128,655, dues for a club membership used for business purposes of $21,947, and security services of $4,511 and a $5,000 stipend for financial planning services. The aggregate incremental cost of the personal use of corporate aircraft is calculated using the rate per flight hour for the type of corporate aircraft used. The rates are published twice per year by a nationally recognized and independent service. The calculated incremental costs for personal flights include the costs related to all flight hours flown in connection with the personal use. The Corporation consistently applies allocation methods for flights that are not entirely either business or personal. The amount shown for Ms. Breves includes a stipend for financial planning services of $7,633 and executive physical benefits of $5,000. The amount shown for Mr. Matthews includes a stipend for financial planning services and tax preparation services in the amount of $11,203. Mr. Holloway received relocation benefits in the amount of $618,622 which includes a tax gross up amount of $468,802, and stipends for financial planning services of $5,000 and executive physical benefits of $5,000. The amount shown for Mr. Bruno includes personal security of $5,902, the cost of a company provided automobile of $15,263, relocation expenses, including a gross up amount of $15,693, and stipends for financial planning and tax preparation services in the amount of $6,615 and executive physical benefits in the amount of $5,000. The amount shown for Mr. Bradley represents $5,000 for financial planning services.

46     |    United States Steel Corporation   |  2020 Proxy Statement

Executive Compensation Tables

Grants of Plan-Based Awards

The following table summarizes the grant of non-equity incentive compensation and equity-based incentive compensation to each Named Executive Officer in 2019. No options were granted in 2019.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(6)			All Other Stock Awards: Number of Shares of Stock or	Closing Price on Grant	Grant Date Fair Value of Stock

Name	Plan Name(1)	Grant Date(2)	Threshold(4) ($)	Target ($)	Maximum(5) ($)	Threshold (#)	Target (#)	Maximum (#)	Units(7) (#)	Date ($/Share)	Awards(8) ($)

Burritt	AICP	2/26/2019	$862,500	$1,725,000	$3,967,500	—	—	—	—	—	—
	LTIP	2/26/2019	—	—	—	91,240	182,480	364,960	133,780	$23.90	$8,000,006

Breves	AICP	2/26/2019	$236,361	$472,722	$1,087,261	—	—	—	—	—	—
	LTIP	2/26/2019	—	—	—	14,260	28,520	57,040	20,900	$23.90	$1,250,127

Matthews	AICP	2/26/2019	$285,125	$570,250	$1,311,575	—	—	—	—	—	—
	LTIP	2/26/2019	—	—	—	14,260	28,520	57,040	20,900	$23.90	$1,250,127

Holloway	AICP	2/26/2019	$229,000	$458,000	$1,053,400	—	—	—	—	—	—
	LTIP	2/26/2019	—	—	—	14,260	28,520	57,040	20,900	$23.90	$1,250,127

Bruno	AICP	2/26/2019	$222,500	$445,000	$1,023,500	—	—	—	—	—	—
	LTIP	2/26/2019	—	—	—	14,260	28,520	57,040	20,900	$23.90	$1,250,127

Bradley	AICP	2/26/2019	$350,004	$700,008	$1,610,018	—	—	—	—	—	—
	LTIP	2/26/2019	—	—	—	23,950	47,900	95,800	35,120	$23.90	$2,100,020

(1)
AICP refers to the Corporation's Annual Incentive Compensation Plan and LTIP refers to the Long-Term Incentive Compensation Program under the United States Steel Corporation 2016 Omnibus Incentive Compensation Plan.

(2)
The grant date for the AICP represents the date that the Compensation Committee established the annual incentive targets for the 2019 performance period.

(3)
Our NEOs received non-equity incentive awards under the AICP in 2019. For a discussion of the 2019 award amounts, see the Annual Incentive Compensation Plan section in the "Compensation Discussion and Analysis" included in this proxy statement. Amounts shown reflect the amount that would be paid to each executive based on 2019 earnings before interest, taxes, depreciation, and amortization (EBITDA) and cash conversion cycle performance before consideration of individual performance.

(4)
The threshold level for the AICP award is 50% of target, which is based on EBITDA (75% of target) and cash conversion cycle (25% of target). Individual performance is also considered and may increase an award by up to 30% of an NEO's target as a percent of salary or reduce an award by 15%. The Compensation Committee also retains discretion to eliminate an award.

(5)
The maximum level for the AICP award is based on 200% of the target award with the maximum additive of 30% of an NEO's target as a percent of salary for individual performance.

(6)
Performance award grants were made on February 26, 2019 to all NEOs. For 2019, performance awards represent approximately 60% of the total annual LTIP grant value, with half of the performance award value granted in equity that will vest based on the Corporation's three-year weighted average return on capital employed (ROCE) as the performance measure, and the other half of the performance award value granted in equity that will vest based on relative total shareholder return (TSR) based on annual and three-year relative TSR performance. See the Long-Term Incentive Compensation Program section in the CD&A. Performance awards do not pay dividends or carry voting privileges.

(7)
Restricted stock unit grants were made on February 26, 2019. The units are time-based awards subject to ratable vesting over a three-year period with one-third of the units vesting on February 26, 2020; an additional one-third of the units will vest on February 26, 2021; and the remaining one-third of the units will vest on February 26, 2022, subject in each case to continued employment through the vesting dates.

(8)
This column represents the full grant date fair value of the equity-based long-term incentive awards calculated in accordance with ASC 718 based on the average of the high and low stock prices on the date of the grant. The restricted stock units accrue dividends at a non-preferential rate ($0.05) per share (as of the last announced dividend) and are paid when the underlying restricted stock units vest. The value of these dividends is reflected in the fair value of the restricted stock unit grant. Restricted stock units carry no voting privileges. The target number of TSR performance awards includes a factor predicting the probable outcome of the performance goal for the grant. The factor for the February 26, 2019 performance award grant was 122.1384% as determined by a third-party consultant using a Monte Carlo valuation model. The maximum payout for the ROCE performance awards is 200% of target. Accordingly, if maximum share payouts were achieved for such performance awards, the aggregate grant date fair value for such awards would be twice the target amount disclosed in the table related to such performance awards.

    United States Steel Corporation   |  2020 Proxy Statement     |     47

Executive Compensation Tables

Outstanding Equity Awards at 2019 Fiscal Year-End

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned shares, Units or Other Rights That Have Not Vested(3)(4) ($)

Burritt	2/24/2015	18,260	—	$24.780	2/24/2025
	5/31/2016	47,834	—	$14.780	5/31/2026
	2/28/2017	20,013	10,007	$39.265	2/28/2027	4,670	$53,285	16,660	—
	5/31/2017	29,020	14,510	$20.690	5/31/2027	6,994	$79,802	35,530	—
	2/27/2018					36,980	$421,942	28,650	—
	2/27/2018							41,600	—
	2/26/2019					133,780	$1,526,430	82,150	—
	2/26/2019							100,330	—

Breves	5/27/2014	2,217	—	$24.285	5/27/2024
	2/24/2015	8,270	—	$24.780	2/24/2025
	5/31/2016	7,214	—	$14.780	5/31/2026
	2/28/2017	3,020	1,510	$39.265	2/28/2027	704	$8,033	2,510	—
	5/31/2017					6,000	$68,460
	2/27/2018					4,094	$46,713	3,170	—
	2/27/2018							4,600	—
	2/26/2019					20,900	$238,469	12,840	—
	2/26/2019							15,680	—

Matthews	5/25/2010	7,680	—	$45.650	5/25/2020
	5/31/2011	10,730	—	$45.805	5/31/2021
	5/29/2012	19,960	—	$22.305	5/29/2022
	5/28/2013	22,080	—	$25.000	5/28/2023
	5/27/2014	22,450	—	$24.285	5/27/2024
	2/24/2015	22,210	—	$24.780	2/24/2025
	5/31/2016	29,090	—	$14.780	5/31/2026
	2/28/2017	8,113	4,057	$39.265	2/28/2027	1,894	$21,611	6,750	—
	2/27/2018					6,760	$77,132	5,240	—
	2/27/2018							7,600	—
	2/26/2019					20,900	$238,469	12,840	—
	2/26/2019							15,680	—

Holloway	4/30/2018					10,034	$114,488	8,720	—
	4/30/2018							11,290	—
	2/26/2019					20,900	$238,469	12,840	—
	2/26/2019							15,680	—

Bruno	2/24/2015	8,270	—	$24.780	2/24/2025
	5/31/2016	10,820	—	$14.780	5/31/2026
	2/28/2017	3,640	1,820	$39.265	2/28/2027	850	$9,699	3,030	—
	2/27/2018					4,094	$46,713	3,170	—
	2/27/2018							4,600	—
	2/26/2019					20,900	$238,469	12,840	—
	2/26/2019							15,680	—

Bradley	8/1/2017	10,486	2,185	$23.095	12/31/2024	1,053	$12,015	13,080	—
	2/27/2018					5,306	$60,541	6,573	—
	2/27/2018							9,547	—
	2/26/2019					9,755	$111,305	7,187	—
	2/26/2019							8,780	—

(1)
All options vest in equal increments on the first three anniversaries of the date of grant, subject in each case to employment on the respective vesting dates or to pro rata vesting for retirement during the vesting period.

(2)
All restricted stock units vest in equal increments on the first three anniversaries of the date of grant, subject in each case to employment on the respective vesting dates or to pro rata vesting for early retirement (i.e., 30 years of service or age 55 with 10 years of service) or full vesting for a normal retirement (i.e., age 60 with five years of service or age 65), except for participants in the Supplemental Pension Plan, during the vesting period.

(3)
Value is based on $11.41 per share, which was the closing price of the stock on December 31, 2019.

(4)
The 2017, 2018 and 2019 performance awards were divided equally between relative TSR performance awards and ROCE performance awards. These performance awards were granted in equity, except for the 2017 ROCE performance award which was granted in cash. The 2017 performance period ended on December 31, 2019. Using stock prices and dividends reported since the beginning of the performance period, we determined that, through December 31, 2019, the Corporation has performed below the threshold level resulting in a final award of 0% of target for the relative TSR award. The Corporation's performance for the 2017 ROCE cash award, which is not shown on this table, was above target and is valued at 147% of target as of December 31, 2019. Based on performance through December 31, 2019, the 2018 and 2019 TSR awards are performing at a level that would earn a payout at 0% of target and the 2018 and 2019 ROCE awards are estimated to achieve below threshold results.

48     |     United States Steel Corporation   |  2020 Proxy Statement

Executive Compensation Tables

Option Exercises and Stock Vested in 2019

The following table illustrates for each NEO, on an aggregate basis, the value realized from the exercise of stock options and from the vesting of restricted stock unit awards and performance awards in 2019.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Burritt	—	—	128,853	$2,874,719
Breves	—	—	17,653	$403,570
Matthews	—	—	45,290	$1,032,794
Holloway	—	—	5,016	$78,902
Bruno	—	—	62,165	$1,270,932
Bradley	—	—	8,893	$190,187

(1)
Represents the market value on the vesting date of time-vested restricted awards and performance awards that had met the performance criteria. Value shown is before taxes.

Pension Benefits

The following table illustrates the actuarial present value of pension benefits accumulated by Named Executive Officers as of December 31, 2019. Mr. Matthews was the only NEO covered by the Corporation's defined benefit pension plan, which was closed to new entrants in 2003, and for which benefit accruals were frozen for all non-represented participants on December 31, 2015.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)

Matthews	U. S. Steel Pension Plan	25	$1,457,098
	Non Tax-Qualified Pension Plan	25	$1,185,285
	Supplemental Pension Program	25	$2,563,520
	Letter Agreement	25	$928,481
	Total		$6,134,384

(1)
Service shown represents credited service years (rounded) used to calculate accrued benefits.

(2)
Accumulated benefit at December 31, 2019. The present value of accumulated benefits is calculated using the assumptions used in the preparation of the Corporation's financial statements contained in the Annual Report on Form 10-K, except that retirement age is assumed to be the normal retirement age for the respective plans. Key assumptions used for the calculations in this table and in the Summary Compensation Table include a 3.37% discount rate for the 2019 calculations (4.43% for 2018 and 4.00% for 2017); a lump sum rate assumption of 2.50% for 2019 (3.0% for 2018 and 3.0% for 2017) assuming the Section 417(e) minimum was not applicable; a 100% lump sum benefit election for all plans; and unreduced benefit ages, which at December 31, 2015, are age 62 for the U. S. Steel Pension Plan and age 60 for the Non Tax-Qualified Pension Plan and the Supplemental Pension Program.

U. S. Steel Pension Plan

The United States Steel Corporation Plan for Employee Pension Benefits, Revision of 2003 ("U. S. Steel Pension Plan") provides defined benefits for substantially all non-represented, domestic employees who were hired before July 1, 2003. Mr. Matthews is the only NEO who is a participant in the U. S. Steel Pension Plan and the related non-qualified plans as noted under "Pension Plan Compensation" on page 59. Benefits under the U. S. Steel Pension Plan and the related non-qualified plans described below were frozen for all non-represented participants on December 31, 2015.

The U. S. Steel Pension Plan is designed to provide eligible employees with replacement income during retirement. The two primary benefits provided to non-represented employees are based on final earnings (the "Final Earnings Benefit") and career earnings (the "Career Earnings Benefit") formulas. Benefits may be paid as an actuarially determined lump sum in lieu of monthly pension payments. The Internal Revenue Code (the "Code") limits the amount of pension benefits that may be paid from tax-qualified pension plans.

The Final Earnings Benefit component is based on a formula using a specified percentage (dependent on years of service) of average monthly earnings that is determined from the five consecutive 12-month calculation periods in which the employee's aggregate earnings were the highest during the last ten 12-month calculation periods of continuous service prior to retirement. Incentive compensation is not considered when determining average monthly earnings. Eligibility for an unreduced Final Earnings Benefit under the U. S. Steel Pension Plan is based on attaining at least 30 years of credited service or at least age 62 with 15 years of credited service. Because Mr. Matthews has over 30 years of credited service for eligibility purposes, he is eligible for an unreduced Final Earnings Benefit.

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Executive Compensation Tables

The annual normal retirement benefit under the Career Earnings Benefit component is equal to 1.3% of total career earnings. Incentive compensation is not considered when determining total career earnings. Career Earnings Benefits commenced prior to attaining normal retirement or age 62 with 15 years of service, but after attaining age 58, are subject to an early commencement reduction equal to one-quarter of one percent for each month the commencement of pension payments precedes the month in which the participant attains the age of 62 years. Career Earnings Benefits commenced prior to attaining age 58 are based on 1.0% of total career earnings and subject to a larger early commencement reduction. If he had retired on December 31, 2019, Mr. Matthews' annual Career Earnings Benefits would have been reduced by 45.81%.

Benefits accrued for the purpose of calculating both the Final Earnings and Career Earnings Benefits are limited to the executive's unreduced base salary, subject to the compensation limit under the Code.

U. S. Steel Pension Plan Calculation Assumptions

The present value of accumulated benefit obligations represents the actuarial value of benefits earned by the executives under the U. S. Steel Pension Plan. Assumptions used in the calculations include an unreduced benefit age of 62, the election of a lump sum option and credited service, and career earnings and final average earnings as of December 31, 2015. Final average earnings is based on the average of the monthly salaries paid in the highest five consecutive 12 month period during the ten years preceding December 31, 2015.

The salary amounts include base salary, excluding incentive compensation. The number of years of credited service in the 2019 Pension Benefits table shows the number of years earned and used to calculate the accrued benefits reported.

Non Tax-Qualified Pension Plan

The purpose of the United States Steel Corporation Non Tax-Qualified Pension Plan ("Non Tax-Qualified Pension Plan") is to compensate individuals for the loss of benefits under the U. S. Steel Pension Plan that occur due to certain limits established under the Code. The amount payable under the Non Tax-Qualified Pension Plan is equal to the difference between the benefits the executive actually receives under the U. S. Steel Pension Plan and the benefits that the executive would have received under the U. S. Steel Pension Plan except for the limitations imposed by the Code. Benefits under the Non Tax-Qualified Pension Plan were frozen on December 31, 2015.

Benefits paid under the Non Tax-Qualified Pension Plan are in the form of an actuarially determined lump sum payable to the executive upon termination of employment, subject to the six-month waiting period under Section 409A of the Code for specified employees.

Non Tax-Qualified Pension Plan Calculation Assumptions

The present value of accumulated benefit obligations represents the actuarial value of benefits earned by the executives under the Non Tax-Qualified Pension Plan and is based on the same provisions as the U. S. Steel Pension Plan. Assumptions used in the calculations include an unreduced benefit age of 62, the election of a lump sum option and credited service, and estimated career earnings and final average earnings as of December 31, 2015.

Supplemental Pension Program

The purpose of the United States Steel Corporation Executive Management Supplemental Pension Program (the "Supplemental Pension Program") is to provide a pension benefit for executives and certain non-executives who participate in the U. S. Steel Pension Plan with respect to compensation paid under the short-term incentive compensation plans of the Corporation. Benefits under the Supplemental Pension Program were frozen on December 31, 2015.

Executives with at least 15 years of continuous service become eligible to receive a benefit under the Supplemental Pension Program at retirement or termination of employment. Benefits will not be payable under the program with respect to an executive who (a) terminates employment prior to age 60 or (b) terminates employment within 36 months of the date coverage under the Supplemental Pension Program begins, unless, in either case, the Corporation consents to the termination; provided, however, such consent is not required for terminations because of death or involuntary termination, other than for cause. Distributions are subject to the six-month waiting period under Section 409A of the Code for specified employees.

An executive's average earnings are used to calculate the benefit under the Supplemental Pension Program and are defined as the average monthly earnings derived from the total short-term incentive paid or credited to the executive under the AICP with respect to the three calendar years for which short-term incentive payments were the highest out of the last ten consecutive calendar years prior to December 31, 2015. Benefits are paid as an actuarially determined lump sum.

Supplemental Pension Program Calculation Assumptions

The present value of accumulated benefit obligations represents the actuarial value of benefits earned through December 31, 2015 by an executive under the Supplemental Pension Program. Assumptions used in the calculations include a normal retirement age of 60, a lump sum payment, and credited service and average earnings as of December 31, 2015. Credited service under the Supplemental Pension Program is the same as under the U. S. Steel Pension Plan.

50     |     United States Steel Corporation   |  2020 Proxy Statement

Executive Compensation Tables

Non-Qualified Deferred Compensation

The following table provides information with respect to accruals for each NEO under the Corporation's non-qualified defined contribution plans in 2019. 2019 Year-End Aggregate Balances are as of December 31, 2019.

Executive	Plan Name	2019 Company Contributions/ Accruals(1)	2019 Aggregate Earnings(2)	2019 Year-End Aggregate Balance

Burritt	Supplemental Thrift Program	$55,917	$(66,185)	$152,371
	Non Tax-Qualified Retirement Account Program	$76,500	$52,920	$397,774
	Supplemental Retirement Account Program	$222,768	$85,214	$630,622
	Total	$355,185	$71,949	$1,180,767

Breves	Supplemental Thrift Program	$20,983	$(20,663)	$51,758
	Non Tax-Qualified Retirement Account Program	$26,681	$15,572	$122,311
	Supplemental Retirement Account Program	$55,356	$27,885	$200,069
	Total	$103,020	$22,794	$374,138

Matthews	Supplemental Thrift Program	$23,200	$(44,010)	$93,762
	Non Tax-Qualified Retirement Account Program	$32,860	$21,884	$144,828
	Supplemental Retirement Account Program	$63,735	$32,749	$204,750
	Total	$119,795	$10,623	$443,340

Holloway	Supplemental Thrift Program	$20,300	$(3,963)	$22, 250
	Non Tax-Qualified Retirement Account Program	$28,196	$4,225	$41,967
	Supplemental Retirement Account Program	$46,623	$7,268	$53,891
	Total	$95,119	$7,530	$118,108

Bruno	Supplemental Thrift Program	$23,200	$(22,509)	$56,477
	Non Tax-Qualified Retirement Account Program	$28,758	$19,958	$132,356
	Supplemental Retirement Account Program	$48,632	$21,392	$136,422
	Total	$100,590	$18,841	$325,255

Bradley	Supplemental Thrift Program	$26,600	$(9,453)	$36,448
	Non Tax-Qualified Retirement Account Program	$35,701	$9,388	$79,235
	Supplemental Retirement Account Program	$92,821	$17,530	$132,051
	Total	$155,122	$17,465	$247,734

(1)
Accruals are included in the All Other Compensation column of the Summary Compensation Table (see footnote 9 to that table for more detail.)

(2)
Determined by taking the balance at the end of 2019 less 2019 accruals, less the balance at the beginning of 2019, and adding dividend equivalents.

Supplemental Thrift Program

The purpose of the United States Steel Corporation Supplemental Thrift Program (the "Supplemental Thrift Program") is to compensate individuals for the loss of matching contributions by the Corporation under the U. S. Steel Savings Plan that cannot be provided due to the statutory limits on covered compensation (which limit was $280,000 in 2019) and combined Corporation and individual annual contributions (which limit was $56,000 in 2019). Under the Supplemental Thrift Program, executives accrue benefits in the form of phantom shares of U. S. Steel common stock. In the aggregate, the benefit accruals under the Supplemental Thrift Program and the matching contributions under the U. S. Steel Savings Plan may equal up to 6% of the executive's base salary.

An executive receives a lump sum distribution of the benefits payable under this program upon his or her termination of employment with five or more years of continuous service, prior to attaining five years of continuous service, with the consent of the Corporation, or because of death, subject to the six-month waiting period under Section 409A of the Code for specified employees.

Non Tax-Qualified Retirement Account Program

The purpose of the United States Steel Corporation Non Tax-Qualified Retirement Account Program is to compensate individuals for the loss of Retirement Account contributions that cannot be provided under the U. S. Steel Savings Plan due to the statutory limits on covered compensation (which was $280,000 in 2019) and combined Corporation and individual annual contributions (which limit was $56,000 in 2019). Retirement Account contributions are non-elective employer contributions that are in addition to the matching contributions made by the Corporation under the U. S. Steel Savings Plan.

Under the Non Tax-Qualified Retirement Account Program, accrued benefits are recorded in a notional account and credited with earnings as if the account had been invested in the U. S. Steel Savings Plan. In the aggregate, benefit accruals under this program and the Retirement Account contributions under the U. S. Steel Savings Plan shall equal 8.5% of the executive's base salary.

    United States Steel Corporation   |  2020 Proxy Statement     |     51

Executive Compensation Tables

Benefits under this program are payable in a lump sum distribution following the termination of employment (a) after completing three years of continuous service, or (b) prior to completing three years of continuous service, with the consent of the Corporation; provided, however, such consent is not required for terminations because of death or involuntary termination, other than for cause. Payments are subject to the six-month waiting period under Section 409A of the Code for specified employees.

Supplemental Retirement Account Program

The purpose of the Supplemental Retirement Account Program is to provide Retirement Account contributions with respect to compensation paid under the short-term incentive compensation plans of the Corporation. Accrued benefits under the Supplemental Retirement Account Program are recorded in a hypothetical account and credited with earnings as if the account had been invested in the U. S. Steel Savings Plan. Executives who complete at least 10 years of continuous service (or, if earlier, attain age 65) become eligible to receive a benefit under the Supplemental Retirement Account Program at retirement or termination of employment. Benefits will not be payable under the program with respect to an executive who terminates employment (a) prior to age 55 or (b) within 36 months of the date coverage under the program begins, unless the Corporation consents to the termination; provided, however, such consent is not required for terminations because of death or involuntary termination, other than for cause. Benefits are payable in the form of a lump sum distribution following termination of employment, subject to the six-month waiting period under Section 409A of the Code for specified employees.

52     |    United States Steel Corporation   |  2020 Proxy Statement

Potential Payments Upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The compensation and benefits payable to our executives upon termination vary depending upon the event triggering the termination and the executive's relevant employment facts at the time of termination. For purposes of the tables and discussions included in this section, we have assumed the following termination scenarios (the column references are to the columns in the tables that follow):

Termination Scenarios

Voluntary Termination (with Consent) or Retirement – (Column A)

This termination scenario assumes retirement pursuant to a retirement plan. Benefits under the Supplemental Pension Program are not payable to an executive who voluntarily terminates employment prior to age 60, unless the Corporation consents to such termination. We have assumed the Corporation's consent to retire prior to age 60 under this scenario.

With respect to long-term incentives, the Compensation Committee has discretion to terminate unvested awards upon termination. While the Compensation Committee reserves the right to decide these matters on a case-by-case basis, its practice has been to prorate the vesting of the shares scheduled to vest during the current vesting period for the time employed during the current vesting period (for example, in the case of restricted stock units, ten months worked during the twelve-month vesting period from March 2019 to February 2020 would result in a vesting of ten-twelfths of the number of shares scheduled to vest in February 2020, with no such pro rata vesting for the shares scheduled to vest after February 2020). Given our assumption under this scenario that the Compensation Committee has consented to the executive's retirement, the pro rata vesting discussed above has been applied to the calculations in the tables below with the following exception. Awards are fully vested if the executive was eligible for a normal retirement (i.e., age 60 with 5 years of service or age 65) on December 31, 2019, provided the executive is employed for at least six months following the date of grant and is not a participant in the Supplemental Pension Program.

Voluntary Termination (Without Consent) or Involuntary Termination (for Cause) – (Column B)

This termination scenario assumes that the Corporation does not consent to an executive's voluntary termination of his or her employment prior to age 60, or that the Corporation terminates the executive's employment for cause. Under these conditions, the Compensation Committee is not likely to exercise any discretion that it may have in favor of the executive and, accordingly, we have assumed that unvested awards are forfeited for purposes of the calculations in the tables below.

Involuntary Termination (Not for Cause) – (Column C)

Events that could cause the Corporation to terminate an executive's employment involuntarily, not for cause, include the curtailment of certain lines of business or a facility shutdown where the executive's services are no longer required due to business conditions or an organizational realignment. Prior to the involuntary termination, the executive may be eligible for benefits under our Supplemental Unemployment Benefit Program for Non-Union Employees, which may include the payment of a percentage of base salary and qualify the executive for basic life and health insurance and outplacement services. For purposes of determining the vesting of equity awards upon termination, we have assumed the executive's employment was terminated on December 31, 2019. Awards are prorated upon termination for purposes of the calculations in the tables below with the following exception. Awards are fully vested if the executive was eligible for a normal retirement (i.e., age 60 with 5 years of service or age 65) prior to the involuntary termination, provided the executive is employed for at least six months following the date of grant and is not a participant in the Supplemental Pension Program.

Change in Control and Termination – (Column D)

All of the NEOs are covered by the Corporation's Change in Control Severance Plan (the "CIC Plan"), as described in the Compensation Discussion and Analysis section of the proxy statement. In addition to the severance benefits paid pursuant to the CIC Plan, all long-term incentive awards would vest upon a change in control and a termination, and benefits would be paid according to each benefit plan's provisions following the termination of an executive's employment in connection with a change in control. The following discussion describes the events and circumstances that would trigger payments under the CIC Plan.

Generally, payments are triggered upon the occurrence of both a Change in Control of the Corporation and termination of the executive's employment by the Corporation other than for cause. Under the CIC Plan, each executive agrees to remain in the employ of the Corporation until the earlier of (i) a date three months after a Change in Control and (ii) a date six months after a Potential Change in Control (as defined below). Payments are also triggered if the executive terminates his or her employment for Good Reason (as defined below); however, in order for the Corporation to be obligated to pay the benefits under the

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Potential Payments Upon Termination or Change in Control

contract, all Good Reason terminations must also involve an actual Change in Control (if the Good Reason termination occurs prior to a Change in Control, the Change in Control must be a 409A Change in Control; see definition below).

Following a Change in Control, if there is a termination by the Corporation (other than for Cause or Disability) or by the executive for Good Reason, the executive is entitled to the following benefits:

•
Accrued compensation and benefits;

•
Cash Severance;

•
Supplemental Retirement Benefit;

•
Welfare Benefits;

•
Outplacement services; and

•
Legal fees – reimbursement for legal fees incurred as a result of termination of employment and incurred in contesting or disputing such termination or seeking to enforce any right or benefit under the CIC Plan or in connection with any tax audit relating to Sections 4999 (excise taxes) or 409A (deferred compensation) of the Code.

A "Good Reason" termination involves a voluntary termination following any of these events:

•
An executive is assigned duties inconsistent with his or her position;

•
Reduction in base salary;

•
Relocation in excess of 50 miles from the executive's current work location;

•
Failure to continue all of the Corporation's employee benefit, incentive compensation, bonus, stock option and stock award plans, programs, policies, practices or arrangements in which the executive participates or failure of the Corporation to continue the executive's participation therein at amounts and levels relative to other participants;

•
Failure of the Corporation to obtain agreement from any successor to the Corporation to assume and perform the CIC Plan; or

•
Any termination that is not effected pursuant to a Notice of Termination (a Notice of Termination is to be given by the Corporation in connection with any termination for cause or disability and the executive must give a notice of termination in connection with a termination for good reason).

A "Change in Control" happens under the CIC Plan if any of the following occurs:

•
A person (defined to include individuals, corporations, partnerships, etc.) acquires 20% or more of the voting power of the Corporation;

•
A merger occurs involving the Corporation except (a) a merger with at least a majority of continuing directors or (b) a merger constituting the disposition of a division, business unit or subsidiary;

•
A change in the majority of the Board of Directors;

•
A sale of all or substantially all of the assets of the Corporation; or

•
Stockholder approval of a plan of complete liquidation.

A "Potential Change in Control" occurs if:

•
The Corporation enters into an agreement that would result in a Change in Control;

•
A person acquires 15 percent or more of the voting power of the Corporation;

•
There is a public announcement by any person of intentions that, if consummated, would result in a Change in Control; or

•
The Corporation's Board of Directors passes a resolution stating that a Potential Change in Control has occurred.

A "409A Change in Control" is similar to a Change in Control, except that it meets the requirements of Section 409A of the Code. The main difference between the two definitions is that a 409A Change in Control requires a person to acquire 30% of the total voting power of the Corporation's stock, while a Change in Control requires a person to acquire 20% of the total voting power of the Corporation's stock. A 409A Change in Control must occur prior to any payment in the event the termination precedes the Change in Control. In other words, payments under the CIC Plan are due to the executive if:

•
there is an involuntary termination by the Corporation (other than for cause or disability) or a voluntary termination by the executive for Good Reason;

•
the executive reasonably demonstrates that an Applicable Event (defined below) has occurred; and

•
a 409A Change in Control occurs within twenty-four months following the termination.

An "Applicable Event" (a term used for various purposes, including defining points at which compensation amounts and periods are measured) means a Change in Control, Potential Change in Control or actions of a third party who has taken steps reasonably calculated to effect a Change in Control. To the extent required by Section 409A of the Code, payments would be delayed six months following the applicable reference date.

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Potential Payments Upon Termination or Change in Control

As mentioned above, a "double trigger" must occur prior to the Corporation incurring any liability under the CIC Plan; that is, for there to be payments under the CIC Plan, both of the following must occur: (i) a termination and (ii) a Change in Control (or, in some cases, a 409A Change in Control).

Disability and Death(Columns E and F)

Employees with at least 15 years of continuous service who are covered by the U. S. Steel Pension Plan and become totally and permanently disabled prior to age 65 are eligible to retire on a permanent incapacity pension. The criteria for a disability termination under the Long-Term Incentive Compensation Program are the same as for a disability termination under Section 409A of the Code. If an employee dies or becomes totally and permanently disabled while actively employed, benefits under the Corporation's qualified and non-qualified plans are calculated as if the employee was fully vested.

Potential Payments Upon Termination Tables

The following tables were developed using the above termination scenarios, and an estimation of the amounts that would be payable to each NEO under the relevant scenario. A discussion of each of the types of compensation follows the tables. Non-qualified retirement benefits and equity awards will be distributed six months after their termination dates. The estimated present values of the benefits provided to the NEOs under each of these termination scenarios were determined using the following assumptions:

1.
Unless otherwise noted, the tables reflect values as of December 31, 2019 that NEOs would have been entitled to, following, or in connection with a termination of employment, with the triggering event occurring on December 31, 2019.

2.
The stock price used for valuation purposes for the long-term incentive awards was the closing stock price on December 31, 2019, which was $11.41.

3.
The normal life expectancy obtained from the 1971 Group Annuity Mortality Tables, or, for a permanent incapacity type of pension, life expectancy obtained from the Disabled Life Expectancy Tables (wages and salaried) based on the Corporation's experience, made gender neutral on a nine to one male/female ratio.

4.
The December 31, 2019 Pension Benefit Guaranty Corporation interest rate of .25% was used to determine 2019 lump sum payment amounts.

Potential Payments Upon Termination
		A	B	C	D	E	F
Executive	Component	Voluntary Termination (with Consent) or Retirement(1)	Voluntary Termination (Without Consent) or Involuntary Termination (For Cause)	Involuntary Termination (Not for Cause)(2)	Change in Control and Termination(2)	Disability(3)	Death

Burritt	Severance & Compensation Elements
	Cash Severance	—	—	$410,000	$1,325,000	—	—
	Short-Term Incentive	$1,449,000	—	$1,449,000	—	$1,449,000	$1,449,000
	Stock Options (Unvested)(4)	—	—	—	—	—	—
	Restricted Stock Units(4)	$2,081,459	$2,081,459	$2,081,459	$2,081,459	$2,081,459	$2,081,459
	Performance Awards(5)	$2,169,720	$2,169,720	$2,169,720	$5,648,858	$2,169,720	$2,169,720

	Benefits

	Non-Qualified Deferred Compensation	$1,180,767	$550,144	$1,180,767	$1,180,767	$1,180,767	$1,180,767
	Welfare Benefits	—	—	—	$1,326	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$865,691	—	—

	TOTAL	$6,880,946	$4,801,323	$7,240,946	$11,103,101	$6,880,946	$6,880,946

Breves	Severance & Compensation Elements
	Cash Severance	—	—	$245,000	$1,116,000	—	—
	Short-Term Incentive	$422,748	—	$422,748	—	$422,748	$422,748
	Stock Options (Unvested)(4)	—	—	—	—	—	—
	Restricted Stock Units(4)	$293,215	$293,215	$352,170	$361,675	$361,675	$361,675
	Performance Awards(5)(6)	$183,015	$183,015	$183,015	$625,723	$183,015	$183,015

	Benefits

	Non-Qualified Deferred Compensation	$374,138	174,070	$374,138	$374,138	$374,138	$374,138
	Welfare Benefits	—	—	—	$27,871	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$374,077	—	—

	TOTAL	$1,273,116	$650,300	$1,577,071	$2,879,484	$1,341,576	$1,341,576

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Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination
		A	B	C	D	E	F
Executive	Component	Voluntary Termination (with Consent) or Retirement(1)	Voluntary Termination (Without Consent) or Involuntary Termination (For Cause)	Involuntary Termination (Not for Cause)(2)	Change in Control and Termination(2)	Disability(3)	Death

Matthews	Severance & Compensation Elements
	Cash Severance	—	—	$1,232,599	$2,538,263	—	—
	Short-Term Incentive	$376,365	—	$376,365	—	$376,365	$376,365
	Stock Options (Unvested)(4)	—	—	—	—	—	—
	Restricted Stock Units(4)	$116,404	$116,404	$116,404	$337,212	$337,212	$337,212
	Performance Awards(5)	$491,715	$491,715	$491,715	$1,040,650	$491,715	$491,715

	Benefits

	Pension Plan Compensation	$9,473,324	$4,473,416	$9,851,208	$9,851,208	$7,582,932	$7,687,290
	Non-Qualified Deferred Compensation	$443,340	$238,589	$443,340	$443,340	$443,340	$443,340
	Welfare Benefits	—	—	—	$71,119	—	—
	Letter Agreement	$274,976	$274,976	$448,800	$448,800	$346,575	$274,976
	Supplemental Retirement Benefit(7)	—	—	—	$341,405	—	—

	TOTAL	$11,176,124	$5,595,100	$12,960,431	$15,071,997	$9,578,139	$9,610,898

Holloway	Severance & Compensation Elements
	Cash Severance	—	—	$1,094,000	$2,138,000	—	—
	Short-Term Incentive	$384,720	—	$384,720	—	$384,720	$384,720
	Stock Options (Unvested)(4)	—	—	—	—	—	—
	Restricted Stock Units(4)	$104,424	—	$104,424	$352,957	$352,957	$352,957
	Performance Awards(5)	—	—	—	$553,727	—	—

	Benefits

	Non-Qualified Deferred Compensation	$118,108	—	$118,108	$118,108	$118,108	$118,108
	Welfare Benefits	—	—	—	$76,678	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$366,518	—	—

	TOTAL	$607,252	—	$1,701,252	$3,605,988	$855,785	$855,785

Bruno	Severance & Compensation Elements
	Cash Severance	—	—	$224,000	$2,138,000	—	—
	Short-Term Incentive	$267,000	—	$267,000	—	$267,000	$267,000
	Stock Options (Unvested)(4)	—	—	—	—	—	—
	Restricted Stock Units(4)	$93,813	—	$93,813	$294,881	$294,881	$294,881
	Performance Awards(5)(6)	$220,500	—	$220,500	$669,141	$220,500	$220,500

	Benefits

	Non-Qualified Deferred Compensation	$325,255	$188,833	$325,255	$325,255	$325,255	$325,255
	Welfare Benefits	—	—	—	$71,119	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$306,688	—	—

	TOTAL	$906,568	$188,833	$1,130,568	$3,805,084	$1,107,636	$1,107,636

Bradley	Severance & Compensation Elements
	Cash Severance	$1,517,128	—	—	—	—	—
	Short-Term Incentive	—	—	—	—	—	—
	Stock Options (Unvested)(4)	—	—	—	—	—	—
	Restricted Stock Units(4)	$183,861	—	—	—	—	—
	Performance Awards(5)(6)	$385,875	—	—	—	—	—

	Benefits

	Non-Qualified Deferred Compensation	$247,734	—	—	—	—	—
	Welfare Benefits	22,519	—	—	—	—	—
	Supplemental Retirement Benefit(7)	—	—	—	—	—	—

	TOTAL	$2,357,117

(1)
The term "with Consent" means consent with respect to each component of pay. For Mr. Bradley, the cash severance amount includes payment of accrued and unused vacation and other amounts for incidental expenses and services.

(2)
The value shown for cash severance benefits represents the total amount that would be paid over a specified period, including an estimated amount of $50,000 for outplacement services. The total for Mr. Holloway is in accordance with the severance provision contained in his offer letter and the total for Mr. Matthews is based on the terms of his December 2018 letter agreement. Mr. Holloway's severance agreement applies for two years from his date of hire. The other NEOs are paid under the Corporation's Supplemental Unemployment Benefit Program.

(3)
All pension amounts would become payable on May 31, 2020 under a permanent incapacity pension, five months following a disabling event that occurred on December 31, 2019.

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Potential Payments Upon Termination or Change in Control
(4)
The annual restricted awards and option awards include pro rata vesting on each grant date anniversary.

(5)
Values shown for the performance awards are calculated as follows:

•
The values shown for the 2017 equity award for TSR and the cash award for ROCE are based on the actual value at the end of the performance period on December 31, 2019.

•
The 2017 TSR award finished the performance period below the threshold performance level resulting in no payout. The 2017 ROCE award ended the Performance Period above the target performance level resulting in a payout at 147% of the target.

•
The values shown for the 2018 and 2019 TSR and ROCE equity awards in columns A and C represent a pro-rated award based on the number of months worked during the performance period divided by the total number of months in the performance period multiplied by the expected performance through December 2019.

•
In the event of a Change in Control, the performance period is ended on the date of the CIC and the actual performance is calculated based on the abbreviated Performance Period to determine the "Achieved Performance Award." The balance of the award if any is forfeited and the "Achieved Performance Award" remains subject to employment restrictions through the third anniversary date of the grant unless the Grantee's employment is terminated without cause after a Change in Control before the third anniversary date of the grant, in which case the award will be immediately vested and released.

•
In the event of disability or death, the awards are immediately vested and distributed based on the following rules: Death or Disability prior to the end of the first year of the Performance Period – 0% vested Death or Disability at or after the end of the first year of the Performance Period but prior to the end of the second year of the Performance Period – 50% vested Death or Disability at or after the end of the second year of the Performance Period – 100% vested.

(6)
Mr. Holloway was hired in 2018 and did not receive performance awards in 2017. The vesting outcomes described in footnote 5 reflect his 2018 and 2019 performance awards.

(7)
The Supplemental Retirement Benefit is equal to the sum of (i) the Retirement Account contributions that would have been received under the U. S. Steel Savings Plan and the Corporation's related non tax-qualified plans if his employment would have continued for an additional 36 months plus earnings, and (ii) the amount he would have received under the U. S. Steel Savings Plan and the related non tax-qualified plans if he were fully vested on December 31st.

Termination and Change-in-Control Provisions

Cash Severance

No cash severance payments are made with respect to an executive's termination of employment due to voluntary termination (with consent or retirement) (Column A), voluntary termination (without consent) or involuntary termination for cause (Column B), disability (Column E) or death (Column F).

Under our broad-based Supplemental Unemployment Benefit Program covering most non-represented employees, monthly cash benefits are payable to executives for up to 12 months (depending on years of service) while on layoff in the event of an involuntary termination not for cause (Column C).

Cash severance is one of the payments made to executives under the Change in Control Severance Plan in the event of a termination in connection with a Change in Control (Column D).

Under the plan, payment would be made in a lump sum amount equal to 2.5x for Mr. Burritt, and 2x for Ms. Breves and Messrs. Matthews, Holloway and Bruno, the sum of (a) base salary and (b) the current target under the annual incentive compensation program (or, if higher than the target, the average short-term incentive compensation for the prior three years). The cash severance benefit may be reduced if the NEO is terminated within three years of attaining age 65. For Mr. Burritt and Ms. Breves, the amounts shown are reduced because they are within three years of attaining age 65.

The benefits under the Supplemental Unemployment Benefits Program and the Change in Control Program are contingent upon the execution of an agreement which contains a general release of claims and confidentiality, non-disparagement and non-solicitation provisions.

Short-Term Incentive

Following a voluntary termination with the Compensation Committee's consent or a retirement (Column A), a disability (Column E), or death (Column F), an executive would be entitled to receive a short-term incentive award if (a) the relevant performance goals are achieved, (b) the executive is employed for at least six months during the performance period, and (c) the Compensation Committee does not exercise its discretion to reduce or eliminate the award. For purposes of the short-term incentive program, retirement means a termination of employment after having completed 30 years of service, attainment of age 60 with five years of service, or attainment of age 65.

If an executive's employment terminates voluntarily without the Compensation Committee's consent or involuntarily (Columns B and C), regardless of whether the termination is for cause or not for cause, no short-term incentive award is payable.

Because the cash severance payment, discussed above, includes a multiple of the target short-term incentive, no payments are made pursuant to the short-term incentive program in the event of a Change in Control (Column D).

Stock Options

Following a voluntary termination with the Compensation Committee's consent or a retirement (Column A), and subject to the Compensation Committee's discretion, the stock options granted in 2017 would (i) fully vest if the executive is eligible for a normal retirement (i.e., age 60 with five years of service or age 65), provided the executive is not a participant in the

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Potential Payments Upon Termination or Change in Control

Supplemental Pension Program, (ii) vest on a prorated basis if the executive is eligible for an early retirement (i.e., 30 years of service or age 55 with 10 years of service), or (iii) if the executive is not eligible for a normal or early retirement, we have assumed that the executive terminated employment with the Compensation Committee's consent and the stock options would vest on a prorated basis. The remaining unvested options would be forfeited. Prorated vesting is determined based on the number of complete months worked during the vesting year (March 2019 to February 2020 for the 2017 stock options).

If an executive's employment terminates voluntarily without the Compensation Committee's consent or involuntarily for cause (Column B), all unvested options are forfeited.

For involuntary terminations that are not for cause (Column C), we have assumed that the executive terminated employment on December 31, 2019 and that a prorated number of options vested.

In the event of a disability (Column E) or death (Column F), all unvested options vest immediately. All vested options remain exercisable for three years (five years for options granted in 2017) after termination or, if less, until the original expiration date.

Stock options include a "double-trigger" and require a termination in connection with a Change in Control (Column D) in order for the vesting to be accelerated. Unvested stock options would not be forfeited if (i) employment is terminated during a potential change in control period by the Corporation for other than cause or disability or by the executive for good reason and (ii) a 409A Change in Control occurs within twenty-four months following the commencement of the potential change in control period.

Restricted Stock Units

Following a voluntary termination with the Compensation Committee's consent or a retirement (Column A), and subject to the Compensation Committee's discretion, the restricted stock units would (i) fully vest if the executive is eligible for a normal retirement (i.e., age 60 with five years of service or age 65), provided the executive is employed for at least six months following the date of grant and is not a participant in the Supplemental Pension Program, (ii) vest on a prorated basis if the executive is eligible for an early retirement (i.e., 30 years of service or age 55 with 10 years of service), or (iii) if the executive is not eligible for a normal or early retirement, we have assumed that the executive terminated employment with the Compensation Committee's consent and the restricted stock units would vest on a prorated basis. The remaining unvested restricted stock units would be forfeited. Prorated vesting is determined based on the number of complete months worked during the vesting year (March 2019 to February 2020).

In the event of a disability (Column E) or death (Column F), all unvested restricted stock units vest immediately.

If an executive's employment terminates voluntarily without the Compensation Committee's consent or involuntarily for cause (Column B), all remaining unvested restricted stock units are forfeited.

For involuntary terminations that are not for cause (Column C) we have assumed that the executive terminated employment on December 31, 2019 and that a prorated number of restricted stock units vested based on the number of complete months worked during the vesting year (March 2019 to February 2020).

Restricted stock units require a termination in connection with a Change in Control (Column D) in order for the vesting to be accelerated. Unvested restricted stock units would not be forfeited if (i) employment is terminated during a potential change in control period by the Corporation for other than cause or disability or by the executive for good reason and (ii) a 409A Change in Control occurs within twenty-four months following the commencement of the potential change in control period.

Performance Awards

Following a voluntary termination with the Compensation Committee's consent or a retirement (Column A), and provided that the relevant performance goals are achieved, the performance awards would (i) fully vest if the executive is eligible for a normal retirement (i.e., age 60 with five years of service or age 65), provided the executive is employed for at least six months following the date of grant and is not a participant in the Supplemental Pension Program, (ii) vest on a prorated basis if the executive is eligible for an early retirement (i.e., 30 years of service or age 55 with 10 years of service), or (iii) if the executive is not eligible for a normal or early retirement, we have assumed that the executive terminated employment with the Compensation Committee's consent and the performance awards would vest on a prorated basis. The remaining unvested performance awards would be forfeited. Prorated vesting is determined based on the number of complete months worked during the relevant performance period.

For performance awards for which the performance goals are achieved, a modified proration is used in the event of a death (Column F) or disability (Column E) allowing 0% of the achieved award if such event occurs prior to the completion of the first third of the performance period, 50% of the achieved award if such event occurs on or after completion of the first third, but prior to completion of the second third, of the performance period, and 100% of the achieved award for events occurring on or after completion of the second third of the performance period. This modified proration effectively shortens the post-termination waiting period to a maximum of two years, thereby allowing an estate to potentially close within two years, since there would be no value allowed for performance awards granted within one year of a participant's death.

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Potential Payments Upon Termination or Change in Control

If an executive's employment terminates voluntarily without the Compensation Committee's consent or involuntarily for cause (Column B), all remaining unvested performance awards are forfeited.

For involuntary terminations that are not for cause (Column C) we have assumed that the executive terminated employment on December 31, 2019 and that a prorated number of performance awards vested based on the number of complete months worked during the relevant performance period.

Performance awards require a termination in connection with a Change in Control (Column D) in order for the vesting to be accelerated. For these awards, the performance period would end upon the change in control; however, the awards would not vest until the earlier to occur of a termination within 24 months of the change in control or the normal vesting date. Unvested performance awards would not be forfeited if (i) employment is terminated during a potential change in control period by the Corporation for other than cause or disability or by the executive for good reason and (ii) a 409A Change in Control occurs within twenty-four months following the commencement of the potential change in control period.

Pension Plan Compensation

Pension Plan Compensation includes benefits under the following:

U. S. Steel Pension Plan

Benefits under the U. S. Steel Pension Plan are payable on behalf of Mr. Matthews under each of the termination of employment scenarios. Refer to the "Pension Benefits" section for a description of the U. S. Steel Pension Plan. Benefits under the U. S. Steel Pension Plan may be payable under the Non Tax-Qualified Pension Plan to the extent they are limited by the qualified plan limitations established under the Internal Revenue Code.

If Mr. Matthews was placed on layoff status as of December 31, 2019 (Column C), he would be eligible to remain on layoff for a period of up to two years. Having satisfied certain age and service requirements, Mr. Matthews would be eligible to commence a Rule-of-70/80 early retirement option on December 31, 2020 after being on layoff for one year. The present value amounts shown for an involuntary termination not for cause (Column C) reflect enhanced benefits attributable to the additional age and continuous service accrued while on layoff, the lower early-commencement charges, and a temporary $400 monthly pension benefit that is payable until he becomes eligible for a public pension.

If Mr. Matthews was totally and permanently disabled on December 31, 2019 (Column E), he would be eligible to commence a permanent incapacity pension on May 31, 2020, which is five months after the qualifying disability. The present value amounts shown reflect enhanced benefits attributable to the additional age and continuous service accrued during the five-month period, and the lower early-commencement charges, but not the temporary $400 monthly pension benefit that is payable until he becomes eligible for a public pension or, if earlier, governmental disability benefits.

If Mr. Matthew's employment was terminated due to his death (Column F), death benefits would become payable to his survivor (typically his spouse) or, if there is no spouse, to his estate. The present value amounts shown are equal to the higher of (i) the actuarial equivalent of the his pension benefit (excluding the survivor and surviving spouse's benefits) that would have been payable if he had retired on the date of death, or (ii) the value of the survivor and surviving spouse's benefits as defined in the U. S. Steel Pension Plan.

Non Tax-Qualified Pension Plan

Benefits from the Non Tax-Qualified Pension Plan are payable on behalf of Mr. Matthews under each of the termination of employment scenarios. Refer to the "2019 Pension Benefits – Non Tax-Qualified Pension Plan" section for a description of the Non Tax-Qualified Pension Plan. The present value amounts shown for the various termination scenarios vary based upon the total amount payable under the U. S. Steel Pension Plan before the application of the statutory limitations established by the Internal Revenue Code.

Supplemental Pension Program

Benefits from the Supplemental Pension Program are payable on behalf of Mr. Matthews under each of the termination of employment scenarios other than a voluntary termination without consent or an involuntary termination for cause (Column B), since Mr. Matthews has at least 15 years of continuous service as of December 31, 2019.

The present value amounts shown for an involuntary termination not for cause (Column C), a change in control and termination (Column D), and a disability (Column E) reflect benefits attributable to later commencement due to layoff because of an involuntary termination or the five-month period following the disability event.

If the employment of an executive is terminated due to death (Column F), death benefits become payable to the surviving spouse or, if there is no spouse, to the executive's estate. The present value amounts shown are equal to the actuarial equivalent of the executive's pension benefit (excluding the surviving spouse's benefits) that would have been payable with the Corporation's consent if the executive had retired on the date of death.

    United States Steel Corporation   |  2020 Proxy Statement     |     59

Potential Payments Upon Termination or Change in Control

Non-Qualified Deferred Compensation

Non-Qualified Deferred Compensation includes benefits under the following plans:

Supplemental Thrift Program

The conditions for a payment of benefits under the Supplemental Thrift Program include the attainment of five years of continuous service. For Messrs. Burritt, Matthews and Bruno and Ms. Breves this condition has been met and therefore, this benefit is payable under all termination scenarios. For Mr. Holloway, who has not yet attained five years of continuous service, this benefit is only payable upon death or if his employment is terminated with the consent of the Corporation.

Non Tax-Qualified Retirement Account Program

The conditions for a payment of benefits under the Non Tax-Qualified Retirement Account Program include the attainment of three years of continuous service. For Messrs. Burritt, Matthews and Bruno and Ms. Breves this condition has been met and therefore, this benefit is payable under all termination scenarios. For Mr. Holloway, who has not yet attained five years of continuous service, this benefit is only payable upon death or if his employment is terminated with the consent of the Corporation.

Supplemental Retirement Account Program

The conditions for a payment of benefits under the Supplemental Retirement Account Program include the termination of employment after completing at least 10 years of continuous service or, if earlier, on or after the attainment of age 65. In addition, benefits are not payable if the participant terminates employment prior to age 55 or within 36 months of becoming a participant in the Plan. Because none of the NEOs have met these conditions, this benefit is only payable (i) if the executive's employment is terminated prior to age 65 with the consent of the Corporation or involuntarily terminated other than for cause, or (ii) upon the executive's death.

Mr. Bradley was entitled to payment under each of the non-qualified deferred compensation plans referenced above because he voluntarily terminated his employment with the consent of the Corporation on December 31, 2019.

Welfare Benefits

The amount shown for a change in control and termination (Column D) represents the estimated cost of providing active employee insurance coverage to the executive for a period of 36 months or, if earlier, until the executive's 65th birthday.

Supplemental Retirement Benefit

The supplemental retirement benefit represents the increase in retirement benefits to an executive in the event of a termination in connection with a change in control (Column D) and is paid pursuant to the CIC Plan (see "Termination Scenarios – Change in Control and Termination," above). For all NEOs, the Supplemental Retirement Benefit is equal to the sum of (i) the Retirement Account contributions that would have been received under the U. S. Steel Savings Plan and the Corporation's related non tax-qualified plans if their employment would have continued for an additional 36 months plus earnings, and (ii) the amount they would have received under the U. S. Steel Savings Plan and the related non tax-qualified plans if they were fully vested on December 31, 2019.

Outplacement Services and Excise Tax Gross-Up

In the event of a termination in connection with a change in control (Column D), the CIC Plan provides for the payment of reasonable costs for outplacement services (two year maximum) for all terminations following an Applicable Event. Gross-up payments are not provided to cover excise taxes imposed under Section 4999 of the Code for an executive who receives compensation under a Change in Control termination scenario (Column D).

60     |    United States Steel Corporation   |  2020 Proxy Statement

CEO Pay Ratio

CEO PAY RATIO

We are committed to a compensation program that is internally equitable to motivate our employees to advance the strategy of the Corporation and enhance stockholder value. The disclosure below presents the ratio of annual total compensation of our CEO to the annual total compensation of our Median Employee (defined below), excluding our CEO.

In determining the ratio below, we began by using the same Median Employee identified for purposes of calculating the ratio included in our 2019 proxy statement. We do not believe that there have been any changes in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. The median employee initially was identified based on each employee's annual total cash compensation over the twelve-months ended October 1, 2018 (the "Determination Date"). For purposes of the calculation, total cash compensation includes the following pay elements:

  •
  salary, base wages and/or overtime received (as applicable);

  •
  annual incentive payment received for performance in fiscal year 2020 (for non-represented employees);

  •
  cash incentive payments, based on production (for represented employees only);

  •
  quarterly profit sharing payments (for represented employees only); and

  •
  other cash payments (including payments related to shift differential, holidays and vacations) (for represented employees only).

Our calculation includes all full-time, part-time, temporary and seasonal employees of the Corporation and its consolidated subsidiaries employed as of the Determination Date (other than the CEO). Also, included in the data were 129 leased employees employed by third parties for whom we determined the compensation. All of our thirteen employees located in the Czech Republic, France, Germany, United Arab Emirates, Canada and Italy, representing less than 5% of our total employee population, were excluded due to administrative challenges related to collecting the necessary data for these employees. We excluded 3, 3, 3, 1, 2 and 1 employees from the Czech Republic, France, Germany, United Arab Emirates, Canada and Italy, respectively. Our total U.S. employee and non-U.S. employee population (including leased employees), during the twelve-month period ended on the Determination Date was 27,864, which is the number of employees used to determine that the excluded employees represent less than 5% of our total employee population.

We applied a foreign currency exchange rate to all compensation elements paid in currencies other than U.S. dollars.

We determined the Median Employee by: (i) calculating the annual total cash compensation described above for each employee; (ii) ranking the annual total cash compensation of all employees except for the CEO, from lowest to highest; and (iii) identifying the employee with the median total cash compensation (who we refer to as the "Median Employee"). Once the Median Employee was determined, that employee's annual total compensation was calculated in the same manner as the "Total Compensation" shown for our CEO in the "Summary Compensation Table."

The annual total compensation for fiscal year 2019 for our CEO (as reported in the Summary Compensation Table on page 45) was $13,318,357 and for the Median Employee was $72,170. The resulting ratio of our CEO's annual total compensation, calculated as described above, to the annual total compensation of our Median Employee for fiscal year 2019 is 185 to 1.

    United States Steel Corporation   |  2020 Proxy Statement     |    61

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

Pursuant to the authority provided by its charter, the Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm for U. S. Steel for the current fiscal year. Although action by the stockholders in this matter is not required by law or the Corporation's by-laws, the Audit Committee believes that it is appropriate to seek stockholder ratification of this appointment in light of the important role played by the independent registered public accounting firm in maintaining the integrity of the Corporation's financial controls and reporting. If the appointment of PwC is not ratified by the stockholders, the Audit Committee will reconsider its appointment and review its future selection of an independent registered public accounting firm in light of that result. However, the Audit Committee may decide to maintain its appointment of PwC. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Corporation and our stockholders. PwC has served as the independent auditor (now referred to as the independent registered public accounting firm) of U. S. Steel for many years. We believe that PwC's knowledge of U. S. Steel's business and its organization gained through this period of service is quite valuable. Partners and employees of PwC assigned to the U. S. Steel engagement are periodically rotated, thus giving U. S. Steel the benefit of new thinking and approaches in the audit area.

The Audit Committee annually requests PwC to prepare a self-assessment utilizing the Center for Audit Quality, External Auditor Assessment Tool. This best practice assists the Audit Committee in its oversight role and annual evaluation of PwC to assess the quality of the audit and to recommend the retention of PwC. Based on this assessment, we believe the quality of PwC's services, communication and interaction with the Audit Committee is of a high standard. We expect representatives of PwC to be present at the annual meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

For fiscal year 2019, PwC performed professional services for U. S. Steel in connection with audits of the financial statements of U. S. Steel, and of U. S. Steel's internal control over financial reporting as of December 31, 2019, and audits of certain subsidiaries and certain pension and other employee benefit plans. PwC has also reviewed quarterly reports and other filings with the Securities and Exchange Commission and other agencies.

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Audit Committee Report

AUDIT FEES

The following table shows the fees paid to PricewaterhouseCoopers LLP ("PwC") for professional services for 2019 and 2018:

	(Dollars in millions)
	2019	2018

Audit(1)	$5.7	$4.8

Audit-Related(2)	$0.3	$0.4

Tax	$—	$—

All Other	$0.1	$—

Total	$6.1	$5.2

(1)
Audit fees were for: the audit of U. S. Steel's annual financial statements; the audit of U. S. Steel's internal control over financial reporting required under the Sarbanes-Oxley Act; audits of certain subsidiaries, statutory and regulatory audits; the issuance of comfort letters, and consents; and the review of SEC regulatory filings.

(2)
Audit-related fees were for employee benefit plan audits and procedures required by agreement or government agencies as well as audit and internal control review procedures associated with the implementation of new accounting standards.

Pre-Approval Policy

The Audit Committee has the sole authority to pre-approve all audit engagement fees and terms as well as all non-audit engagements with PwC. The Audit Committee has delegated to its chairman the authority to approve non-audit engagements of less than $500,000 between Audit Committee meetings. In 2018 and 2019, all of the above services were pre-approved by the Audit Committee in accordance with this pre-approval policy.

AUDIT COMMITTEE REPORT

Our committee has reviewed and discussed U. S. Steel's audited financial statements for the year ended December 31, 2019 with U. S. Steel's management. We have discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC), the matters required to be discussed by Auditing Standards No. 1301 "Communication with Audit Committees," as adopted by the Public Company Accounting Oversight Board. We also discussed with U. S. Steel's management their assessment of the effectiveness of U. S. Steel's internal control over financial reporting as of December 31, 2019, and PwC's opinion on the effectiveness of U. S. Steel's internal control over financial reporting as of December 31, 2019. We have received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and we have discussed with PwC its independence.

Based on the aforementioned review and discussions, we recommended to the Board that the audited financial statements for U. S. Steel be included in U. S. Steel's Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission.

Murry S. Gerber, Chairman John J. Engel John V. Faraci Paul A. Mascarenas Michael H. McGarry Eugene B. Sperling

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Proposal 4: Approval of Amended and Restated 2016 Omnibus Incentive Compensation Plan

Our Board of Directors, upon recommendation of the Compensation & Organization Committee (the "Compensation Committee"), has approved an amendment and restatement of the United States Steel Corporation 2016 Omnibus Incentive Compensation Plan (the "2016 Plan" or the "Plan"), subject to approval by our stockholders at the Annual Meeting. The amended and restated Plan increases the number of shares authorized for issuance under the Plan by 4,700,000 shares and makes certain other changes further described below.

The purpose of the Plan is to attract, retain and motivate employees and non-employee directors of outstanding ability and to align their interests with those of the Corporation's stockholders. Having an adequate number of shares available for issuance under the Plan is an important factor in fulfilling these purposes.

The Plan currently authorizes the issuance of 13,500,000 shares of common stock and, as of February 28, 2020, had approximately 844,112 shares available for issuance. The Compensation Committee expects that if the stockholders approve the amended and restated Plan, the number of shares available under the Plan will be sufficient for approximately one year based on current expected equity grant practices. If the amended and restated Plan is not approved by our stockholders, the Plan will continue in effect in its present form and we will continue to grant equity awards under the current terms of the Plan until the shares remaining available for issuance are exhausted, which the Compensation Committee estimates will occur in 2021 based on current expected equity grant practices. Failure of our stockholders to approve the amended and restated Plan also will not affect the rights of existing award holders under the Plan or under any previously granted awards under the Plan.

In addition to increasing the number of shares available for issuance under the Plan, the amended and restated Plan: (i) defines the term "Affiliate;" (ii) modifies the definition of "Cause" to include a breach by a participant of the Corporation's Code of Ethical Business Conduct as determined by the Corporation in its sole discretion; (iii) eliminates several references to the "performance-based compensation" exception of Section 162(m) of the Internal Revenue Code (the "Code") that was repealed by the Tax Cuts and Jobs Act of 2017, but retains the award limits previously required by that exception; and (iv) clarifies certain other provisions.

Highlights of the Plan

  •
  No repricing of stock options or stock appreciation rights without stockholder approval;

  •
  Dividends and dividend equivalents may not be paid on options, appreciation rights, unvested full-value shares and, with respect to performance awards, before the performance goals are achieved and the performance awards are earned;

  •
  Minimum vesting period of 12 months, except in the event of acceleration due to death, disability, retirement, termination of employment without cause or a change in control;

  •
  Minimum 30% change in control trigger;

  •
  Consummation of transaction required for change in control;

  •
  "Double trigger" vesting of awards upon a change in control;

  •
  No liberal share recycling; and

  •
  Recoupment policy of incentive awards.

Background

Prior to adoption of the Plan in 2016, the Corporation issued awards under the 2005 Stock Incentive Plan (the "2005 Plan"). The 2016 Plan replaced the 2005 Plan, and no new awards may be issued under the 2005 Plan. Any outstanding awards under the 2005 Plan granted before the approval of the 2016 Plan remain outstanding according to their terms.

The 2016 Plan, as adopted by the Board and approved by the stockholders, initially authorized the issuance of 7,200,000 shares of common stock for equity granted after the date of the 2016 Annual Meeting. In 2017, the stockholders approved an amendment to the Plan to increase the number of shares available for issuance by 6,300,000 shares for a total of 13,500,000 shares.

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Proposal 4: Approval of Amended and Restated 2016 Omnibus Incentive Compensation Plan

In determining the number of additional shares of common stock to be requested under the amended and restated Plan, the Compensation Committee considered the needs of the Corporation's long-term incentive program and the potential dilution that awarding the requested shares may have on the existing stockholders. An independent compensation advisor assisted the Compensation Committee in determining the appropriate number of shares to be requested. The advisor examined a number of factors, including the Corporation's burn rate and an overhang analysis, taking into account equity awards made under the 2016 Plan.

The burn rate is the total equity awards granted by the Corporation in a fiscal year divided by the weighted average common stock outstanding in the year indicated. In fiscal 2017, 2018 and 2019, the Corporation made equity awards representing a total of 1,165,670 shares, 1,150,895 shares and 1,743,490 shares, respectively. Under the ISS Proxy Advisor Services ("ISS") burn rate methodology, one full-value share is equivalent to two stock options. If the performance awards that were not earned and were forfeited are excluded, then the ISS adjusted three-year average burn rate would be 1.16% as shown in the table below. This is below the applicable ISS 2020 applicable burn rate benchmark of 3.04%.

Fiscal Year	Options Granted	RSUs Granted	Performance Awards Earned(1)	Total Granted/ Earned(2)	Weighted Average Common Stock Outstanding	Burn Rate

2017	647,780	348,040	0	1,343,860	174,793,000	0.77%
2018	0	824,195	150,133	1,948,656	176,633,000	1.10%

2019	0	1,005,500	384,664	2,780,328	171,418,000	1.62%

					3-Year Average	1.16%

(1)
In fiscal 2017, 2018 and 2019, the Corporation granted performance awards representing a total of 169,850 shares, 326,700 shares, and 737,990 shares, respectively.

(2)
Under the ISS burn rate methodology, the "Total Granted/Earned" is equal to the number of options granted plus two times the number of RSUs and Performance Awards granted.

An additional metric used to measure the cumulative dilutive impact of an equity program is overhang. The calculation of overhang can be described as (A+B) / (A+B+C) where:

  •
  A is the number of outstanding stock options and outstanding full-value awards;

  •
  B is the number of shares available for future grant under the proposed plan; and

  •
  C is the total outstanding shares of common stock.

As of December 31, 2019, the Corporation had 2,351,831 outstanding stock options with a weighted average remaining term of 4.43 years, and a weighted average exercise price of $27.08. As of that date, the Corporation had 2,632,984 outstanding full-value awards, and 7,464,779 shares available for future grant under the 2016 Plan. As of that date, the Corporation had 170,045,869 outstanding shares of common stock. This results in an overhang of 6.82%.

Because this proposal does not contemplate the amount or timing of specific equity awards in the future, and because historic rates of awards may not be indicative of future rates of awards, it is not possible to calculate with certainty the number of years of awards that will be available and the amount of subsequent dilution that may ultimately result from such awards. However, the current rationale and practices of the Compensation Committee with respect to equity awards is set forth in the "Long-Term Incentive Compensation Program" section and elsewhere in the Compensation Discussion and Analysis section of this proxy statement.

Summary of the 2016 Omnibus Incentive Compensation Plan, as Amended and Restated

The following is a summary of the main features of the Plan, as amended and restated. This summary is qualified in its entirety by the specific terms of the amended Plan, which is attached hereto as Appendix C.

Purpose

The purpose of the Plan is to attract, retain and motivate employees and non-employee directors of outstanding ability and to align their interests with those of the Corporation's stockholders.

Eligibility

All employees, non-employee directors and other service providers of the Corporation or any subsidiary or affiliate are eligible to receive various stock and cash-based awards under the Plan. As of December 31, 2019, the Corporation had approximately 27,500 employees and eleven non-employee directors eligible to receive awards under the Plan. The Compensation Committee generally does not consider other service providers as eligible to receive awards under the Plan and has not granted awards to any other service providers in the past and does not presently intend to do so.

Shares Subject to the 2016 Plan

The maximum number of shares of U. S. Steel common stock which may be issued under the 2016 Plan is 13,500,000 shares, subject to proportionate adjustment in the event of stock splits and similar events. If approved by the stockholders, the amended and restated Plan would increase the maximum number of shares that may be issued under the Plan to 18,200,000 shares, subject to proportionate adjustment in the event of stock splits and similar events.

    United States Steel Corporation   |  2020 Proxy Statement     |    65

Proposal 4: Approval of Amended and Restated 2016 Omnibus Incentive Compensation Plan

For purposes of measuring the number of shares issued under the Plan, each stock option or appreciation right, will reduce the number of shares available under the Plan by one share, except to the extent the award is settled in cash. All other awards, unless settled in cash, reduce the number of shares available under the Plan by 1.78 shares for each such share to which the award relates. Shares delivered in payment of the exercise price of an award or to satisfy withholding obligations, or which are repurchased through the use of option proceeds are counted against the number of shares granted, and are not again available for awards under the Plan. All shares covered by an appreciation right that is exercised and settled in shares are also counted against the number of shares granted.

The number of shares to which an award under the 2016 Plan relates is counted against the number of shares available for issuance at the time of grant unless such number of shares cannot be determined at that time, in which case the number of shares actually distributed pursuant to the award is counted against the number of available shares at the time of distribution. If, and to the extent, any award granted under the 2016 Plan or the 2005 Plan is forfeited or otherwise terminates without the issuance of shares or if payment is made to the participant in the form of cash, cash equivalents or other property other than shares, any shares that are not issued with respect to such award, to the extent of any such forfeiture or termination or alternative payment, are again available for issuance under the 2016 Plan at the rate for which the award was originally subtracted from the number of shares under the 2005 Plan or 2016 Plan, as applicable.

If the exercise price of an award is paid by a participant by delivery of shares or by withholding shares issuable upon exercise or if shares are delivered or withheld for the satisfaction of tax withholding obligation, or if shares are repurchased by the Corporation with option proceeds, the number of shares covered by the award equal to the number of shares so delivered, withheld or repurchased are counted against the number of shares granted and are not again available for awards under the 2016 Plan.

Shares distributed pursuant to an award may be, in whole or part, authorized and unissued shares or treasury shares. No awards may be granted under the 2016 Plan after April 26, 2026.

Administration

Except in the case of awards to non-employee directors, the 2016 Plan is administered by a committee of the Board consisting of at least three members of the Board who each qualify as a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "independent" director under the rules of the New York Stock Exchange. The Compensation Committee administers awards made to employees of the Corporation. In the case of awards to non-employee directors, the 2016 Plan is administered by the Board.

The Compensation Committee has full and final authority to interpret and administer the Plan and to determine the persons who receive awards, type or types of awards, the number of shares covered by each award and to what extent and what circumstances an award may be settled in cash, shares, other awards or property or accelerated, vested, canceled, forfeited, exchanged or surrendered. All decisions made by the Compensation Committee pursuant to the terms of the Plan are final, conclusive and binding on all persons, including the Corporation, its subsidiaries and participants.

The Compensation Committee may delegate to one or more officers, managers and/or agents of the Corporation the authority to perform administrative and other functions under the Plan. The Compensation Committee may also delegate to one or more officers of the Corporation the authority to grant awards to participants who are not directors or officers (as defined under Section 16 of the Exchange Act), subject to limitations established by the Compensation Committee and applicable law.

Types of Awards

The types of awards that may be granted include but are not limited to: (1) stock options, (2) restricted stock, (3) restricted stock units, (4) performance awards and (5) other stock-based awards, including appreciation rights. Each of these types of awards is described below.

Stock Options.    The Plan provides for the grant of nonstatutory stock options. The option price for each stock option may not be less than 100% of the fair market value of the Corporation's common stock on the date of grant. Fair market value, for purposes of the Plan, is generally the average of the publicly reported high and low sale prices per share of the Corporation's common stock on the date of grant.

A stock option may be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Compensation Committee. All options have a term of ten years from the date of grant. The option price for each stock option will be payable upon exercise in cash, or by such other method authorized by the Compensation Committee, including by delivery or withholding of U. S. Steel common stock issued pursuant to such option price for the shares being purchased. As of February 28, 2020 the fair market value (i.e., closing price) of a share of the Corporation's common stock was $8.02.

Restricted Stock.    Shares of the Corporation's common stock may be issued subject to such restrictions and conditions as the Compensation Committee may specify, including but not limited to service requirements and performance goals (see "Performance Awards" below). From the date a restricted stock award is effective, the awardee will be a stockholder with respect to the restricted stock award and will have all the rights of a stockholder with respect to such shares, subject only to

66     |     United States Steel Corporation   |  2020 Proxy Statement

Proposal 4: Approval of Amended and Restated 2016 Omnibus Incentive Compensation Plan

the restrictions imposed by the Compensation Committee, including limitations on the right to vote restricted stock. Dividends and dividend equivalents may accrue on restricted stock, but may not be paid before satisfaction of the restrictions.

Restricted Stock Units.    Restricted stock units provide for the issuance of the Corporation's common stock subject to such restrictions and conditions, including but not limited to service requirements and performance goals (see "Performance Awards" below), as the Compensation Committee may impose. The awardee will not be a stockholder with respect to the restricted stock units and will not have the rights of a stockholder with respect to such units until the shares are issued upon the vesting of the award. The Committee may determine to pay dividend equivalents relative to the shares that ultimately vest.

Performance Awards.    Performance awards are based on the achievement during a specified performance period of one or more performance goals established by the Compensation Committee at the time of the award. These awards may be designated as performance shares or performance cash awards. Performance shares are denominated in shares of common stock and may be paid in shares or cash. Performance cash awards are denominated in dollars, have an initial value that is established by the Compensation Committee at the time of grant, and may be paid in cash or shares.

The Compensation Committee will set forth in writing the performance goals applicable to the award, the performance period during which the achievement of the performance goals shall be measured, the amount that may be earned by the participant based on the achievement of the performance goals and such other terms and conditions applicable to the award as the Compensation Committee may, in its discretion, determine. The Compensation Committee may retain the discretion to reduce (but not to increase) the amount of a performance award which will be earned based on the achievement of performance goals. Dividends and dividend equivalents may accrue, but may not be paid with respect to performance awards before the performance goals are achieved and the performance awards are earned.

Performance goals may be based on one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values or rates of change and on a gross or net basis: safety performance, stock price, capital expenditures, earnings per share, earnings per share growth, return on capital employed, return on invested capital, return on capital, costs, net income, net income growth, operating margin, revenues, revenue growth, revenue from operations, net sales, expenses, income from operations as a percent of capital employed, income from operations, income from operations per ton shipped, tons shipped, cash flow, market share, return on equity, return on assets, earnings (including EBITDA and EBIT), operating cash flow, operating cash flow as a percent of capital employed, economic value added, gross margin, total stockholder return, stockholder equity, debt, debt to stockholder equity, debt to earnings (including EBITDA and EBIT), interest expense and/or other fixed charges, earnings (including EBITDA and EBIT) to interest expense and/or other fixed charges, environmental emissions improvement, workforce diversity, number of accounts, workers' compensation claims, budgeted amounts, cost per hire, turnover rate, and/or training costs and expenses. Performance goals based on such performance measures may be based either on the performance of the participant, the Corporation, a subsidiary or subsidiaries, affiliate or affiliates, any branch, department, business unit or other portion thereof under such measure for the performance period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior performance periods or other measure selected or defined by the Compensation Committee at the time of making a performance award. The Compensation Committee may in its discretion also determine to use other objective performance measures as performance goals.

The Compensation Committee determines and certifies in writing whether the applicable performance goal or goals were achieved, or the level of such achievement, and the amount, if any, earned by the participant based upon such performance.

Other Stock-Based Awards.    The Compensation Committee may grant to eligible employees, in lieu of salary or cash bonus, such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of the Corporation's common stock, including, without limitation, purchase rights, appreciation rights, shares of common stock awarded without restrictions or conditions, subject to the limitations of the Plan, convertible securities, exchangeable securities or other rights convertible or exchangeable into shares of common stock, as the Compensation Committee in its discretion may determine. The Compensation Committee may, in its discretion, also use such other stock-based awards in connection with, or to satisfy obligations of the Corporation or a subsidiary or an affiliate under, other compensation or incentive plans, programs or arrangements of the Corporation or any subsidiary or affiliate for eligible participants, including the Deferred Compensation Program for Non-Employee Directors and the Non-Employee Director Stock Program. The Compensation Committee will determine the terms and conditions of other stock-based awards. Appreciation rights may not be granted at a price less than the fair market value of the underlying shares on the date of grant.

Award Limits

Awards may not be granted in any calendar year to any participant in excess of the following aggregate limits, subject to the adjustments described below:

  •
  For stock options and appreciation rights, 1,000,000 shares (this limit applies separately to each type of award).

  •
  For restricted stock and restricted stock units subject to performance goals, 1,000,000 shares (this limit applies separately to each type of award).

  •
  For performance shares, 1,000,000 shares (or the cash value thereof).

  •
  For performance cash awards, $20,000,000 in value.

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Proposal 4: Approval of Amended and Restated 2016 Omnibus Incentive Compensation Plan

The aggregate grant date fair value of awards that may be granted to any individual non-employee director in any single calendar year shall not exceed $500,000. This limit does not apply to any awards made at the election of a non-employee director in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments.

In the event a dividend or other distribution is declared on the Corporation's stock, or if the outstanding stock is changed into or exchangeable for a different number or kind of stock or securities of the Corporation or another corporation, the award limitations above, and any shares remaining in the Plan that are not subject to outstanding awards, shall be adjusted in an equitable manner as determined by the Compensation Committee.

Vesting

All awards granted under the Plan will provide for vesting based on employment or service for a period of at least twelve (12) months from the date on which such award is granted and there is no acceleration of vesting to be more rapid than vesting after twelve (12) months, except for the Compensation Committee's discretion to provide for accelerated vesting or exercisability in the terms of an award or otherwise in connection with death, disability, retirement, involuntary termination of employment or service without cause or a change in control. However, up to five percent of the aggregate number of shares authorized for issuance under the 2016 Plan may be issued pursuant to awards that do not satisfy these vesting restrictions.

Repricing and Reload Options Prohibited

The Compensation Committee may not, without stockholder approval (1) amend or modify the terms of any outstanding option or appreciation right to reduce the exercise price or (2) cancel, exchange or permit or accept the surrender of any outstanding option or appreciation right in exchange for an option or appreciation right with an exercise price that is less than the exercise price of the original option or appreciation right, or an award, cash or other securities for purposes of repricing the option or appreciation right. No option may be granted to any individual on account of the use of shares to exercise a prior option.

Change in Control

Unless otherwise determined by the Compensation Committee, if a change in control occurs and within two (2) years thereafter a participant's employment is terminated either (i) involuntarily for any reason other than cause or, (ii) in the case of a member of executive management, as determined by the Compensation Committee, voluntarily by the participant for good reason, then (1) all outstanding stock options, and other awards under which the participant may have rights the exercise of which is restricted or limited, shall become fully exercisable and remain exercisable until the expiration date of such award and (2) all restrictions or limitations, including risks of forfeiture and deferrals, on awards subject to restrictions or limitations under the Plan shall lapse. All performance goals applicable to performance awards shall be measured over the shortened performance period ending on the date of the change in control. Unless otherwise determined by the Compensation Committee at the time of grant, scheduled vesting dates for performance-based awards are not affected by a change in control, and all awards remain payable on the dates provided in the underlying award agreements and the Plan.

Recoupment Policy

The Compensation Committee may determine that an award shall be forfeited and/or any value received from the award is subject to recovery under any law, government regulation, stock exchange listing requirement or any policy adopted by the Corporation. The Board has adopted a policy setting forth procedures to recover payment if an executive engaged in any fraud or misconduct, including gross negligence that caused or partially caused the need for a material restatement of the Corporation's publicly filed financial results.

Miscellaneous

The Board may amend, alter, suspend, discontinue or terminate the Plan at any time without stockholder approval except to the extent that stockholder approval is required by law or stock exchange rules or if the amendment, alteration or other change materially increases the benefits accruing to participants, increases the number of shares available under the Plan or modifies the requirements for participation under the Plan or if the Board determines that stockholder approval is advisable. Without the consent of the participant, no amendment, suspension or termination of the Plan or any award may materially and adversely affect the rights of such participant under any previously granted award.

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Proposal 4: Approval of Amended and Restated 2016 Omnibus Incentive Compensation Plan

Plan Benefits

The following table sets forth information on stock options, restricted stock units, and performance awards granted under the 2016 Plan and includes awards subsequently forfeited, if any, as of February 28, 2020. The closing price of the Corporation's common stock on February 28, 2020 was $8.02 per share.

Stock Awards Granted Under the 2016 Plan

Name and Position	Stock Options Granted	Restricted Stock Units Granted(1)	Performance Awards Granted(2)	Total of all Columns Granted

David B. Burritt President & Chief Executive Officer	145,300	617,150	1,090,800	1,853,250
Christine S. Breves Senior Vice President & Chief Financial Officer	15,350	130,370	218,920	364,640
Douglas R. Matthews Senior Vice President – Chief Commercial & Technology Officer, Tubular & Mining Solutions	41,260	107,930	177,840	327,030
Duane D. Holloway Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary	0	94,870	192,180	287,050
James E. Bruno Senior Vice President, European Solutions and President, USSK	16,280	109,995	167,700	293,975
Kevin P. Bradley Former Executive Vice President & Chief Financial Officer	15,730	61,800	170,320	247,850
Executive Officers (excluding named above) as a Group (4 People)	57,560	251,680	396,520	705,760
Non-Employee Director Group	0	388,124	0	388,124

All Employees (excluding Executive Officers) as a Group	1,689,510	4,429,112	1,170,866	7,289,488

(1)
Includes all restricted stock units and deferred stock units granted under the 2016 Plan

(2)
Includes all earned performance awards and the maximum number of shares that are potentially issuable under unearned performance awards, in each case, granted under the 2016 Plan

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences of the grant and exercise of awards under present law. It should not be taken as tax advice by Plan participants, who are urged to consult their individual tax advisors.

Nonqualified Stock Options.    A participant who is awarded a nonqualified stock option will not recognize any taxable income for federal income tax purposes upon receipt of the award. Upon exercise of the option, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price generally will be taxable to the participant as ordinary income. If the option price of a nonstatutory stock option is paid in whole or in part with shares of the Corporation's common stock, no income, gain or loss will be recognized by the participant on the receipt of shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the option, less the amount of cash, if any, paid upon exercise generally will be taxable as ordinary income.

Restricted Stock.    A participant who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided the shares are subject to restrictions on transfer and a substantial risk of forfeiture. However, a participant may elect under Section 83(b) of the Code to recognize ordinary income on the date of grant equal to the excess (if any) of the then-fair market value of the shares determined without regard to the restrictions over the amount, if any, paid for the shares. If the participant does not make a Section 83(b) election, in the year in which the shares first become transferable or are no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income equal to the excess, if any, of the then-fair market value of the shares over the amount, if any, paid for the shares.

Restricted Stock Units and Performance Awards.    A participant who is awarded restricted stock units, performance shares or performance cash awards will not recognize any taxable income for federal income tax purposes upon receipt of the award. Any shares of common stock or cash received pursuant to the award generally will be taxable as ordinary income in the year in which the participant receives such shares of common stock or cash.

Appreciation Rights.    A participant will not recognize any taxable income for federal income tax purposes upon receipt of appreciation rights. The value of any common stock or cash received in payment of appreciation rights generally will be taxed as ordinary income in the year in which the participant receives the common stock or cash.

Limitation on Company Deductions.    Generally, Section 162(m) of the Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1.0 million paid in any taxable year to its principal executive officer, principal financial officer or any of its three most highly-compensated named executive officers (other than its principal executive officer or principal financial officer). With respect to fiscal years beginning before December 31, 2017, and for compensation paid pursuant to certain written binding contracts in effect on November 2, 2017, that are not later materially modified, an exception may apply for certain "performance-based compensation" meeting various requirements. While the Compensation Committee

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Proposal 4: Approval of Amended and Restated 2016 Omnibus Incentive Compensation Plan

considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

Other Tax Matters.    The lapse of vesting or other restrictions on a stock option or appreciation right, restricted stock and restricted stock units, or the deemed achievement or fulfillment of performance goals for awards, in connection with the occurrence of a change in control, in certain circumstances, may result in a 20% federal excise tax (in addition to federal income tax) to the participant.

70     |     United States Steel Corporation   |  2020 Proxy Statement

Stock Ownership of Directors and Executive Officers

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of U. S. Steel common stock beneficially owned as of March 2, 2020 by each director and director nominee, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.

Name	Shares Beneficially Owned*	Notes

Kevin P. Bradley	172,159	Includes 10,486 shares that may be acquired upon exercise of outstanding options that are or will become exercisable within 60 days of March 2, 2020

Christine S. Breves	181,543	Includes 22,231 shares that may be acquired upon exercise of outstanding options that are or will become exercisable within 60 days of March 2, 2020

James E. Bruno	150,995	Includes 24,550 shares that may be acquired upon exercise of outstanding options that are or will become exercisable within 60 days of March 2, 2020

David B. Burritt	870,781	Includes 125,134 shares that may be acquired upon exercise of outstanding options that are or will become exercisable within 60 days of March 2, 2020

Patricia Diaz Dennis	46,395	Includes 45,385 Common Stock Units granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board

Dan O. Dinges	81,660	Includes 79,660 Common Stock Units granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board

John J. Engel	64,313	Includes 62,313 Common Stock Units granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board

John V. Faraci	21,017	Includes 19,017 Common Stock Units granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board

Murry S. Gerber	195,255	Includes 57,055 Common Stock Units granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board

Stephen J. Girsky	63,394	Includes 55,048 Common Stock Units granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board

Duane D. Holloway	92,364

Jeh C. Johnson	0

Paul A. Mascarenas	44,654	Includes 44,654 Common Stock Units granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board

Douglas R. Matthews	342,999	Includes 146,370 shares that may be acquired upon exercise of outstanding options that are or will become exercisable within 60 days of March 2, 2020

Michael H. McGarry	19,265	Includes 16,765 Common Stock Units granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board

Eugene B. Sperling	28,367	Includes 26,367 Common Stock Units granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board

David S. Sutherland	162,998	Includes 150,903 Common Stock Units granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board

Patricia A. Tracey	70,136	Includes 68,478 Common Stock Units granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board

All Director Nominees and Executive Officers as a group (22 persons)	2,968,880	Includes 410,481 shares that may be acquired upon exercise of outstanding options that are or will become exercisable within 60 days of March 2, 2020. The total number of shares beneficially owned by all directors and executive officers as a group constitutes approximately 1.7% of the outstanding shares of common stock of U. S. Steel.

*
does not include fractional shares.

    United States Steel Corporation   |  2020 Proxy Statement     |     71

Stock Ownership of Directors and Executive Officers

DELINQUENT SECTION 16(a) REPORTS

Under Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and persons holding more than 10% of any class of our equity securities, are required to file with the SEC initial reports of their ownership of our common stock and reports of changes in such ownership. To our knowledge, based on our review of reports filed with the SEC and other information furnished to us, there were no other late filings or failures to file by any U. S. Steel directors, executive officers or other persons subject to Section 16(a) of the Securities Exchange Act of 1934 required to be disclosed in this proxy statement, except that one Form 4 for Mr. Faraci, was filed late to report one transaction.

CERTAIN LEGAL MATTERS

On October 2, 2017, an Amended Shareholder Class Action Complaint was filed in Federal Court in the Western District of Pennsylvania consolidating previously-filed actions. Separately, four related shareholder derivative lawsuits were filed in State and Federal courts in Pittsburgh. The underlying consolidated class action lawsuit alleges that the Corporation, certain current and former officers, an upper level manager of the Corporation and the financial underwriters who participated in the August 2016 secondary public offering, violated federal securities laws in making false statements and/or failing to discover and disclose material information regarding the financial condition of the Corporation. The lawsuit claims that this conduct caused a prospective class of plaintiffs to sustain damages during the period of January 27, 2016 and April 25, 2017 as a result of the prospective class purchasing the Corporation's common stock at artificially inflated prices and/or suffering losses when the price of the common stock dropped. The derivative lawsuits generally make the same allegations against the same officers and also allege that certain members of the Board of Directors failed to exercise appropriate control and oversight over the Corporation and were unjustly compensated. The class action defendants moved to dismiss plaintiffs' claims. On September 29, 2018, the Court ruled on those motions granting them in part and denying them in part. The Corporation is vigorously defending the remaining claims. On March 18, 2019, the plaintiffs withdrew the claims against the Defendants related to the 2016 secondary offering. As a result, the underwriters are no longer parties to the case. The Corporation and the individual defendants are vigorously defending the remaining claims. On December 31, 2019, the Court granted Plaintiffs' motion to certify the proceeding as a class action. The Corporation is pursuing an appeal of that decision.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table furnishes information concerning all persons known to U. S. Steel who beneficially own five percent or more of the voting stock of U. S. Steel:

Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

U. S. Steel Common Stock	The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	15,765,363	9.27%

U. S. Steel Common Stock	Blackrock, Inc.(2) 55 East 52nd Street New York, NY 10055	15,178,302	8.9%

U. S. Steel Common Stock	Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	10,566,936	6.21%

U. S. Steel Common Stock	Renaissance Technologies LLC(4) 800 Third Avenue New York, NY 10022	8,534,700	5.02%

(1)
Based on Schedule 13G filed on February 12, 2020, which indicates that The Vanguard Group had sole voting power over 86,564 shares, shared voting power over 35,401 shares, sole dispositive power over 15,665,270 shares and shared dispositive power over 100,093 shares.

(2)
Based on Schedule 13G filed on February 10, 2020, which indicates that Blackrock, Inc. had sole voting power over 14,441,689 shares, shared voting power over 0 shares, sole dispositive power over 15,178,302 shares and shared dispositive power over 0 shares.

(3)
Based on Schedule 13G filed on February 12, 2020, which indicates that Dimensional Fund Advisors had sole voting power over 10,374,975 shares, shared voting power over 0 shares, sole dispositive power over 10,566,936 shares and shared dispositive power over 0 shares.

(4)
Based on Schedule 13G filed on February 12, 2020, which indicates that Renaissance Technologies LLC had sole voting power over 7,376,736 shares, shared voting power over 0 shares, sole dispositive power over 8,269,491 shares and shared dispositive power over 265,209 shares.

72     |     United States Steel Corporation   |  2020 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.  Who may vote?

You may vote if you were a holder of United States Steel Corporation common stock at the close of business on March 2, 2020.

2.  What may I vote on?

You may vote on:

•
the election of the thirteen nominees recommended by the Board of Directors and identified elsewhere in this proxy statement;

•
the advisory vote on executive compensation;

•
the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020; and

•
the approval of the Amended and Restated 2016 Omnibus Incentive Compensation Plan which is being amended to issue additional shares.

3.  How do I vote?

You may vote by telephone or over the Internet by following the instructions on the enclosed proxy card (or, if you own your shares through a broker or other intermediary, on the voting instruction card). You may also vote by marking, signing and dating the enclosed proxy card or voting instruction card and returning it in the prepaid envelope. If you receive a Notice of Internet Availability of Proxy Materials ("Notice"), you may vote by following the instructions contained in the Notice.

The proxy committee will vote your shares in accordance with your instructions. If you sign, date and return a proxy card but do not mark the boxes showing how you wish to vote, the proxy committee will vote your shares: FOR each of the nominees for director; FOR approval of the Corporation's executive compensation; FOR ratification of the appointment of PricewaterhouseCoopers LLP; and FOR approval of the amendment to the 2016 Omnibus Incentive Compensation Plan. Unsigned proxy cards will not be voted at all. If you are a stockholder of record (that is, if you are registered on our books), you may also vote in person by attending the meeting. If you are not a stockholder of record (for example, if you hold your shares in "street name"), you will need to obtain a legal proxy from your broker, bank or other holder of record in order to vote in person at the meeting.

4.  What is the voting requirement to approve each of the proposals?

Proposal	Voting Options and Board Recommendation	Voting Standard	Effect of Abstentions(1)	Effect of Broker non- Votes(2)

Item 1: Election of Directors	FOR, AGAINST or ABSTAIN (for each nominee for director) The Board recommends a vote FOR each of the nominees for director	Majority of votes cast	No effect – not counted as a vote	No effect – broker non-votes are not permitted

Item 2: Advisory Vote on Executive Compensation	FOR, AGAINST, or ABSTAIN The Board recommends a vote FOR the advisory vote on executive compensation	Majority of votes cast	No effect – not counted as a vote	No effect – broker non-votes are not permitted

Item 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm	FOR, AGAINST, or ABSTAIN The Board recommends a vote FOR the ratification	Majority of votes cast	No effect – not counted as a vote	The organization that holds shares of beneficial owners may vote in their discretion

Item 4: Approval of the Amended and Restated 2016 Omnibus Incentive Compensation Plan, being amended to Issue Additional Shares	FOR, AGAINST, or ABSTAIN The Board recommends a vote FOR the approval of the amended and restated 2016 Omnibus Incentive Compensation Plan	Majority of votes cast	Counts as a vote AGAINST the proposal	No effect – broker non-votes are not permitted

(1)
For election of directors, abstentions are not counted as votes cast either "for" or "against" the director's election. For the approval of the Amendment to the 2016 Omnibus Incentive Plan, New York Stock Exchange rules treat abstentions as votes cast, meaning that abstentions would count as a vote against the proposal. For all other proposals, abstentions have no effect on the proposal.

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Questions and Answers About the Annual Meeting and Voting
(2)
The New York Stock Exchange permits brokers to vote their customers' shares on routine matters when the brokers have not received voting instructions from their customers. Proposal 3 is a routine matter on which brokers may vote in this way. Brokers may not vote their customers' shares on non-routine matters, unless they have received voting instructions from their customers. Proposals 1, 2 and 4 are non-routine matters. Shares that are not voted by brokers on non-routine matters because their customers have not provided instructions are called broker non-votes.

5.  May I change my vote?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by doing any of the following:

•
voting again by telephone or over the Internet;

•
sending us a proxy card dated later than your last vote;

•
notifying the Corporate Secretary of U. S. Steel in writing; or

•
voting at the meeting.

If you hold your shares in "street name," please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your voting instructions.

6.  How many outstanding shares are there?

At the close of business on March 2, 2020, which is the record date for the meeting, there were 170,246,966 shares of U. S. Steel common stock outstanding. Each share is entitled to one vote.

7.  What constitutes a quorum?

Under our by-laws, the holders of one-third of the voting power of the outstanding shares of stock entitled to vote, present in person or represented by proxy, constitute a quorum. A holder will be included in determining the presence of a quorum even if the holder casts abstentions on all matters or was subject to broker non-votes on some matters.

8.  Will my vote be confidential?

All voting records which identify stockholders are kept permanently confidential except; (i) as necessary to meet legal requirements; (ii) in the case of proxy contests; (iii) if the stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or (iv) to allow the vote tabulator and inspector of election to tabulate and certify the results of the vote. The vote tabulator, inspector of election and the Corporation's transfer agent have agreed to keep voting records confidential.

9.  Who can attend the annual meeting?

Only stockholders, or individuals that those stockholders have duly appointed as their proxies, may attend the annual meeting of stockholders. Every stockholder must present a form of government-issued photo identification in order to be admitted to the annual meeting. If your shares are held in street name (that is through a bank, broker, nominee or other intermediary), you must also bring proof of ownership with you to the meeting. A recent account statement, letter or proxy from your broker, nominee or other intermediary will suffice. Although not required for admission to the meeting, if you received an attendance card, please bring it with you.

10.  How will voting be conducted on other matters raised at the meeting?

If any matters are presented at the meeting other than the proposals on the proxy card, the proxy committee will vote on them using its best judgment. Your signed proxy card, or your telephone or Internet vote, gives it the authority to do this. Under our by-laws, notice of any matter to be presented by a stockholder for a vote at the meeting must have been received by our Corporate Secretary on or after January 1, 2020, and no later than January 31, 2020, and it must have been accompanied by certain information about the stockholder presenting it. We have not received notice of any matter to be presented other than those on the proxy card.

11.  When must stockholder proposals be submitted for inclusion in the proxy statement for the 2021 annual meeting?

If a stockholder wants to present a proposal at the 2021 annual meeting and have it included in our proxy statement for that meeting, the proposal must be received in writing by our Corporate Secretary no later than November 13, 2020.

12.  What is the deadline for a stockholder to submit an item of business or other proposal for consideration at the 2021 annual meeting?

Our by-laws describe the procedures that must be followed in order for a stockholder of record to present an item of business at an annual meeting of stockholders. Stockholder proposals or other items of business for the 2021 annual meeting that are

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Questions and Answers About the Annual Meeting and Voting

not intended to be included in the proxy statement must be received by the Secretary of the Corporation on or after December 29, 2020 and no later than January 28, 2021 and must be accompanied by certain information about the stockholders making the proposals, as specified in our by-laws.

13.  What is the deadline for a stockholder to nominate an individual for election as a director at the 2021 annual meeting?

Our by-laws allow a stockholder (or a group of stockholders) who has maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years, to submit nominees for our board of directors, for inclusion in our proxy statement, subject to satisfaction of the requirements and conditions set forth in our bylaws. Our by-laws describe the procedures that must be followed in order for someone nominated by a stockholder of record to be eligible for election as a director. To include a nominee for our board in our proxy statement, notice must be received by the Secretary of the Corporation on or after October 14, 2020 and no later than November 13, 2020, and must meet the requirements set forth in our bylaws. To nominate an individual for election as a director at the 2020 annual meeting that is not intended to be included in our proxy statement, notice must be received by the Secretary of the Corporation on or after December 29, 2020 and no later than January 28, 2021. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as certain information about the stockholder giving the notice, as specified in our by-laws.

Statement Regarding the Delivery of a Single Set of Proxy Materials to Households With Multiple U. S. Steel Stockholders

If you have consented to the delivery of only one set of proxy materials to multiple U. S. Steel stockholders who share your address, then only one proxy statement and only one annual report are being delivered to your household unless we have received contrary instructions from one or more of the stockholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the proxy statement or the annual report to any stockholder at your address. If you wish to receive a separate copy of the proxy statement or the annual report, you may write to: Corporate Secretary, U. S. Steel Corporation, 15th Floor, 600 Grant Street, Pittsburgh, PA 15219-2800, send an email to shareholderservices@uss.com or call 412-433-4804. Stockholders sharing an address who now receive multiple copies of the proxy statement or the annual report may request delivery of a single copy by writing to us at the above address or by sending an email to shareholderservices@uss.com.

Solicitation Statement

We will bear the cost of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. In addition, we may hire third parties to assist in the solicitation process at an estimated cost not to exceed $100,000. We have engaged the services of Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $15,000, not including incidental expenses. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

Website

Our Corporate Governance Principles, Code of Ethical Business Conduct (which is applicable to all directors and employees, including the CEO and senior financial officers), Board committee charters, and annual and quarterly reports on Forms 10-K and 10-Q are available on our website, www.ussteel.com. By referring to these documents we do not incorporate the contents of the website into this proxy statement.

By order of the Board of Directors,
Duane D. Holloway Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary March 13, 2020

    United States Steel Corporation   |  2020 Proxy Statement     |     75

APPENDIX A

USE OF NON-GAAP FINANCIAL MEASURES

This proxy statement contains the non-GAAP financial measures earnings (loss) before interest, income taxes, depreciation, depletion and amortization "EBITDA," and adjusted EBITDA.

We believe that EBITDA, considered along with the net earnings (loss), is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies. EBITDA is used by analysts to refine and improve the accuracy of their financial models that utilize enterprise value.

Adjusted EBITDA is a non-GAAP measures that excludes the effects in 2019 of restructuring and other charges, the December 24, 2018 Clairton coke making facility fire, Granite City Works temporary idling and restart charges, the loss on shutdown of certain tubular pipe mill assets, gains associated with the sale of our retained interest in U. S. Steel Canada Inc., gains on equity investee transactions, loss on extinguishment of debt and other related costs, the effect of tax reform and other adjustments that are not part of the Corporation's core operations (Adjustment Items).

We present adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations, by excluding the effects of the Adjustment Items that can obscure underlying trends. U. S. Steel's management considers adjusted EBITDA as an alternative measure of operating performance and not an alternative measure of the Corporation's liquidity. U. S. Steel's management considers adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted EBITDA provides insight into management's view and assessment of the Corporation's ongoing operating performance, because management does not consider the Adjustment Items when evaluating the Corporation's financial performance. Adjusted EBITDA should not be considered a substitute for net earnings (loss), or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies.

RECONCILIATION OF ADJUSTED EBITDA

(Dollars in millions)	Year Ended December 31, 2019

Reconciliation to Adjusted EBITDA

Net loss attributable to United States Steel Corporation	$(630)

Income tax provision	178

Net interest and other financial costs	222

Depreciation, depletion and amortization expense	616

EBITDA	386

December 24, 2018 Clairton Coke making facility fire	50

Restructuring and other charges	275

Adjusted EBITDA	$711

    United States Steel Corporation   |  2020 Proxy Statement     |     A-1

APPENDIX B

DEFINITIONS OF COMPENSATION METRICS

EBITDA means earnings before interest and income taxes as reported in the consolidated statement of operations of United States Steel Corporation, plus or minus the effect of items not allocated to segments as disclosed in the notes to the consolidated financial statements of United States Steel Corporation, plus depreciation, depletion and amortization as reported in the consolidated statement of cash flows of United States Steel Corporation. Segment EBITDA shall mean, for the Performance Period, EBITDA for each business unit. Unless contemplated in the approved performance target, EBITDA excludes charges or credits for business dispositions, acquisitions, asset sales, asset impairments, workforce reductions, shutdowns, and amounts not allocated to business segments.

CCC means "cash conversion cycle" and is calculated as Days Sales Outstanding plus Days Inventory Outstanding minus Days Payable Outstanding, which are defined as follows: (i) Days Sales Outstanding = ((September 30, 2019 Accounts Receivable, net + December 31, 2019 Accounts Receivable, net) / 2) / (4th Quarter 2019 Net Sales / 92); (ii) Days Inventory Outstanding = ((September 30, 2019 Inventory + December 31, 2019 Inventory) / 2) / (4th Quarter 2019 Cost of Goods Sold / 92); (iii) Days Payable Outstanding = ((September 30, 2019 Accounts Payable + December 31, 2019 Accounts Payable / 2) / (4th Quarter 2019 Cost of Goods Sold / 92); and (iv) Accounts Receivable, net, Net Sales, Inventory, Accounts Payable and Cost of Goods Sold shall be determined in accordance with generally accepted accounting principles in the United States.

	2019

Cash Conversion Cycle	$ millions	Days

Days Sales Outstanding	$1,177	42
+ Days Inventory Outstanding	$1,785	64
– Days Payable Outstanding	$1,970	69
= Cash Conversion Cycle		37

For the 2017-2019 Performance Period:

TSR means "total stockholder return" and is calculated for purposes of our long-term incentive plan based on the following formula: final price plus dividends per share for the performance period, divided by the initial price, raised to 1/3, minus 1. The initial price and final price used are the average closing price for the 20 business days prior to the first and last day of the performance period, respectively.

ROCE means "return on capital employed" and is measured based on our consolidated worldwide EBIT, as adjusted, divided by our consolidated worldwide capital employed, as adjusted, over the three-year performance period. For purposes of our long-term incentive plan, the weighted average ROCE is a three-year performance metric calculated based on the ROCE achieved in the first, second, and third years of the performance period, weighted at 20%, 30%, and 50% respectively.

    United States Steel Corporation   |  2020 Proxy Statement     |     B-1

APPENDIX C

UNITED STATES STEEL CORPORATION 2016 OMNIBUS INCENTIVE COMPENSATION PLAN

As Amended and Restated Effective April 28, 2020

SECTION 1. ADOPTION AND PURPOSE

1.01
Adoption.    The United States Steel Corporation 2016 Omnibus Incentive Compensation Plan (the "Plan") was initially adopted by the Board of Directors of United States Steel Corporation (the "Corporation") on February 22, 2016, and approved by the stockholders on April 26, 2016. The Plan was amended with the approval of the stockholders effective April 25, 2017, to increase the number of shares authorized for issuance under the Plan. The Plan has been further amended and is restated as set forth herein by the Board of Directors on February 25, 2020, to be effective April 28, 2020, subject to approval by the stockholders on April 28, 2020.

1.02
Purpose.    The purpose of the Plan is to assist the Corporation in attracting, retaining and motivating employees and non-employee directors of outstanding ability and to align their interests with those of the stockholders of the Corporation.

SECTION 2. DEFINITIONS; CONSTRUCTION

2.01
Definitions.    In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the following meanings when used with initial capital letters:

(a)
"Affiliate" means any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation. For purposes of this definition, the term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract, or otherwise.

(b)
"Appreciation Right" means an Award representing, for each Share subject to such Appreciation Right, a right granted to a Participant to receive payment in Shares or cash of an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the Appreciation Right over the exercise price which shall be at least the Fair Market Value of a Share as of the grant date.

(c)
"Available Shares" shall have the meaning provided in Section 4.01 hereof.

(d)
"Award" means any Option, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award.

(e)
"Award Agreement" means any agreement, contract or other instrument or document evidencing an Award.

(f)
"Board" means the Corporation's Board of Directors.

(g)
"Business Combination" shall have the meaning provided in Section 2.01(j)(3) hereof.

(h)
"Cause," when used with respect to the termination of employment or service of a Participant, means:

(1)
the willful and continued failure by the Participant to substantially perform his duties with the Corporation or a Subsidiary or Affiliate (other than any such failure resulting from the Participant's disability), after reasonable notice of such failure and an opportunity to correct it; or

(2)
the willful and continued engaging by the Participant in conduct which is demonstrably and materially injurious to the Corporation or a Subsidiary or Affiliate, monetarily or otherwise, or

(3)
the breach by the Participant of the Corporation's Code of Ethical Business Conduct as determined by the Corporation in its sole discretion.

      For purposes of this Plan, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that such action or omission was in the best interest of the Corporation.

  (i)
  "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. References to particular sections of the Code shall include any successor provisions.

  (j)
  "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not

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    the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

    (1)
    any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the amount of the securities beneficially owned by such person any such securities acquired directly from the Corporation or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding voting securities; provided, however, that for purposes of this Plan the term "Person" shall not include (A) the Corporation or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, or (E) any individual, entity or group involved in the acquisition of the Corporation's voting securities in connection with which, pursuant to Rule 13d-1 promulgated pursuant to the Exchange Act, such individual, entity or group is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule); provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this paragraph, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the Corporation's then outstanding voting securities beneficially owned by it on such date; and provided, further, however, that for purposes of this paragraph (1), there shall be excluded any Person who becomes such a beneficial owner in connection with an Excluded Transaction (as defined in paragraph (3) below); or

    (2)
    the following individuals (the "Incumbent Board") cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including, but not limited to, a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

    (3)
    there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary thereof with any other corporation (a "Business Combination"), other than a merger or consolidation (an "Excluded Transaction") which would result in:

    (A)
    at least a majority of the members of the board of directors of the resulting or surviving entity (or any ultimate parent thereof) in such Business Combination (the "New Board") consisting of individuals ("Continuing Directors") who were members of the Incumbent Board (as defined in subparagraph (2) above) immediately prior to consummation of such Business Combination or were appointed, elected or recommended for appointment or election by members of the Incumbent Board prior to consummation of such Business Combination (excluding from Continuing Directors, any individual whose election or appointment, or recommendation for election or appointment, to the New Board was at the request, directly or indirectly, of the entity which entered into the definitive agreement providing for such Business Combination with the Corporation or any direct or indirect subsidiary thereof), unless the Board determines, prior to such consummation, that there does not exist a reasonable assurance that, for at least a two-year period following consummation of such Business Combination, at least a majority of the members of the New Board will continue to consist of Continuing Directors and individuals whose election, or nomination for election by stockholders of the resulting or surviving entity (or any ultimate parent thereof) in such Business Combination, would be approved by a vote of at least a majority of the Continuing Directors and individuals whose election or nomination for election has previously been so approved; or

    (B)
    a Business Combination that in substance constitutes a disposition or separation of a division, business unit, or subsidiary; or

    (4)
    the stockholders of the Corporation approve a plan of a complete liquidation or dissolution of the Corporation or there is consummation of a sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation with respect to which, following such sale or other disposition, more than 50% of the combined voting power of the then outstanding voting securities of

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      such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Corporation's then outstanding voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Corporation's then outstanding voting securities.

  (k)
  "Committee" means (1) with respect to Participants who are employees and other service providers, the Compensation & Organization Committee or such other committee of the Board as may be designated by the Board to administer the Plan, consisting of at least three members of the Board; provided however, that any member of the Committee participating in the taking of any action under the Plan shall qualify as (A) a "non-employee director" as then defined under Rule 16b-3 and (B) an "independent" director under the rules of the New York Stock Exchange, or (2) with respect to Participants who are non-employee directors, the Board.

  (l)
  "Common Stock" means shares of the common stock, par value $1.00 per share, and such other securities of the Corporation or other corporation or entity as may be substituted for Shares pursuant to Section 8.01 hereof.

  (m)
  "Continuing Directors" shall have the meaning provided in Section 2.01(j)(3) hereof.

  (n)
  "Disabled" shall mean the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

  (o)
  "Effective Date" means April 26, 2016, the date the Plan was initially effective.

  (p)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (q)
  "Excluded Transaction" shall have the meaning provided in Section 2.01(j)(3) hereof.

  (r)
  "Fair Market Value" of shares of any stock, including but not limited to Common Stock, or units of any other securities (herein "shares"), shall be the average of the highest and lowest sales prices per share for the date as of which Fair Market Value is to be determined in the principal market in which such shares are traded, as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon). If the Fair Market Value of shares on any date cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than shares, the Committee shall in good faith determine the Fair Market Value of such shares or other property on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

  (s)
  "Full-Value Shares" shall have the meaning provided in Section 4.01 hereof.

  (t)
  "Good Reason" shall mean, without the Participant's express written consent, the occurrence after a Change in Control, of any one or more of the following:

  (1)
  the assignment to the Participant of duties inconsistent with the Participant's position immediately prior to the Change in Control or a reduction or adverse alteration in the nature of the Participant's position, duties, status or responsibilities from those in effect immediately prior to the Change in Control;

  (2)
  a reduction by the Corporation in the Participant's annualized and monthly or semi-monthly rate of base salary (as increased to incorporate the Participant's foreign assignment premium, if any, while on foreign assignment) as in effect on the Change in Control or as the same shall be increased from time to time;

  (3)
  the Corporation's requiring the Participant to be based at a location in excess of fifty (50) miles from the location where the Participant is based immediately prior to the Change in Control;

  (4)
  the failure by the Corporation to continue, substantially as in effect immediately prior to the Change in Control, all of the Corporation's employee benefit, incentive compensation, bonus, stock option and stock award plans, programs, policies, practices or arrangements in which the Participant participates (or substantially equivalent successor plans, programs, policies, practices or arrangements) or the failure by the Corporation to continue the Participant's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of the Participant's participation relative to other participants, as existed immediately prior to the Change in Control; and

  (5)
  any purported termination by the Corporation of the Participant's employment that is not effected pursuant to a written notice indicating, in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment for Cause, which in the absence of such notice shall be ineffective.

  (u)
  "Incumbent Board" shall have the meaning provided in Section 2.01(j)(2) hereof.

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  (v)
  "New Board" shall have the meaning provided in Section 2.01(j)(3) hereof.

  (w)
  "Option" means a right, granted under Section 6.02 hereof, to purchase Shares at a specified price during specified time periods.

  (x)
  "Other Stock-Based Award" means an Award, granted under Section 6.06 hereof, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares.

  (y)
  "Participant" means an employee, other service provider or a non-employee director of the Corporation or any Subsidiary or Affiliate who is granted an Award under the Plan.

  (z)
  "Performance Award" means an award granted under Section 6.05 hereof that is subject to certain restrictions.

  (aa)
  "Performance Share," "Performance Cash Award," "Performance Goal" and "Performance Period" shall have the meanings provided in Section 6.05.

  (bb)
  "Person" shall have the meaning provided in Section 2.01(j)(1) hereof.

  (cc)
  "Restricted Stock" means Shares, granted under Section 6.03 hereof, that are subject to certain restrictions.

  (dd)
  "Restricted Stock Unit" means a unit, granted under Section 6.04 hereof, that is subject to certain restrictions.

  (ee)
  "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor to such Rule promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

  (ff)
  "Shares" means shares of Common Stock.

  (gg)
  "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the chain owns stock possessing at least 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

  (hh)
  "Termination of Employment" shall have the meaning provided in Section 9.02 hereof.

2.02
Construction.    For purposes of the Plan, the following rules of construction shall apply:

(a)
The word "or" is disjunctive but not necessarily exclusive.

(b)
Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders, and words in the masculine or feminine gender include the other and neuter genders.

SECTION 3. PLAN ADMINISTRATION

3.01
Board Committee Administration.    The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(a)
to designate Participants;

(b)
to determine the type or types of Awards to be granted to each Participant;

(c)
to determine the number of Awards to be granted, the number of Shares or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including, but not limited to, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, and any Performance Goal, based in each case on such considerations as the Committee shall determine subject to the terms of the Plan), and all other matters to be determined in connection with an Award;

(d)
to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited, exchanged or surrendered;

(e)
to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(f)
to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)
to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

(h)
to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan;

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  (i)
  to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and

  (j)
  to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies.

  Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Corporation, Subsidiaries, Affiliates, Participants, any person claiming any rights under the Plan from or through any Participants, employees, directors and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Corporation or a Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation and/or Committee to assist in the administration of the Plan.

3.02
Committee Delegation.    The Committee may delegate to officers, managers and/or agents of the Corporation or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine and applicable law, to perform administrative and other functions under the Plan. Specifically, the Committee may delegate to one or more officers of the Corporation the authority to grant Awards to Participants who are not directors or officers (as defined under Section 16 of the Exchange Act) of the Corporation, provided the Committee shall have determined the number of Shares available for such grants and the grants are subject to the terms and conditions of the underlying Award Agreements and the Plan. Any such delegation shall be subject to the limitation under Section 157(c) of the Delaware General Corporation Law.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.01
The maximum number of Shares which may be issued and in respect of which Awards may be granted under the Plan shall be limited to 18,200,000 Shares, subject to adjustment as provided in Section 8.01, which may be used for all forms of Awards (such Shares may be referred to as "Available Shares"). Each Option or Appreciation Right shall reduce the number of Available Shares by one Share for each Share represented by such Option or Appreciation Right, except to the extent the Award is settled in cash. All other Shares to which an Award other than an Option or Appreciation Right relates shall be referred to as "Full-Value Shares" and, unless such Award is settled in cash, shall reduce the number of Available Shares by 1.78 Shares.

  For purposes of this Section 4.01, the number of Shares to which an Award relates shall be counted against the number of Available Shares under the Plan at the time of grant of the Award, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the number of Available Shares under the Plan at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the number of Shares reserved and available under the Plan in accordance with procedures adopted by the Committee so as to ensure appropriate counting but avoid double counting.

  If and to the extent any Award granted under this Plan or any award granted under the 2005 Stock Incentive Plan ("2005 Plan") and outstanding on the Effective Date (a "2005 Plan Award") is forfeited or otherwise terminates without payment being made to the Participant in the form of Shares or if payment is made to the Participant in the form of cash, cash equivalents or other property other than Shares, any Shares that are not issued with respect to such Award or 2005 Plan Award shall, to the extent of any such forfeiture or termination or alternative payment, again be available for Awards under the Plan. Subject to the provisions of Section 8.01, such Shares shall be added to the number of Available Shares at the rate for which the award was originally subtracted from the number of Available Shares under this Plan or from the number of Shares that were available under the 2005 Plan, as applicable. If the exercise price of an Award is paid by delivering to the Corporation Shares previously owned by the Participant or by withholding Shares issuable upon exercise or if Shares are delivered or withheld for purposes of satisfying a tax withholding obligation or if Shares are repurchased by the Corporation with Option proceeds, the number of Shares covered by the Award equal to the number of Shares so delivered, withheld or repurchased shall be counted, however, against the number of Shares granted and shall not again be available for Awards under the Plan. In addition, all Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Shares, shall be counted against the number of Shares granted and shall not again be available for Awards under the Plan. Any Shares distributed pursuant to an Award may consist, in whole or part, of authorized and unissued Shares or of treasury Shares, including Shares repurchased by the Corporation for purposes of the Plan.

SECTION 5. ELIGIBILITY, VESTING REQUIREMENTS AND PROHIBITION ON REPRICING AND RELOAD OPTIONS

5.01
Eligibility.    Awards may be granted only to individuals who are employees, other service providers and/or non-employee directors of the Corporation or any Subsidiary or Affiliate.

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5.02
Vesting of Awards.    All Awards shall provide for vesting based on employment or service which is at least twelve (12) months from the date on which such Award is granted, and there shall be no acceleration of vesting of an Award to be more rapid than vesting after twelve (12) months, except for the Committee's discretion to provide for accelerated vesting or exercisability in the terms of an Award or otherwise in connection with death, disability, retirement, involuntary termination of employment or service without Cause or a Change in Control. Notwithstanding any contrary provision of the Plan, up to five percent (5%) of the aggregate number of Shares authorized for issuance under the Plan may be issued pursuant to Awards without regard to the limitations of this Section 5.02.

5.03
Repricing and Reload Options Prohibited.    Except as provided in Section 8 (Adjustment Provisions), the Corporation may not, without obtaining stockholder approval: (a) amend or modify the terms of any outstanding Option or Appreciation Right to reduce the exercise price of such outstanding Option or Appreciation Right; (b) cancel, exchange or permit or accept the surrender of any outstanding Option or Appreciation Right in exchange for an Option or Appreciation Right with an exercise price that is less than the exercise price of the original Option or Appreciation Right; or (c) cancel, exchange or permit or accept the surrender of any outstanding Option or Appreciation Right in exchange for any other Award, cash or other securities for purposes of repricing such Option or Appreciation Right. No Option may be granted to any individual on account of the use of Shares by such individual to exercise a prior Option.

SECTION 6. SPECIFIC TERMS OF AWARDS

6.01
General.    Subject to the terms of the Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to the terms of Section 10.01), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including separate escrow provisions and terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant. Except as required by applicable law, Awards may be granted for no consideration other than prior and/or future services. Dividends and dividend equivalents shall not be paid on Options, Appreciation Rights and unvested Full-Value Shares. Dividends and dividend equivalents may not be paid with respect to Performance Awards before the Performance Goals are achieved and the Performance Awards are earned.

6.02
Options.    The Committee is authorized to grant Options to Participants, subject to the following terms and conditions:

(a)
Exercise Price. The exercise price per Share of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(b)
Option Term. The term of each Option shall be determined by the Committee, except that, consistent with the provisions of Section 7.04, no Option shall be exercisable after the expiration of ten years from the date of grant. The Option shall be evidenced by a form of written Award Agreement, and subject to the terms thereof.

(c)
Times and Methods of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid or deemed to be paid, and the form of such payment, including, without limitation, cash, Shares, or other property or any combination thereof, having a Fair Market Value on the date of exercise equal to the exercise price, provided, however, that in the case of a Participant who is at the time of exercise subject to Section 16 of the Exchange Act, any portion of the exercise price representing a fraction of a Share shall in any event be paid in cash or in property other than any equity security (as defined by the Exchange Act) of the Corporation.

      Delivery of Shares in payment of the exercise price of an Option, if authorized by the Committee, may be accomplished through the effective transfer to the Corporation of Shares held by a broker or other agent. Unless otherwise determined by the Committee, the Corporation will also cooperate with any person exercising an Option who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares received upon exercise of the Option are sold through the broker or other agent, for the purpose of paying the exercise price of an Option. Additionally, if authorized by the Committee, a Participant may elect the withholding of shares to be acquired upon exercise, valued at the Fair Market Value on the date of exercise, for the purpose of paying the exercise price of an Option. Notwithstanding any of the preceding, unless the Committee, in its discretion, shall otherwise determine, the exercise of the Option shall not be deemed to occur, and no Shares will be issued by the Corporation upon exercise of an Option, until the Corporation has received payment in full of the exercise price. Notwithstanding language in any grant form to the contrary, if the optionee is subject to taxation on the benefit received from the Option in a jurisdiction outside the United States the optionee (i) shall not be permitted to pay the exercise price by surrendering shares of Common Stock that he or she already owns or attesting to the ownership of shares of Common Stock and (ii) shall not be permitted to elect the withholding of shares to be acquired upon exercise to satisfy either the exercise price or the tax withholding obligation if, in the opinion of the Committee, such election could cause the participant, or the Corporation, to receive unfavorable tax treatment.

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  (d)
  Termination of Employment. In the case of Participants who are employees or other service providers, unless otherwise determined by the Committee and reflected in the Award Agreement or award program:

  (1)
  if a Participant shall die while employed or engaged by the Corporation or a Subsidiary or Affiliate or during a period following termination of employment or engagement during which an Option otherwise remains exercisable under this Section 6.02(d), Options granted to the Participant, to the extent exercisable at the time of the Participant's death, may be exercised within three years after the date of the Participant's death, but not later than the expiration date of the Option, by the executor or administrator of the Participant's estate or by the Person or Persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution;

  (2)
  if the employment or engagement of a Participant with the Corporation and its Subsidiaries and Affiliates shall be involuntarily terminated under circumstances which would qualify the Participant for benefits under a severance plan of the Corporation, or if a Participant shall retire under the terms of any retirement plan of the Corporation or a Subsidiary, or shall terminate his or her employment or engagement with the written consent of the Corporation or a Subsidiary specifically permitting such exercise, or shall become Disabled, Options granted to the Participant, to the extent exercisable at the date of the Participant's termination of employment or engagement, may be exercised within three years after the date of termination of employment or engagement, but not later than the expiration date of the Option; and

  (3)
  except to the extent an Option remains exercisable under paragraph (1) or (2) above or under Section 9.01, any Option granted to a Participant shall terminate immediately upon the termination of all employment or engagement of the Participant with the Corporation or a Subsidiary or Affiliate.

  (e)
  Termination of Service. In the case of Participants who are non-employee directors, unless otherwise determined by the Board and reflected in the Award Agreement or award program:

  (1)
  if a Participant shall die while in service with the Corporation or a Subsidiary or during a period following termination of service during which an Option otherwise remains exercisable under this Section 6.02(e), Options granted to the Participant, to the extent exercisable at the time of the Participant's death, may be exercised within three years after the date of the Participant's death, but not later than the expiration date of the Option, by the executor or administrator of the Participant's estate or by the Person or Persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution;

  (2)
  if the service of a Participant with the Corporation and its Subsidiaries shall be terminated for reasons other than removal for Cause, Options granted to the Participant, to the extent exercisable at the date of the Participant's termination of service, may be exercised within three years after the date of termination of service, but not later than the expiration date of the Option; and

  (3)
  except to the extent an Option remains exercisable under paragraph (1) or (2) above or under Section 9.01, any Option granted to a Participant shall terminate immediately upon the termination of all service of the Participant with the Corporation or a Subsidiary.

  (f)
  Individual Limit. The aggregate number of Shares for which Options may be granted under the Plan to any single Participant in any calendar year shall not exceed 1,000,000 Shares.

6.03
Restricted Stock.    The Committee is authorized to grant Restricted Stock to Participants, subject to the following terms and conditions:

(a)
Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine at the time of grant or thereafter.

(b)
Forfeiture. Except as otherwise determined by the Committee at the time of grant or thereafter subject to the limitations of the Plan, upon termination of employment, engagement or other service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at such time subject to restrictions shall be forfeited and reacquired by the Corporation.

(c)
Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, issuance of certificates representing Shares, which may be held in escrow. Certificates representing Shares of Restricted Stock shall be registered in the name of the

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    Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

  (d)
  Maximum Individual Performance-Based Restricted Stock Limit. Restricted Stock may be subject to Performance Goals. No Participant shall be granted within any calendar year one or more Restricted Stock Awards under the Plan subject to Performance Goals for more than 1,000,000 Shares.

6.04
Restricted Stock Units.    The Committee is authorized to grant Restricted Stock Units to Participants, subject to the following terms and conditions:

(a)
Issuance and Restrictions. Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock Units or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine at the time of grant or thereafter.

(b)
Forfeiture. Except as otherwise determined by the Committee at the time of grant or thereafter subject to the limitations of the Plan, upon termination of employment, engagement or other service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock Units that are at such time subject to restrictions shall be forfeited.

(c)
Maximum Individual Performance-Based Restricted Stock Unit Limit. Restricted Stock may be subject to Performance Goals. No Participant shall be granted within any calendar year one or more Restricted Stock Unit Awards under the Plan subject to Performance Goals for more than 1,000,000 Shares.

6.05
Performance Awards.    The Committee is authorized to grant Performance Awards to Participants, subject to the following terms and conditions:

(a)
Types of Performance Awards. Performance Awards may be granted in the form of Performance Shares or Performance Cash Awards. Performance Shares shall be denominated in Shares and may be payable in Shares or in cash. Performance Cash Awards shall be denominated in dollars, have an initial value that is established by the Committee at the time of grant, and may be payable in cash or in Shares.

(b)
Right to Payment. A Performance Award shall represent the right to receive Shares or a dollar amount based on the achievement, or the level of achievement, during a specified Performance Period of one or more Performance Goals established by the Committee at the time of the Award. Performance Goals may include threshold Corporation performance goals and Participant performance goals.

(c)
Terms of Performance Awards. At or prior to the time a Performance Award is granted, the Committee shall cause to be set forth in the Award Agreement or otherwise in writing (i) the Performance Goals applicable to the Award and the Performance Period during which the achievement of the Performance Goals shall be measured, (ii) the amount which may be earned by the Participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined and (iii) such other terms and conditions applicable to the Award as the Committee may, in its discretion, determine to include therein; provided, however, dividends and dividend equivalents may accrue, but shall not be paid with respect to Performance Awards before the Performance Goals are achieved and the Performance Awards are earned. The terms so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance. The Committee may retain the discretion to reduce (but not to increase) the amount of a Performance Award which will be earned based on the achievement of Performance Goals; provided, however, that the exercise of such negative discretion shall not be permitted to result in any increase in the amount of any Performance Award payable to any other Participant. When the Performance Goals are established, the Committee shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals. The Committee may determine that certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational items or unusual or infrequently occurring items as defined by generally accepted accounting principles, shall be excluded from the calculation.

(d)
Performance Goals. Prior to the earlier of (i) ninety (90) days after the commencement of the period of service to which the Performance Goal relates (the "Performance Period") or (ii) the date on which 25% of the Performance Period has elapsed, the Committee shall establish the Performance Goals for the relevant Performance Period. The outcome of the Performance Goals must be substantially uncertain at the time the goals are established. "Performance Goals" shall mean one or more preestablished, objective measures of performance during a specified Performance Period, selected by the Committee in its discretion. Performance

C-8     |     United States Steel Corporation   |  2020 Proxy Statement

    Goals may be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values or rates of change and on a gross or net basis: safety performance, stock price, capital expenditures, earnings per share, earnings per share growth, return on capital employed, return on invested capital, return on capital, costs, net income, net income growth, operating margin, revenues, revenue growth, revenue from operations, net sales, expenses, income from operations as a percent of capital employed, income from operations, income from operations per ton shipped, tons shipped, cash flow, market share, return on equity, return on assets, earnings (including EBITDA and EBIT), operating cash flow, operating cash flow as a percent of capital employed, economic value added, gross margin, total shareholder return, shareholder equity, debt, debt to shareholder equity, debt to earnings (including EBITDA and EBIT), interest expense and/or other fixed charges, earnings (including EBITDA and EBIT) to interest expense and/or other fixed charges, environmental emissions improvement, workforce diversity, number of accounts, workers' compensation claims, budgeted amounts, cost per hire, turnover rate, and/or training costs and expenses. Performance Goals based on such performance measures may be based either on the performance of the Participant, Corporation, a Subsidiary or Subsidiaries, an Affiliate or Affiliates, any branch, department, business unit or other portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Performance Periods or other measure selected or defined by the Committee at the time of making a Performance Award. The Committee may in its discretion also determine to use other objective performance measures as Performance Goals.

  (e)
  Committee Certification. Following completion of the applicable Performance Period, and prior to any payment of a Performance Award to the Participant, the Committee shall determine in accordance with the terms of the Performance Award and shall certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification. Performance Awards are not intended to provide for the deferral of compensation, such that Performance Awards shall be paid upon vesting and in no event later than the day which is two and one-half months following the end of the calendar year in which the Performance Period ends, or such other time period as may be required under Section 409A of the Code to avoid characterization of such Awards as deferred compensation.

  (f)
  Maximum Individual Performance Award Limit. No Participant shall be granted within any calendar year (i) Performance Shares which could result in such Participant receiving pursuant to such Performance Shares more than 1,000,000 Shares or the Fair Market Value thereof if paid in cash, or (ii) Performance Cash Awards which could result in such Participant receiving more than $20,000,000 in value.

  (g)
  Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, based upon the achievement of one or more Performance Goals during the Performance Period, as specified by the Committee. The amount of the Award Pool at the threshold, target and maximum performance levels may be a stated percentage of the Award Pool at the applicable level for the specified Performance Goals. The maximum amount payable to any Participant shall be stated in terms of a percentage of the award pool and the sum of such percentages shall not exceed 100%.

6.06
Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, including, without limitation, purchase rights, Appreciation Rights, Shares awarded which are not subject to any restrictions or conditions, subject to the limitations of the Plan, convertible securities, exchangeable securities or other rights convertible or exchangeable into Shares, as the Committee in its discretion may determine. In the discretion of the Committee, such Other Stock-Based Awards, including Shares, or other types of Awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Corporation or a Subsidiary or an Affiliate under, other compensation or incentive plans, programs or arrangements of the Corporation or any Subsidiary or Affiliate for eligible Participants, including without limitation the Deferred Compensation Program for Non-Employee Directors, the Non-Employee Director Stock Program, other or successor programs and executive contracts.

  The Committee shall determine the terms and conditions of Other Stock-Based Awards. Shares or securities delivered pursuant to a purchase right or Appreciation Right granted under this Section 6.06 shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, Shares, or other property or any combination thereof, as the Committee shall determine.

  The aggregate number of Shares for which Appreciation Rights may be granted under the Plan to any single Participant in any calendar year shall not exceed 1,000,000 Shares.

6.07
Limitation on Awards to Non-Employee Directors.    Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial

    United States Steel Corporation   |  2020 Proxy Statement     |     C-9

  accounting rules) of all Awards granted to any non-employee director for any single calendar year shall not exceed $500,000; provided, however, that such limit shall not apply to any Awards made at the election of a non-employee director to receive Awards in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments.

SECTION 7. GENERAL TERMS OF AWARDS

7.01
Stand-Alone, Tandem and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan or any award granted under any other plan, program or arrangement of the Corporation or any Subsidiary or any business entity acquired or to be acquired by the Corporation or a Subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

7.02
Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option, other purchase right or Appreciation Right exceed a period of ten (10) years from the date of its grant.

7.03
Form of Payment of Awards.    Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions to be made by the Corporation upon the grant, exercise or other payment or distribution of an Award may be made in such forms as the Committee shall determine at the time of grant or thereafter, including, without limitation, cash, Shares, or other property or any combination thereof, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee.

7.04
Limits on Transfer of Awards; Beneficiaries.    No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any person other than the Corporation, or shall be subject to any lien, obligation or liability of such Participant to any person other than the Corporation or a Subsidiary. No Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution, and any Option or other right to purchase or acquire Shares granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all the terms and conditions of the Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee.

7.05
Registration and Listing Compliance.    No Award shall be paid and no Shares or other securities shall be distributed with respect to any Award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law or subject to a listing requirement under any listing agreement between the Corporation and any national securities exchange, and no Award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Corporation have been complied with in all material respects. Except to the extent required by the terms of an Award Agreement or another contract between the Corporation and the Participant, neither the grant of any Award nor anything else contained herein shall obligate the Corporation to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Shares or other securities, whether or not necessary in order to permit any such payment or distribution.

7.06
Stock Certificates.    Awards representing Shares under the Plan may be recorded in book entry form until the lapse of restrictions or limitations thereon, or issued in the form of certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Corporation or such other person as the Committee may designate.

7.07.
Forfeiture and Repayment.    Notwithstanding any other provisions of the Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement or recoupment policy adopted by the Corporation, will be subject to such deduction, clawback or cancellation as may be made pursuant to such law, government regulation, stock exchange listing requirement or recoupment policy, as may be in effect from time to time.

C-10     |     United States Steel Corporation   |  2020 Proxy Statement

SECTION 8. ADJUSTMENT PROVISIONS

8.01
If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, then equitable adjustment shall be made to outstanding Awards, the maximum number of Shares specified in Section 4.01 that may be issued under the Plan but are not then subject to outstanding Awards and the maximum number of Shares specified under Sections 6.02(f), 6.03(d), 6.04(d), 6.05(f). Any shares of Common Stock distributed with respect to any Restricted Stock held in escrow shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock on which they were distributed.

  If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then equitable adjustments shall be made to the Awards, the Shares specified in Section 4.01 that may be issued under the Plan but which is not then subject to any outstanding Award, and the maximum number of Shares under Sections 6.02(f), 6.03(d), 6.04(d), 6.05(f). Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any Restricted Stock held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was issued or distributed.

  In case of any adjustment or substitution as provided for in this Section 8.01, the aggregate option price for all Shares subject to each then outstanding Option, Restricted Stock Unit, Performance Award or Other Stock Based Award, prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction), cash or other property to which such Shares shall have been adjusted or which shall have been substituted for such Shares. Any new option price per share or other unit shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

  If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to stockholders of the Common Stock, (i) the Committee shall make any adjustments to any then outstanding Option, Restricted Stock Unit, Performance Award or Other Stock Based Award, which it determines are equitably required to prevent dilution or enlargement of the rights of optionees and awardees which would otherwise result from any such transaction, and (ii) unless otherwise determined by the Committee in its discretion, any stock, securities, cash or other property distributed with respect to any Restricted Stock held in escrow or for which any Restricted Stock held in escrow shall be exchanged in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was distributed or exchanged.

  No adjustment or substitution provided for in this Section 8.01 shall require the Corporation to issue or sell a fraction of a Share or other security. Accordingly, all fractional Shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of Restricted Stock held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional Shares created by an adjustment or substitution of Shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional Share shall be subject to restrictions similar to those applicable to the Restricted Stock exchanged therefore. In the event of any other change in or conversion of the Common Stock, the Committee may in its discretion adjust the outstanding Awards and other amounts provided in the Plan in order to prevent the dilution or enlargement of rights of Participants.

SECTION 9. CHANGE IN CONTROL PROVISIONS

9.01
Acceleration of Exercisability and Lapse of Restrictions.    Unless otherwise determined by the Committee at the time of grant of an Award or unless otherwise provided in the applicable Award Agreement, if (i) a Change in Control shall occur, and (ii) a Termination of Employment occurs, then, in addition to any other rights of post-termination exercise which the Participant (or other holder of the Award) may have under the Plan or the applicable Award Agreement: (i) all outstanding Awards pursuant to which the Participant may have exercise rights, which are restricted or limited, shall become fully exercisable and shall remain exercisable until the expiration date of the award; and (ii) all restrictions or limitations, including risks of forfeiture, on outstanding Awards subject to restrictions or limitations under the Plan shall lapse.

  In addition, upon the occurrence of a Change in Control, all performance criteria and other conditions to payment of Awards under which payments of Shares or other property are subject to conditions shall be determined using the abbreviated performance period ending upon the date of the Change in Control. Notwithstanding the foregoing, unless otherwise determined by the Committee at the time of grant of an Award or unless otherwise provided in the applicable Award Agreement, if a Change in Control shall occur, (i) scheduled vesting dates for performance-based Awards will not

    United States Steel Corporation   |  2020 Proxy Statement     |     C-11

  be affected by a Change in Control and (ii) all Awards shall remain payable on the dates provided in the underlying Award Agreements and the Plan.

9.02
Termination of Employment or Service in connection with a Change in Control.    If within the two-year period beginning on the date of a Change in Control the employment or service of a Participant shall be terminated (i) involuntarily for any reason other than for Cause or (ii) in the case of Participants who have been determined by the Committee to be executive management prior to the time of the Change in Control, voluntarily for Good Reason, such termination shall be a "Termination of Employment" for purposes of this Plan.

  The Participant's right to terminate his or her employment pursuant to this Section shall not be affected by the Participant's incapacity due to physical or mental illness or eligibility for retirement. The Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

SECTION 10. AMENDMENTS TO AND TERMINATION OF THE PLAN

10.01
The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or Participants, except that, without the approval of the stockholders of the Corporation, no amendment, alteration, suspension, discontinuation or termination shall be made if stockholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Shares may then be listed, or if the Board in its discretion determines that obtaining such stockholder approval is for any reason advisable; provided, however, that without the written consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. The Committee may, consistent with the terms of the Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.

SECTION 11. GENERAL PROVISIONS

11.01
No Right to Awards; No Stockholder Rights.    No Participant, employee or director shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees and directors, except as provided in any other compensation, fee or other arrangement. No Award shall confer on any Participant any of the rights of a stockholder of the Corporation unless and until Shares are in fact issued to such Participant in connection with such Award.

11.02
Withholding.    To the extent required by applicable Federal, state, local or foreign law, the Participant or his successor shall make arrangements satisfactory to the Corporation, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an Award. The Corporation shall not be required to issue any Shares or make any other payment under the Plan until such obligations are satisfied.

  The Corporation is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Shares, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, or to any other payment of compensation by the Corporation to a Participant outside of the Plan, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive Shares, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates or such other limitations as will not cause adverse accounting consequences or cost, except as otherwise specifically provided in any Award Agreement with respect to a Participant subject to tax withholding in any foreign jurisdiction in which there is no minimum statutory withholding rates.

11.03
No Right to Employment or Continuation of Service.    Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ or service of the Corporation, any Subsidiary or any Affiliate or to interfere in any way with the right of the Corporation, any Subsidiary or any Affiliate or stockholders to terminate his employment or service at any time or increase or decrease his compensation, fees, or other payments from the rate in existence at the time of granting of an Award, except as provided in any Award Agreement or other compensation, fee or other arrangement.

11.04
Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or

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  make other arrangements to meet the Corporation's obligations under the Plan to deliver Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

11.05
No Limit on Other Compensatory Arrangements.    Nothing contained in the Plan shall prevent the Corporation from adopting other or additional compensation, fee or other arrangements (which may include, without limitation, employment agreements with executives and arrangements which relate to Awards under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases. Notwithstanding anything in the Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.

11.06
No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

11.07
Governing Law.    The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of laws thereof), and applicable Federal law.

11.08
Severability.    If any provision of the Plan or any Award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, it shall be deleted and the remainder of the Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

SECTION 12. TERM OF THE PLAN

12.01
The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the Shares available for issuance under the Plan have been issued and all restrictions on such Shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, Awards shall not be granted later than the tenth anniversary of the Effective Date.

    United States Steel Corporation   |  2020 Proxy Statement     |     C-13

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.E91748-Z76236For AgainstAbstainFor AgainstAbstain!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!UNITED STATES STEEL CORPORATION600 GRANT STREETROOM 1681PITTSBURGH, PA 15219ATTENTION: TUCKER J. KULPVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.UNITED STATES STEEL CORPORATIONTHE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR  PROPOSALS 2, 3 AND 4.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1c. Dan O. Dinges 1d. John J. Engel 1b. Patricia Diaz Dennis 1a. David B. BurrittProposal 1. Election of DirectorsProposal 2. Approval, in a non-binding advisory vote, of the compensation of certain executive officersProposal 3. Ratification of appointment of PricewaterhouseCoopers  LLP as independent registered public accounting firmProposal 4. Approval of the Amended and Restated 2016 Omnibus Incentive Compensation Plan 1f. Murry S. Gerber 1e. John V. Faraci 1g. Stephen J. Girsky 1h. Jeh C. Johnson 1i. Paul A. Mascarenas 1j. Michael H. McGarry 1k. Eugene B. Sperling 1l. David S. Sutherland 1m. Patricia A. TraceyI hereby instruct Fidelity Management Trust Company to vote the number of shares of United States Steel Corporation stock attributable to my account as specified above.SCAN TO VIEW MATERIALS & VOTEw

E91749-Z76236Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.UNITED STATES STEEL CORPORATION2020 Annual Meeting of StockholdersAttendance Card You are invited to attend the Annual Meeting of Stockholders on April 28, 2020. The Meeting will be held at U. S. Steel Tower, 600 Grant Street, 16th Floor, Pittsburgh, PA 15219 at 8:00 a.m. Eastern Time. Use of this attendance card is for our mutual convenience, and you have the right to attend the Meeting without this attendance card if you present personal photo identification. Attached is your 2020 Proxy Card.Duane D. Holloway Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary For personal use of the named stockholder(s) - not transferable. Please present this card at the registration desk upon arrival. Please bring a government-issued photo identification for admission to the meeting.UNITED STATES STEEL CORPORATIONAnnual Meeting of StockholdersApril 28, 2020 8:00 AMThis instruction card is solicited by Fidelity Management Trust CompanyAs a participant in the United States Steel Corporation Savings Fund Plan for Salaried Employees, you have the right to direct Fidelity Management Trust Company regarding how to vote the shares of United States Steel Corporation common stock attributable to your account at the Annual Meeting of Stockholders to be held on April 28, 2020. Your voting directions will be tabulated confidentially. Only Fidelity will have access to your individual voting directions.Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no direction is made or if the card is not signed, the shares attributable to your account will be voted in the same proportion as directions received from participants.Continued and to be signed on reverse side

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.E91750-Z76236For AgainstAbstainFor AgainstAbstain!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!UNITED STATES STEEL CORPORATION600 GRANT STREETROOM 1681PITTSBURGH, PA 15219ATTENTION: TUCKER J. KULPVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.UNITED STATES STEEL CORPORATIONTHE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR  PROPOSALS 2, 3 AND 4.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1c. Dan O. Dinges 1d. John J. Engel 1b. Patricia Diaz Dennis 1a. David B. BurrittProposal 1. Election of DirectorsProposal 2. Approval, in a non-binding advisory vote, of the compensation of certain executive officersProposal 3. Ratification of appointment of PricewaterhouseCoopers  LLP as independent registered public accounting firmProposal 4. Approval of the Amended and Restated 2016 Omnibus Incentive Compensation Plan 1f. Murry S. Gerber 1e. John V. Faraci 1g. Stephen J. Girsky 1h. Jeh C. Johnson 1i. Paul A. Mascarenas 1j. Michael H. McGarry 1k. Eugene B. Sperling 1l. David S. Sutherland 1m. Patricia A. TraceyI hereby instruct Fidelity Management Trust Company to vote the number of shares of United States Steel Corporation stock attributable to my account as specified above.SCAN TO VIEW MATERIALS & VOTEw

E91751-Z76236Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.UNITED STATES STEEL CORPORATION2020 Annual Meeting of StockholdersAttendance Card You are invited to attend the Annual Meeting of Stockholders on April 28, 2020. The Meeting will be held at U. S. Steel Tower, 600 Grant Street, 16th Floor, Pittsburgh, PA 15219 at 8:00 a.m. Eastern Time. Use of this attendance card is for our mutual convenience, and you have the right to attend the Meeting without this attendance card if you present personal photo identification. Attached is your 2020 Proxy Card.Duane D. Holloway Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary For personal use of the named stockholder(s) - not transferable. Please present this card at the registration desk upon arrival. Please bring a government-issued photo identification for admission to the meeting.UNITED STATES STEEL CORPORATIONAnnual Meeting of StockholdersApril 28, 2020 8:00 AMThis instruction card is solicited by Fidelity Management Trust CompanyAs a participant in the U. S. Steel Tubular Services Savings Plan, you have the right to direct Fidelity Management Trust Company regarding how to vote the shares of United States Steel Corporation common stock attributable to your account at the Annual Meeting of Stockholders to be held on April 28, 2020. Your voting directions will be tabulated confidentially. Only Fidelity will have access to your individual voting directions.Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no direction is made or if the card is not signed, the shares attributable to your account will be voted in the same proportion as directions received from participants.Continued and to be signed on reverse side

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.E91752-Z76236For AgainstAbstainFor AgainstAbstain!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!UNITED STATES STEEL CORPORATION600 GRANT STREETROOM 1681PITTSBURGH, PA 15219ATTENTION: TUCKER J. KULPVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.UNITED STATES STEEL CORPORATIONTHE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR  PROPOSALS 2, 3 AND 4.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1c. Dan O. Dinges 1d. John J. Engel 1b. Patricia Diaz Dennis 1a. David B. BurrittProposal 1. Election of DirectorsProposal 2. Approval, in a non-binding advisory vote, of the compensation of certain executive officersProposal 3. Ratification of appointment of PricewaterhouseCoopers  LLP as independent registered public accounting firmProposal 4. Approval of the Amended and Restated 2016 Omnibus Incentive Compensation Plan 1f. Murry S. Gerber 1e. John V. Faraci 1g. Stephen J. Girsky 1h. Jeh C. Johnson 1i. Paul A. Mascarenas 1j. Michael H. McGarry 1k. Eugene B. Sperling 1l. David S. Sutherland 1m. Patricia A. TraceyI hereby instruct Fidelity Management Trust Company to vote the number of shares of United States Steel Corporation stock attributable to my account as specified above.SCAN TO VIEW MATERIALS & VOTEw

E91753-Z76236Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.UNITED STATES STEEL CORPORATION2020 Annual Meeting of StockholdersAttendance Card You are invited to attend the Annual Meeting of Stockholders on April 28, 2020. The Meeting will be held at U. S. Steel Tower, 600 Grant Street, 16th Floor, Pittsburgh, PA 15219 at 8:00 a.m. Eastern Time. Use of this attendance card is for our mutual convenience, and you have the right to attend the Meeting without this attendance card if you present personal photo identification. Attached is your 2020 Proxy Card.Duane D. Holloway Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary For personal use of the named stockholder(s) - not transferable. Please present this card at the registration desk upon arrival. Please bring a government-issued photo identification for admission to the meeting.UNITED STATES STEEL CORPORATIONAnnual Meeting of StockholdersApril 28, 2020 8:00 AMThis instruction card is solicited by Fidelity Management Trust CompanyAs a participant in the USS 401(k) Plan for USW-Represented Employees, you have the right to direct Fidelity Management Trust Company regarding how to vote the shares of United States Steel Corporation common stock attributable to your account at the  Annual Meeting of Stockholders to be held on April 28, 2020. Your voting directions will be tabulated confidentially. Only  Fidelity will have access to your individual voting directions.Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no direction is made or if the card is not signed, the shares attributable to your account will be voted in the same proportion as directions received from participants.Continued and to be signed on reverse side

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.E91754-P32373For AgainstAbstainFor AgainstAbstain!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!UNITED STATES STEEL CORPORATION600 GRANT STREETSUITE 1500PITTSBURGH, PA 15219VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.UNITED STATES STEEL CORPORATIONTHE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1c. Dan O. Dinges 1d. John J. Engel 1b. Patricia Diaz Dennis 1a. David B. BurrittProposal 1. Election of DirectorsProposal 2. Approval, in a non-binding advisory vote, of the compensation of certain executive officersProposal 3. Ratification of appointment of PricewaterhouseCoopers  LLP as independent registered public accounting firmProposal 4. Approval of the Amended and Restated 2016 Omnibus Incentive Compensation PlanThe shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted: "FOR" the nominees in proposal 1 and "FOR" proposals 2, 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. 1f. Murry S. Gerber 1e. John V. Faraci 1g. Stephen J. Girsky 1h. Jeh C. Johnson 1i. Paul A. Mascarenas 1j. Michael H. McGarry 1k. Eugene B. Sperling 1l. David S. Sutherland 1m. Patricia A. TraceySCAN TO VIEW MATERIALS & VOTEw

E91755-P32373Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.UNITED STATES STEEL CORPORATION2020 Annual Meeting of StockholdersAttendance Card You are invited to attend the Annual Meeting of Stockholders on April 28, 2020. The Meeting will be held at U. S. Steel Tower, 600 Grant Street, 16th Floor, Pittsburgh, PA 15219 at 8:00 a.m. Eastern Time. Use of this attendance card is for our mutual convenience, and you have the right to attend the Meeting without this attendance card if you present personal photo identification. Attached is your 2020 Proxy Card.Duane D. Holloway Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary For personal use of the named stockholder(s) - not transferable. Please present this card at the registration desk upon arrival. Please bring a government-issued photo identification for admission to the meeting.UNITED STATES STEEL CORPORATIONAnnual Meeting of StockholdersApril 28, 2020 8:00 AMThis proxy is solicited on behalf of the Board of DirectorsThe undersigned hereby appoint(s) David B. Burritt and David S. Sutherland, or either of them, proxies to vote as herein directed on behalf of the undersigned at the Annual Meeting of Stockholders of United States Steel Corporation on April 28, 2020, and at any meeting resulting from an adjournment or postponement thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as indicated on the reverse side.Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no direction is made or if the card is not signed, the shares attributable to your account will be voted in the same proportion as directions received from participants.Continued and to be signed on reverse side